UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14a
PROXY STATEMENT
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HOPE BANCORP, INC.
(Name of Registrant as Specified in Its Charter)
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2025

PROXY
Statement

Hope Bancorp
Bankers. Experts. Neighbors.

Cautionary Information and Forward Looking Statements:
This Proxy Statement contains forward-looking statements regarding Hope Bancorp, Inc.'s current expectations within the meaning of the applicable securities laws and regulations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in the company filings with the Securities and Exchange Commission, including the Risk Factors section of Hope Bancorp, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. We assume no obligation to update any of these forward-looking statements.

Dear Fellow Stockholder,

On behalf of the Board of Directors and management of Hope Bancorp, Inc., it is my pleasure to invite you to the 2025 Annual Meeting of Stockholders to be held virtually on Thursday, May 22, 2025. We are asking stockholders to vote on three proposals this year, including the election of our 11 director nominees and the ratification of the appointment of our independent auditor.

Notice of internet availability of our proxy materials and a proxy card to our stockholders is being mailed on or about April 11, 2025. As always, your vote is important, regardless of the number of shares you hold, and we urge you to read this Proxy Statement and vote your shares. More information about this year’s Annual Meeting and how to vote can be found on the Notice from our Corporate Secretary that follows this letter. This is your opportunity to share your views with us; we value your feedback and take it into account as we continue to execute our responsibilities.

2024 Key Highlights

In 2024, we focused on improving our deposit base, reducing brokered deposits to 7% of total deposits at year-end, down from 10% at December 31, 2023. Loan growth inflected in the second half of the year, with loans receivable up 1% on an annualized basis from June 30, 2024, to December 31, 2024. In 2024, our strongest loan growth was in residential mortgage and SBA loans. Importantly, all our capital ratios expanded year-over-year. This positioned us well to capitalize on growth opportunities, including the acquisition of Territorial Bancorp Inc., which we announced in 2024 and completed in April 2025. This acquisition will contribute approximately $1.7 billion of core, low-cost deposits to our franchise and expand our footprint into the strategically important market of Hawaii.

Territorial Bancorp Merger

The merger with Territorial Bancorp Inc. the stock holding company of Territorial Savings Bank, was completed on April 2, 2025, effectively making Bank of Hope the largest regional bank catering to multi-cultural customers across the continental United States and Hawaii. Territorial is continuing to operate as Territorial Savings, a division of Bank of Hope. The strategic highlights of the merger include:

●  Adds a stable, low-cost core deposit base to the Company;

●  Accelerates the diversification of the Company’s loan mix through the addition of a residential mortgage portfolio with pristine asset quality;

●  Enhances the opportunity to grow Territorial’s market share by leveraging the combined Company’s larger balance sheet, resources and more extensive array of banking products and services; and

●  Expands the combined footprint to include the attractive Hawaii market with large Asian American and Pacific Islander communities.

2025 Los Angeles Wildfires

As one of the largest independent banks headquartered in Los Angeles, we were heartbroken to see the unprecedented destruction in our region from the 2025 Los Angeles wildfires. As a testament to our unwavering commitment to our customers and the communities we serve, we took a leading role in addressing the immediate and rebuilding needs of those impacted by the fires. We made a corporate donation of $100,000 to the United Way of Greater Los Angeles Wildfire Response Fund, which was established to address short-term needs and the longer-term recovery of the most vulnerable communities impacted by the devastating wildfires. In addition, our Bank of Hope team members stepped up with donations of more than $100,000, which were further supplemented by a Company match. We also made disaster forbearance available for our residential mortgage customers, whose homes were damaged or destroyed by the Los Angeles wildfires, and delegated resources to support our customers’ application process for SBA disaster loans and assistance programs.

Stockholder Engagement

Similar to the prior year, we actively pursued a stockholder outreach and engagement program in 2024. Based on the feedback we received in 2023 from our stockholders, we made notable changes to certain programs, which are disclosed herein beginning on page 5. We believe the program changes integrate the Company’s mission with stockholders’ views and ensure that our shared goals are well aligned. We are pleased by the positive feedback received as part of our stockholder outreach in 2024.

As we integrate the Territorial Savings operations and team into our organization, we look forward to strengthening our balance sheet, earnings and profitability. Our strong capital ratios and ample liquidity provide us with a robust cushion to navigate emerging macroeconomic and geopolitical volatility and to support prudent balance sheet growth. We look forward to leveraging the recent investments in our Company to deliver improved value for all our current and new stakeholders, and build opportunities for all our communities.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

Kevin S. Kim

Chairman, President & Chief Executive Officer

This Proxy Statement and the Company’s 2024 Annual Report on Form 10-K are available electronically online at www.envisionreport.com/HOPE

3200 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date Thursday, May 22, 2025	Time 10:30 AM Pacific Time	Virtual Meeting Via the Internet at: www.meetnow.global/HOPE2025	Record Date Close of Business on March 24, 2025

Voting Methods

By Internet	By Phone	By Mail
Before the Meeting, vote via the internet by visiting www.envisionreports.com/HOPE and select Cast Your Vote. During the Meeting, vote at www.meetnow.global/HOPE2025	Call the toll-free number 1-800-652-VOTE (8683) in the United States, US territories and Canada and following the recorded instructions.	Complete, sign and return the proxy card in the postage prepaid envelope provided.

See “General Information about the 2025 Annual Meeting of Stockholders” on page 75 for more detailed information. Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read this Proxy Statement in its entirety and vote.

AGENDA		Board Recommendation
1.	To elect the 11 director nominees as named in this Proxy Statement to serve on our Board of Directors until the 2026 annual meeting of stockholders.	FOR ALL
2.	To ratify the appointment of Crowe LLP as our independent auditor for 2025.	FOR
3.	To provide an advisory vote for approval of the 2024 compensation paid to our Named Executive Officers, as disclosed in this Proxy Statement.	FOR

We will also act on any other business that is properly raised at the Annual Meeting or any adjournment or postponement thereof. Note that holders of a majority of the outstanding shares must be present in person or by proxy for the Annual Meeting to be held. For purposes of the Annual Meeting, those who attend virtually will be considered in person.

We appreciate your continued support and look forward to your virtual participation.

By Order of the Board of Directors,

Angelee J. Harris

General Counsel and Corporate Secretary

April 11, 2025

We are committed to improving the value of our services as Bankers,

providing comprehensive financial solutions as Experts,

and being good Neighbors that foster growth for our customers and communities.

We believe the strength of the Bank lies in our experienced management team,

our focus on sound risk management and governance practices,

and our commitment to the communities that we serve.

Key Terms

Annual Meeting

The 2025 Annual Meeting of Stockholders to be held virtually on May 22, 2025, and any adjournments or postponements thereof.

ASC

Accounting standards codification.

Auditors

Crowe LLP.

Bank

Bank of Hope.

Board of Directors

Board of Directors of Hope Bancorp, Inc.

BOLI

Bank owned life insurance.

Bylaws

The Company’s amended and restated bylaws.

CEO

Chief Executive Officer.

Committees

Principal committees: (i) Audit Committee; (ii) Human Resources and Compensation Committee or “Compensation Committee”; and (iii) Nomination and Governance Committee or “Nomination Committee”.

Company

References to the “Company”, “we”, “our”, or “us” refer to Hope Bancorp, Inc., including our wholly owned subsidiary, Bank of Hope.

CD&A

Compensation discussion and analysis.

DGCL

Delaware General Corporation Law.

ERM

Enterprise risk management.

EPS

Earnings per share.

Equity ownership guidelines

The equity ownership guidelines for non-employee directors are set forth in the Stock Ownership Policy and the Corporate Governance Guidelines (3x the value of the annual retainer) and for the CEO in the Stock Ownership Policy (5x the base salary).

Exchange Act

The Securities and Exchange Act of 1934, as amended.

FASB

Financial accounting standards board.

FDIC

Federal Deposit Insurance Corporation.

GAAP

Generally accepted accounting principles.

ISO

Incentive stock option.

LTIP

Long-term incentive program.

M&A

Mergers and acquisitions.

NEO

Named Executive Officer. The Company’s NEOs for 2024 are listed in the “2024 Named Executive Officers” table under Proposal 3.

Notice

Notice of internet availability of proxy materials and a proxy card to the stockholders as of the Record Date.

PPNR

Pre provision net revenue.

PSUs

Performance share units.

Record Date

Stockholders of record as of the close of business on March 24, 2025.

ROAA

Return on average assets.

ROTCE

Return on average tangible common equity.

RSUs

Restricted stock units.

SAR

Stock appreciation rights.

SBA

Small business administration.

SEC

Securities and Exchange Commission.

Securities Act

The Securities Act of 1933, as amended.

Section 16 Officer

An officer of the Company described in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended.

STIP

Short-term incentive program.

Transfer Agent

Computershare.

TSR

Total stockholder return.

2016 Plan

Hope Bancorp, Inc. 2016 Incentive Compensation Plan.

2019 Plan

Hope Bancorp, Inc. 2019 Incentive Compensation Plan.

2024 Annual Report on Form 10-K

Annual Report on Form 10-K for the year ended December 31, 2024.

2024 Plan

Hope Bancorp, Inc. 2024 Equity Incentive Plan.

PROXY STATEMENT SUMMARY

This summary highlights information within this Proxy Statement. This summary does not contain all the information that you should consider and consequently, we encourage you to read this Proxy Statement in its entirety prior to voting. Terms that are used consistently throughout this Proxy Statement may not always be redefined throughout; therefore, please refer to the “Key Terms” at the beginning of this Proxy Statement for ease of reference.

Our Company

Hope Bancorp, Inc. is the holding company of Bank of Hope, the only regional Korean American bank in the country. As of December 31, 2024, the Company had total assets of $17.1 billion, gross loans of $13.6 billion and total deposits of $14.3 billion.

With the addition of Territorial Savings, a division of Bank of Hope, effective April 2, 2025, the Company became the largest regional bank catering to multi-cultural customers across the continental United States and Hawaii. Headquartered in Los Angeles, the Bank provides a full suite of commercial, corporate and consumer loans, deposit and fee-based products and services, including commercial and commercial real estate lending, SBA lending, residential mortgage and other consumer lending; treasury management services, foreign currency exchange solutions, interest rate risk-hedging products, and international trade financing, among others. The Bank operates 46 full-service branches in California, New York, New Jersey, Washington, Texas, Illinois, Alabama, and Georgia under the Bank of Hope banner, and 29 branches in Hawaii under the Territorial Savings banner. The Bank also operates SBA loan production offices, commercial loan production offices, and residential mortgage loan production offices throughout the United States, and a representative office in Seoul, South Korea.

The timeline below summarizes our evolution to become the largest regional bank catering to multi-cultural customers across the continental United States and Hawaii.

1	2025 PROXY STATEMENT

Proxy Statement Summary

Nationwide Presence Anchored in Asian American Communities

The Largest Regional Bank Catering to Multi-Cultural Customers Across the Continental United States and Hawaii

2025 PROXY STATEMENT	2

Proxy Statement Summary

Corporate Governance (page 19)

Director Nominees at the Annual Meeting

Our Board currently consists of 12 directors, 11 of whom are standing for re-election. Director William J. Lewis has made the decision not to stand for re-election at the expiration of his term. Mr. Lewis previously notified the Company that he will retire from the Board following the 2025 Annual Meeting.

Each of the 11 individuals identified below are standing for re-election at the Annual Meeting. All director nominees have agreed to serve as directors of the Company, each for a one-year term until the 2026 annual meeting of stockholders, and until their successors are duly elected and qualified.

Director Nominees	Current Position	Age(1)	Independence	Principal Occupation
Kevin S. Kim	Chairman, President & Chief Executive Officer	67		Banker | Attorney | Accountant
Dale S. Zuehls	Lead Independent Director	74	✓	Auditor | Consultant | Entrepreneur
Steven S. Koh	Honorary Chairman	79		Entrepreneur
Donald D. Byun	Director	73	✓	Retired Entrepreneur
Jinho Doo	Director	69	✓	Retired Portfolio Manager | Financial Analyst
Daisy Y. Ha	Director	50	✓	Attorney
Joon Kyung Kim	Deputy Lead Independent Director	66	✓	Retired Auditor
Rachel H. Lee	Director	40	✓	Former Private Equity Partner
David P. Malone	Director	74	✓	Retired Banker | Accountant
Lisa K. Pai	Director	65	✓	Retired Banker | Attorney
Scott Yoon-Suk Whang	Director	79	✓	Retired Entrepreneur

(1)	As of the Record Date.

3	2025 PROXY STATEMENT

Proxy Statement Summary

Of the 11 director nominees at the Annual Meeting, nine of the director nominees are independent as defined under SEC rules and the applicable Listing Rules of the Nasdaq Stock Market. The director nominees that are not determined to be independent are: our Chairman, President and Chief Executive Officer, Kevin S. Kim as he is a member of management; and our Honorary Chairman, Steven S. Koh as he is the father of our Chief Operating Officer, Peter J. Koh.

We believe that the broad range of diverse skills, backgrounds and experience of our director nominees are integral to the effectiveness of the Board. For more information about our director nominees and their qualifications, please refer to page 13.

Corporate Governance Highlights

Diverse Board Composition to Provide Independent Oversight

●

Our directors have the professional acumen and demonstrative success in executive fields relevant to the Company’s business and operations and contribute to the Board’s effective oversight of management and its diversity across a range of attributes, skills and expertise.

●	The composition of our Audit, Compensation and Nomination Committees are 100% independent.

Independent Oversight of Our Business and Operations

●	Oversee the business and operations of the Company based on sound governance practices and an effective leadership structure.

●	Review and approve our strategic plan and oversee our strategic objectives and corporate responsibilities.

●	Oversee the Company’s financial and accounting processes and the quality and integrity of the Company’s financial statements and internal controls.

●	Oversee the Company’s enterprise-wide risk management program and manage the asset and liability function.

●	The Board and its Committees may retain or obtain the advice of independent legal, financial and other advisors.

●	Evaluate the CEO’s performance and compensation.

Strong Independent Leadership with Defined Roles and Responsibilities

●	In accordance with the Company’s Lead Independent Director Guidelines, we have a Lead independent Director that is separate from the combined role of our Chairman, President & Chief Executive Officer.

●	Executive sessions of the independent directors are conducted by the Lead Independent Director at regularly scheduled meetings or as needed.

●	The Nomination Committee annually reviews the performance and effectiveness of the Board and its Committees.

●	The Lead Independent Director coordinates a separate, annual evaluation process of the Chairman of the Board.

●

In conjunction with the annual review and assessment of the Board structure, our Nomination Committee recommended, and the Board approved, the appointment of Dale S. Zuehls to serve as Lead Independent Director, replacing Scott Yoon-Suk Whang; and Joon Kyung Kim to serve as Deputy Lead Independent Director, replacing Dale S. Zuehls effective May 23, 2024. These appointments support the Company’s objectives around Board independence, continuity and succession planning.

Governance Practices that Support Board Effectiveness and Stockholder Interests

●	Annual board and committee evaluations.

●	Stockholder rights include:

¡	proxy access as detailed in our Bylaws; and

¡	right to call a special meeting for stockholders owning 10% or more of our stock.

●	Insider Trading, anti-hedging and anti-pledging policies.
●	Code of conduct.

●	Annual election of directors.

●	Directors elected by a plurality-plus voting standard coupled with a mandatory resignation policy for nominees who fail to achieve an affirmative majority of the votes cast for election.

●	Equity ownership guidelines for directors.

●	Active engagement with stockholders.

2025 PROXY STATEMENT	4

Proxy Statement Summary

2024 Compensation Discussion and Analysis (page 41)

Compensation Philosophy and Objectives

We believe that the most effective executive compensation programs align the interests of Named Executive Officers (“NEO”) with those of stockholders. A properly structured compensation program will reinforce and support the development of a strong performance-oriented culture within the Company to achieve specific short and long-term strategic objectives while taking into consideration potential risk implications, such as discouraging imprudent risk-taking that threatens the long-term value of the Company.

2024 Say-on-Pay Compensation Decisions

At our 2024 annual meeting of stockholders, approximately 97% of the votes cast for say-on-pay approved our executive compensation decisions. Stockholders made it clear that they are pleased with the significant changes we made to our program, which were influenced by feedback we received from our stockholders in the fall of 2023 following a robust stockholder outreach campaign.

During that campaign, we proactively reached out to stockholders representing 67% of our outstanding shares and conducted meetings with stockholders representing approximately 38% of our outstanding shares. The Chair of the Human Resources and Compensation Committee (“Compensation Committee”) participated in all meetings and shared the feedback directly with the other Compensation Committee members, as well as the full Board.

The following summarizes what the feedback we received from stockholders during our engagement activities, and the actions we took in 2024 to address their input on NEO compensation. We believe these changes create a stronger incentive structure that continues to incentivize the senior leadership team to execute strategies that drive our business results and reflect our investors’ preferences. We continue to maintain an open dialogue with our stockholders. In the fall of 2024, we again engaged with our stockholders, by reaching out to stockholders representing 69% our outstanding shares and held meetings with stockholders representing approximately 16% of our outstanding shares. Those with whom we met affirmed their support for our program.

What We Heard from Stockholders	What We Did

Stockholders would prefer stronger alignment between the overall compensation structure for the CEO and other NEOs

●  Implemented a weighted scorecard under the Short-Term Incentive Plan (“STIP”) for all NEOs that places an emphasis on financial performance:

¡  80% based on achievement of pre-determined financial objectives

¡  20% is a discretionary payment based on achievement of individual objectives

Stockholders would like to see diverse use of performance metrics in the incentive plans	● Restructured the STIP and LTIP to remove overlapping performance metrics, and use a balanced mix of absolute and relative measures across the plans

Stockholders favor three-year performance measurement periods for all Long-Term Incentive Plan (“LTIP”) goals	● Eliminated 12-month EPS goal under the LTIP — actual Performance Share Unit (“PSU”) awards earned are now based on performance results after the end of a three-year performance period

5	2025 PROXY STATEMENT

Proxy Statement Summary

Our executive compensation program has three primary elements: base salary, annual cash incentives (under our STIP), and long-term equity incentives (under our LTIP). Based on our performance and consistent with the design of our program based on the changes described above, the Compensation Committee made the following executive compensation decisions for fiscal year 2024 with respect to these elements:

Base Salary

We approved base salary increases for all NEOs for fiscal 2024, with larger increases approved for Peter J. Koh and Kyu S. Kim of 11.4% and 7.2%, respectively. Our Chief Executive Officer Kevin S. Kim received a base salary increase of 4.8% and Julianna Balicka and Thomas P. Stenger received increases of 4.4% and 4.1%. respectively. See ‘‘2024 Executive Compensation Program in Detail – Base Salary” under Proposal 3.

Short-Term Incentive Program (“STIP”)

Consistent with financial performance and strategic achievements of the Company, STIP awards to the NEOs were paid out below target. See “2024 Executive Compensation Program in Detail – Annual Incentive Awards” under Proposal 3.

Long-Term Incentive Program (“LTIP”)

The 2024 LTIP awards granted to our NEOs are 50% time-vested Restricted Stock Units (“RSUs”) were 50% PSUs over three years. Consistent with the terms of the 2022 LTIP, the NEOs earned 70% of their target PSUs for the 2022 – 2024 performance cycle. See “2024 Executive Compensation Program in Detail – Long-Term Equity Incentive Awards” under Proposal 3.

Best Compensation Practices & Policies

Our executive compensation program is reinforced by the following best-practice governance standards which encourage prudent decision-making and prevent excessive risk-taking behavior through the following processes, policies and practices:

●	Stock ownership policy;

●	Clawback policy;

●	No automatic “single trigger” vesting upon a change of control;

●	Independent compensation consultant retained and consulted, as needed; and

●	No excessive perquisites.

2025 PROXY STATEMENT	6

Proxy Statement Summary

Annual Meeting Overview (page 75)

To assist you in reviewing the proposals to be acted upon at the 2025 Annual Meeting, below is a summary of certain relevant information. This summary does not contain all the information you should consider. You should review this entire Proxy Statement and our 2024 Annual Report on Form 10-K before voting. Your vote is important. Only stockholders of record as of the close of business on the Record Date listed below are entitled to notice of, and to vote at, the Meeting or at any postponement or adjournment thereof. On or about April 11, 2025, we mailed the Notice of proxy materials and a proxy card to our stockholders.

Date and Time	Internet Address for Virtual Meeting	Record Date
Thursday, May 22, 2025 10:30 AM Pacific Time	www.meetnow.global/HOPE2025	March 24, 2025

Items of Business

Proposal	Description	Board Recommendation	Page No.
1.	Election of Directors. Election of the 11 director nominees as named in this Proxy Statement, each for a one-year term expiring at the 2026 annual meeting of stockholders.	FOR ALL	8
2.	Ratification of Auditor. Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.	FOR	33
3.	Advisory Vote to Approve Executive Compensation. Approval, on an advisory and non-binding basis, to approve the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement.	FOR	36

7	2025 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Executive Summary

Our Board currently consists of 12 directors. As previously reported by the Company, Director William J. Lewis has elected not to stand for re-election at the Annual Meeting due to his impending retirement from the Board at the expiration of his term effective at the 2025 Annual Meeting. The remaining 11 incumbent directors have all elected to stand for re-election at the 2025 Annual Meeting.

Mr. Lewis’ decision to retire from the Board was not the result of any disagreements with the Board or the Company on matters related to the Company’s operations, policies or practices. The Board would like to thank Mr. Lewis for his valuable contributions to the Company and the Board since his appointment in 2014.

Nominees for Director at the Annual Meeting

Our Board has nominated each of the 11 director nominees listed below, to serve as directors of the Company, each for a one-year term expiring at the 2026 annual meeting of stockholders, and until their successors are duly elected and qualified.

Director Nominee | Director Since	Age(1)	Independent	Professional or Relevant Experience

Kevin S. Kim Chairman, President & CEO Director since 2011	67		Banker | Attorney | Accountant

Dale S. Zuehls Lead Independent Director Director since 2014	74	✓	Auditor | Consultant | Entrepreneur

Steven S. Koh Honorary Chairman Director since 2016	79		Entrepreneur

Donald D. Byun Director since 2016	73	✓	Retired Entrepreneur

Jinho Doo Director since 2014	69	✓	Retired Portfolio Manager | Financial Analyst

Daisy Y. Ha Director since 2016	50	✓	Attorney

Joon Kyung Kim Deputy Lead Independent Director Director since 2020	66	✓	Retired Auditor

Rachel H. Lee Director since 2024	40	✓	Former Private Equity Partner

David P. Malone Director since 2014	74	✓	Retired Banker | Accountant

Lisa K. Pai Director since 2021	65	✓	Retired Banker | Attorney

Scott Yoon-Suk Whang Director since 2007	79	✓	Retired Entrepreneur

(1)	As of the Record Date.

2025 PROXY STATEMENT	8

Proposal 1

Each of the 11 director nominees named in this Proxy Statement has agreed to serve if elected and the Board has no reason to believe that any director nominee will become unavailable to serve as a director. The proxy holders named on the proxy card will vote all proxies for the election of the 11 director nominees listed above, unless authority to vote for the election of any of the director nominees is withheld.

If any of the director nominees should become unable to serve as a director, the proxies solicited hereby may be voted for a substitute nominee designated by the Board. The 11 director nominees receiving the highest number of affirmative votes of the shares entitled to be voted at the Annual Meeting shall be elected as directors. Withheld votes and broker non-votes will have no effect on the election of director nominees. However, those failing to receive a majority of the votes cast for election are required to tender their resignation. See “Actions Required if Any Director Nominee Does Not Receive the Required Majority Vote” under General Information.

We believe that each director nominee has the skills, experience and qualifications we seek in our directors, and that the combination of the director nominees standing for election will allow for an effective, engaged and well-functioning Board that serves both the Company and its stockholders.

Board Recommendation

At the recommendation of the Nomination Committee, the Board has nominated each of the 11 individuals for election to our Board, each for a one-year term, ending on the date of the 2026 annual meeting of stockholders. Each director nominee has consented to being named as a director nominee in this Proxy Statement and has agreed to serve if elected.

The Board recommends a vote “FOR” ALL of the director nominees identified in Proposal 1.

9	2025 PROXY STATEMENT

Proposal 1

Director Nomination Process

As specified in the charter of the Nomination & Corporate Governance Committee (“Nomination Committee”), the Nomination Committee is appointed by the Company’s Board and, among other things, continually considers potential director candidates as part of its board succession planning process.

The Nomination Committee considers many factors in nominating directors to serve on the Board, including the following:

●	diversity of professional disciplines and backgrounds;

●	experience in business, finance or administration;

●	familiarity with national and international business matters;

●	familiarity and experience with the commercial banking industry;

●	personal prominence and reputation in the community, and ability to enhance the reputation of the Company in the business community;

●	availability of time to devote to the work of the Board and one or more of its committees;

●	specific qualifications which complement and enhance the overall core competencies of the Board and/or committee assignments;

●	activities and associations of each candidate;

●	interests of the stockholders as a whole;

●	independence determination;

●	how the candidate will further the strategic goals of the Company;

●	how the candidate’s skill set fills a specific need identified by the Nomination Committee; and

●	the extent to which a nominee may otherwise add diversity to the Board.

The below diagram describes the ongoing process to identify qualified candidates for board service and the director nomination process for the Company’s annual meeting of stockholders:

Stockholder Recommended Candidates

The Nomination Committee will utilize the same standards for evaluating director candidates recommended by stockholders as it does for candidates proposed by the Board or members thereof.

Nominations, other than those made by or at the direction of the Board or by the Nomination Committee, may only be made pursuant to timely notice in writing to the Corporate Secretary of the Company as provided in our Bylaws. To be timely (including a request for inclusion of a director nominee pursuant to Rule 14a-19 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”)), a stockholder’s notice must be received at the principal executive offices of the Company (i) in the case of an annual meeting of the stockholders, not less than 100 days, nor more than 120 days, prior to the first anniversary of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting of stockholders is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must

2025 PROXY STATEMENT	10

Proposal 1

be so received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the annual meeting of stockholders was first given or made by the Company, and (ii) in the case of a special meeting of the stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the special meeting was first given or made by the Company.

A stockholder’s written nomination notice to the Corporate Secretary of the Company must set forth the following as to each person whom the stockholder proposes to nominate for election or reelection as a director:

●	the name, age, business address and residence address of the person;

●	the principal occupation or employment of the person;

●	the class and number of shares of capital stock of the Company that are beneficially owned by the person;

●

any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Exchange Act and the rules and regulations of the SEC promulgated thereunder; and

●	whether such person has filed or intends to file with any bank regulatory bodies any notice, application or other filing concerning a change of control of the Company or any of its subsidiaries.

In addition, upon the Company’s request, any proposed director nominee must promptly (but in any event within ten (10) days of the Company’s request) complete and return a director questionnaire to be provided by the Company.

Additionally, the written nomination must also include the following information about the stockholder giving the notice:

●	the name and record address of the stockholder;

●	the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder;

●

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationship, between or among such stockholder and any other beneficial owner of the Company’s stock, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

●	whether the stockholder has filed or intends to file with any bank regulatory bodies any notice, application or other filing concerning a change of control of the Company or any of its subsidiaries.

Further, if a stockholder will solicit proxies for a nominee or nominees other than the Company’s nominees in accordance with Rule 14a-19, such stockholder notice must also provide:

●	all other information required by Rule 14a-19;

●	each proposed director nominee’s written consent to being named in the Company’s proxy statement for the applicable meeting and the associated proxy card;

●

a written representation and undertaking that such stockholder intends to deliver a proxy statement and/or form of proxy to holder of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors in accordance with Rule 14a-19, and that a statement to such effect will be included in such stockholder’s proxy statement; and

●

a written representation and undertaking that such stockholder will comply with all requirements of the Exchange Act and the regulations promulgated thereunder, including but not limited to Rule 14a-19 and all other requirements of Regulation 14A (as such rule and regulations may be amended or interpreted from time to time by the SEC, including through any staff interpretations related thereto).

11	2025 PROXY STATEMENT

Proposal 1

In addition, the stockholder shall provide the Company a written certification within 10 days prior to the meeting for the election of directors (or any adjournment, postponement or rescheduling thereof) with reasonable documentary evidence that such stockholder has complied with the representations and undertakings made pursuant to the last two bullet points set forth above.

Finally, the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the procedures for the same, which are set forth in full in the Company’s Bylaws.

The Board (and any other person or committee authorized by the Board) shall have the power and duty to determine whether a nomination was made in accordance with the procedures and other requirements set forth in the Company’s Bylaws (including compliance with Rule 14a-19) and, if any proposed nomination was not made in compliance with the Bylaws, to declare that such nomination shall be disregarded, in each case, acting in good faith; provided that, if any determination must be made at a meeting of the stockholders, the chair of the meeting shall have the power and duty, acting in good faith, to make such determination, unless otherwise determined by the Board. Any determination adopted in good faith by the Board (or any other person or committee authorized by the Board) or the chair of the meeting, as the case may be, shall be binding on all persons, including the Company and its stockholders (including any beneficial owners).

Board Composition

Our Bylaws and Certificate of Incorporation provide that the number of directors on the Board may be no less than 5 and not more than 25, with the exact number to be fixed by the Board or its stockholders. Our current Board consists of 12 directors who come from diverse backgrounds, drawing on their substantial experience in business, finance, public accounting, law, banking, and risk management. Following the Annual Meeting if all director nominees are elected by our stockholders, our Board will be fixed at 11 directors. Our Board believes that the composition of the Board should provide our Company with the combined skills, experience and differing perspectives to support effective and engaged Board members.

The charts below reflect the composition of the Board if all 11 director nominees are elected by our stockholders at the Annual Meeting. Our Board believes that the combination of expertise, diversity and independence of these 11 individuals supports a well-balanced Board.

Ethnic Diversity	Independence

2025 PROXY STATEMENT	12

Proposal 1

Overview of Director Nominee Qualifications and Experience

Our slate of director nominees consists of senior leaders with expertise in financial services, banking and regulatory compliance, and corporate governance. The chart below depicts an overview of the key industry experience and qualifications of our 11 director nominees. While taken into consideration by our Board in connection with the director nomination process, this chart does not encompass all of the qualifications and experience of our director nominees, who also have substantial experience in community relations, credit risk management, and board and committee leadership, among other skills. For more information about the qualifications and expertise considered by our Board for all director nominees, see “Director Nomination Process” under this Proposal 1.

Director Nominee Biographies

The section contains the biographical information of each of our 11 director nominees, all of whom have been nominated by the Board to stand for election at the Annual Meeting. The biographies below contain information about each of the director nominees, including their principal occupation, business experience and qualifications to serve on the Board.

There are no arrangements or understandings by which any of the directors or nominees for director of the Company were selected. Other than Director Steven S. Koh, whose son, Peter J. Koh, currently serves as Chief Operating Officer of Bank of Hope, there are no family relationships between any of the directors, nominees or executive officers. None of our director nominees has been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our director nominees during the last ten years that we consider material to the evaluation of the ability and integrity of any director.

13	2025 PROXY STATEMENT

Proposal 1

For biographical information of our Chairman and Director Nominee, Kevin S. Kim, see page 38 for the Officer biography of Mr. Kim who also serves as President and Chief Executive Officer.

Dale S. Zuehls
Lead Independent Director & Director Nominee Age: 74 Committee Membership: Compensation Committee (Chair) Audit Committee Nomination Committee

Dale S. Zuehls was appointed to the Boards of Hope Bancorp, Inc. and Bank of Hope effective March 20, 2014. He was appointed as the Lead Independent Director effective May 23, 2024, after serving as the Deputy Lead Independent Director since February 1, 2024. Mr. Zuehls has more than 45 years of experience in areas of complex auditing, accounting, fraud and forensic accounting, complex tax issues, performance measurement and related consulting matters. Since 2002, his firm, Zuehls, Legaspi & Company, has provided specialized advisory services in the areas of auditing and tax, and fraud, forensic and litigation support. In addition to being a certified public accountant, Mr. Zuehls has a Ph.D. in accounting, holds a law degree and is a Certified Fraud Examiner. Previously, Mr. Zuehls held various leadership positions at KPMG and Arthur Andersen & Co., two of the largest international public accounting firms in the world.

A recognized expert in complex accounting matters, Mr. Zuehls has taught in Ph.D. and Masters’ programs at several Southern California universities and has held numerous seminars on various accounting and tax issues. He serves on the Audit Committee of Cal State LA Foundation, the largest research foundation at California State University, Los Angeles. Mr. Zuehls earned his B.S. in Accounting at California State University, Los Angeles, and a J.D. from Southwestern University School of Law in Los Angeles.

Director Nominee Qualifications and Expertise

●  Audit, accounting and financial reporting

●  Executive and incentive compensation and benefits

●  Human capital management and succession planning

Steven S. Koh
Honorary Chairman & Director Nominee Age: 79 Committee Membership: Board Risk Committee Executive Committee

Steven S. Koh was named Honorary Chairman of the Board on July 6, 2017, in recognition of his 30-plus years of service on the Board, including with the former Wilshire Bancorp and Wilshire Bank, of which he served as Chairman for 24 years. Upon the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc., and their respective subsidiaries, BBCN Bank and Wilshire Bank, effective July 29, 2016, Mr. Koh was appointed Chairman of the Boards of Hope Bancorp, Inc. and Bank of Hope. Previously, he served as a director of Wilshire Bank since 1986 and as its Chairman since 1993, and as the Chairman of Wilshire Bancorp, Inc. the holding company of Wilshire Bank, which was formed in 1993. Mr. Koh is the Chairman of Pacific Steel Corporation, an international steel trading and nationwide distributing company that he founded in 1973. In addition to being well recognized for his contributions to the Korean-American banking industry in Los Angeles, Mr. Koh is highly regarded for his active involvement in community affairs, including the Overseas Korean Traders Association (OKTA) and numerous philanthropic activities for the Korean-American and surrounding ethnic communities.

Mr. Koh is the first and only Korean American to serve on the board of directors of Cedars-Sinai, a major healthcare organization in Los Angeles to which he was appointed to in 2016. He received his B.A. and honorary Ph.D. from Yonsei University in Seoul, Korea. He also completed the Executive Management Program at the UCLA Anderson School of Management, the graduate business school at the University of California, Los Angeles.

Director Nominee Qualifications and Expertise

●  Finance, capital markets and M&A

●  Financial services industry

●  Strategic planning, business development and operations

2025 PROXY STATEMENT	14

Proposal 1

Donald D. Byun
Director Nominee Age: 73 Committee Membership: Nomination Committee Executive Committee

Donald D. Byun has served as a director of Hope Bancorp, Inc. and Bank of Hope formerly known as BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. Prior to that, he served on the board of directors of the former Wilshire Bancorp and Wilshire Bank from 2004 to 2007 and was re-appointed to the board in July 2009, and served through the merger with BBCN. Mr. Byun established Jay Dee, Inc., an apparel manufacturer, in 1993 and served as its President and Chief Executive Officer until his retirement in 2013. He is also the Founder of OTO Sportswear, where he served as its President and Chief Executive Officer from 1988 to 2010. From 2000 to 2004, Mr. Byun served as a director of Los Angeles-based Pacific Union Bank until its acquisition by Hanmi Bank in April 2004.

Mr. Byun earned his B.A. in Economics from the College of Economics and Business Administration at Yonsei University in Seoul, Korea.

Director Nominee Qualifications and Expertise

●  Executive leadership and management roles

●  Financial services industry

●  Human capital management and succession planning

Jinho Doo
Director Nominee Age: 69 Committee Membership: Audit Committee Nomination Committee Board Risk Committee

Jinho Doo has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since October 29, 2014. From 2012 to 2020, Mr. Doo was Chief Executive Officer of New York City-based Key Capital Management, LLC, where he managed a hedge fund. From 2007 to 2012, Mr. Doo was Chief Executive Officer of JSD Investment Advisory Services, LLC, based in Los Angeles, during which time he provided investment advisory services to Korean American community banks and foreign exchange consulting services to financial institutions. Previously, Mr. Doo was a Managing Director at DaeYu Investment Management Co, LTD, in Seoul, Korea and served as Director, Head of Korean Desk, Bonds Division at BZW Asia Hong Kong, an affiliate of Barclays Capital, in Hong Kong.

Mr. Doo began his professional career in 1982 as a foreign exchange trader at Standard Chartered Bank, Seoul Branch. In 1988, he joined Los Angeles-based Hanmi Bank, from which he retired in 1996 as Vice President and Manager of the Investment and Accounting department. Mr. Doo earned his B.A. in Portuguese with a minor in Economics from Hankuk University of Foreign Studies in Seoul, Korea and his M.S. in Finance from Texas A&M University in College Station, Texas.

Director Nominee Qualifications and Expertise

●  Accounting, auditing and financial reporting

●  Executive leadership and management roles

●  Finance, capital markets and financial services

15	2025 PROXY STATEMENT

Proposal 1

Daisy Y. Ha
Director Nominee Age: 50 Committee Membership: Audit Committee Compensation Committee

Daisy Y. Ha has served as a director of Hope Bancorp, Inc. and Bank of Hope since the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. and their respective subsidiaries BBCN Bank and Wilshire Bank effective July 29, 2016. Previously, she served on the board of directors of the former Wilshire Bancorp and Wilshire Bank from January 2014. Ms. Ha began her legal career as a term law clerk to a United States district court judge in 2000. The following year, she joined the employment law department of Paul Hastings, where she litigated and provided advice on matters of employment law. In 2004, Ms. Ha returned to the United States District Court as a career law clerk, assisting in a variety of areas, including general civil law and criminal law. In 2011, she was an appellate court attorney for the California Courts of Appeal.

Ms. Ha received her B.A., cum laude, from Williams College in Williamstown, Massachusetts and her J.D. from University of California, Berkeley, School of Law.

Director Nominee Qualifications and Expertise

●  Corporate governance and ethics

●  Executive and incentive compensation and benefits

●  Human capital management and succession planning

Joon Kyung Kim
Deputy Lead Independent Director & Director Nominee Age: 66 Committee Membership: Audit Committee (Chair) Nomination Committee Board Risk Committee

Joon Kyung Kim has served as a director of Hope Bancorp, Inc. and Bank of Hope since October 1, 2019 and was recently appointed to serve as the Board’s Deputy Lead Independent Director effective May 23, 2024. He is a Certified Public Accountant and retired from KPMG LLP on September 30, 2019, in accordance with the firm’s mandatory retirement policy, after having served as National Partner in Charge of KPMG’s Korean practice since 2005. Having joined the firm in 1983, Mr. Kim was promoted to a Partner in 1999 and led financial statement audits, operational reviews, credit risk management reviews, and performance improvement, regulatory and internal control advisements across a broad spectrum of industries, including banking, electronics, automotive, trading and distribution. He also performed strategic consulting projects for international corporations with an emphasis on preparing for disruptive technologies and a rapidly changing global environment. Previously, Mr. Kim served as a field examiner for the Department of Financial Protection and Innovation, formerly known as California State Department of Corporations, from 1981 to 1983.

Mr. Kim also served on the board of directors of DZS, Inc. (NASDAQ: DZSI) since 2019 as a member of the Audit, Compensation, and Nominating and Corporate Governance Committees, until his resignation on March 14, 2025. Mr. Kim earned his B.S. degree in Business Administration from the Haas School of Business at the University of California, Berkeley.

Director Nominee Qualifications and Expertise

●  Accounting, auditing and financial reporting

●  Banking and regulatory compliance

●  Finance and capital markets

2025 PROXY STATEMENT	16

Proposal 1

Rachel H. Lee
Director Nominee Age: 40 Committee Membership: Audit Committee Board Risk Committee

Rachel H. Lee was appointed to the Boards of Hope Bancorp, Inc. and Bank of Hope effective May 23, 2024. She has 17 years of finance and investment experience and over 10 years of board-related experience at growth-oriented companies, including publicly traded entities. Ms. Lee was appointed to the board of directors of Applied Digital Corporation (NASDAQ: APLD) in February 2024. She also serves on the board of directors of Legacy Franchise Concepts. Prior to that, she has served on the boards of various other companies, including Cooper’s Hawk Winery & Restaurants from 2019 to 2022, Floor and Decor Holdings, Inc. (NYSE: FND) from 2015 to 2021, and Insight Global from 2014 to 2016, among others. Ms. Lee is a former Partner and Head of the Consumer Private Equity practice at Ares Management Corporation (NYSE: ARES), which she departed in December 2022. At Ares, she was responsible for all aspects of deal activity from origination to monetization, including due diligence, debt capital raises, tack-on acquisitions, legal negotiations, and initial public offerings.

Ms. Lee holds a B.S. in Business Administration and a B.S. in Accounting from the University of Southern California.

Director Nominee Qualifications and Expertise

●  Executive and incentive compensation and benefits

●  Finance, capital markets and M&A

●  Strategic planning, business development and operations

David P. Malone
Director Nominee Age: 74 Committee Membership: Board Risk Committee (Chair)

David P. Malone has served as a director of Hope Bancorp, Inc. and Bank of Hope, formerly known as BBCN Bancorp, Inc. and BBCN Bank, since May 2014. From May 2017 until his retirement on December 31, 2021, Mr. Malone served in various employment and advisory roles at Bank of Hope, which included Chief Operating Officer, President and Advisor until March 31, 2022, then as Interim Chief Financial Officer and an advisor to Hope Bancorp, Inc. from January 6, 2023, to April 30, 2023. Prior to joining the Hope Bancorp Board, Mr. Malone held various executive management roles at Community Bank in Pasadena, including as its Chairman, President and Chief Executive Officer. During his 15 years at Community Bank, Mr. Malone was responsible for transforming the company into a relationship-oriented community bank, developing a high-performing sales culture, introducing new business lines, and expanding the bank’s geographical footprint. Under Mr. Malone’s leadership, Community Bank grew into one of the leading financial institutions in Southern California, with more than $3 billion in assets and 17 offices across five counties.

Mr. Malone began his professional career as a certified public accountant with Arthur Andersen, where he later served as a Senior Manager, providing strategic and operational consulting services to financial institutions in the Western United States. Mr. Malone currently serves as Chairman of the advisory board of the David Nazarian College of Business and Economics, California State University, Northridge (CSUN) and is a member of CSUN’s foundation board. Mr. Malone earned his B.S. degree in Accounting from CSUN.

Director Nominee Qualifications and Expertise

●  Accounting, auditing and financial reporting

●  Banking and regulatory compliance

●  Credit review and management

17	2025 PROXY STATEMENT

Proposal 1

Lisa K. Pai
Director Nominee Age: 65 Committee Membership: Board Risk Committee Executive Committee

Lisa K. Pai has served as a director of Hope Bancorp, Inc. and Bank of Hope since December 8, 2021. She brings 26 years of experience serving in general counsel and corporate secretary capacities at various Korean American banks in Los Angeles. Most recently, she served as Executive Vice President, General Counsel and Corporate Secretary of Hope Bancorp, Inc. and Bank of Hope from 2016 until her retirement in 2020. Previously, Ms. Pai served as Executive Vice President, Chief Legal & Human Resources Officer and Corporate Secretary of Wilshire Bancorp, Inc. and Wilshire Bank from 2012 to 2016. Prior to that, Ms. Pai served in similar capacities for BBCN Bancorp, Inc., Nara Bancorp, Inc. and Center Financial Corporation and their wholly owned subsidiaries. Before joining the banking industry, Ms. Pai practiced law at Thelen, Marrin, Johnson and Bridges from 1990 to 1994. Following her retirement from Bank of Hope, Ms. Pai served on the board of directors of First Choice Bank from April 2021 through July 2021.

Ms. Pai has been an active member of the community throughout her professional career, having served in board and advisory roles for the Hope Scholarship Foundation, a charitable subsidiary of Bank of Hope, the Center for the Pacific Asian Family, a non-profit organization, Los Angeles County Bar Association, Korean American Bar Association of Southern California, and UCLA Asian Pacific Alumni Association. Ms. Pai earned her B.A. in Economics from the University of Chicago and her J.D. from University of California, Los Angeles, School of Law.

Director Nominee Qualifications and Expertise

●  Banking and regulatory compliance

●  Corporate governance and ethics

●  Executive leadership and management roles

Scott Yoon-Suk Whang
Director Nominee Age: 79 Committee Membership: Nomination Committee (Chair) Compensation Committee Executive Committee

Scott Yoon-Suk Whang has been a director of the Hope Bancorp, Inc. and Bank of Hope since 2007 when he was appointed to the board of directors of the predecessor entities Nara Bancorp, Inc. and Nara Bank, and was integrally involved with the merger of equals between BBCN Bancorp, Inc. and Wilshire Bancorp, Inc. that ultimately created Hope Bancorp, Inc. He has served in various roles on the Hope Bancorp, Inc. Board, most recently as its Lead Independent Director from May 23, 2019, to May 23, 2024, and prior to that, as Chairman of the Board from 2017 to 2019. Since joining the Board, Mr. Whang has been a strong advocate committed to enhancing board leadership and governance. Mr. Whang is the founder and Chairman of Orange Circle Studios, which provides premier lines of gift product and calendar publishing services. He is a serial entrepreneur who has started three successful companies over the past 20 years, including Codra Enterprises, a commercial printing company, in 1985 and Avalanche Publishing, Inc. in 1990, in addition to Orange Circle Studios. Previously, Mr. Whang held various management positions with Daewoo Corporation, where he began his career in the early 1970s until 1985, at which time he served as President of the Western division of Daewoo International (USA).

In 2006, Mr. Whang was chosen as entrepreneur of the year by the Korean American Chamber of Commerce in recognition of his success in the mainstream publishing industry and as an exemplary minority entrepreneur. Mr. Whang graduated from the College of Business Administration at Seoul National University with a B.A. in International Economics.

Director Nominee Qualifications and Expertise

●  Financial services industry and M&A

●  Human capital management and succession planning

●  Strategic planning, business development and operations

2025 PROXY STATEMENT	18

Proposal 1

Corporate Governance

In performing its role, our Board is guided by our Corporate Governance Guidelines. Our Corporate Governance Guidelines establish a framework for the governance of the Board and the management of the Company. We believe that sound and prudent corporate governance is essential to the integrity of our Company. Our Board oversees the Company’s corporate governance and takes seriously its responsibility to promote the best interests of our stockholders, employees, customers and the communities that we serve. Good corporate governance is the basis for our decision-making and control processes and enhances the relationships we have with all our stakeholders.

The Corporate Governance Guidelines were adopted by our Board and reflect regulatory requirements and broadly recognized best governance practices, including the Nasdaq Stock Market corporate governance continued listing standards. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate, but at a minimum on an annual basis.

In addition, the Company maintains Lead Independent Director Guidelines that specify certain duties and responsibilities of our Lead Independent Director, as well as a Director Code of Ethics and Business Conduct that applies to all directors and a Code of Ethics and Business Conduct which applies to all officers and employees.

Corporate Governance Documents

The full texts of the materials listed below, are publicly available on our website at: www.ir-hopebancorp.com, under the Corporate Governance menu, within the Governance Documents section. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

●	Corporate Governance Guidelines

●	Employee Code of Ethics and Business Conduct

●	Lead Independent Director Guidelines

●	Director Code of Ethics and Business Conduct

●	Charters of the Board’s principal committees: Audit Committee, Nomination Committee, and Compensation Committee

If the Company makes any substantive amendments to the director or employee versions of the Code of Ethics and Business Conduct or grants any waiver from a material provision of the Code of Ethics and Business Conduct to any director or executive officer, it is the Company’s policy to promptly disclose the nature of the amendment or waiver as required by applicable laws, rules and regulations. We will post such amendment to the Code of Ethics and Business Conduct or any waivers of such Code of Ethics and Business Conduct for our directors and executive officers on our website at the same address noted above.

19	2025 PROXY STATEMENT

Proposal 1

Board Leadership Structure

We believe our Board structure serves the interests of the stockholders by balancing the practicalities of running the Company with the need for director accountability. Our Board is committed to having a sound governance structure that promotes the best interests of all Company stockholders and our current leadership structure reflects the following principles:

Yearly Elections

We believe that yearly elections hold the directors accountable to our stockholders, as each director is subject to re-nomination and re-election each year. We maintain a plurality-plus voting standard coupled with a mandatory resignation policy for nominees who fail to achieve an affirmative majority of votes cast for election. Under this policy, if a nominee for election (or re-election) as director in an uncontested election does not receive at least a majority of the votes cast at any meeting called for, among other things, the election of directors, at which a quorum has been confirmed, the director, although duly elected in accordance with the requirements of the DGCL, shall promptly (and in any event within two business days following the election) tender his or her resignation (conditioned upon acceptance by the Board) to the Chair of the Nomination Committee with a copy to the Chairman of the Board.

In the event that any director does not tender his or her conditional resignation in accordance with this Policy, he or she will not be re-nominated by the Board for re-election at the next annual meeting.

Independent Oversight

All of our directors are independent, except for Mr. Koh (who is the father of our Chief Operating Officer, Peter J. Koh) and Kevin S. Kim, the Company’s Chairman, President and Chief Executive Officer. The Board has affirmatively determined that all other director nominees are independent under the applicable SEC rules and Listing Rules of the Nasdaq Stock Market.

Chairman of the Board

The Chairman of the Board is appointed annually by the Board. Kevin S. Kim was first appointed Chairman of the Board of the Company and Bank on May 23, 2019, and has served in this capacity since. In addition, Mr. Kim serves as President and Chief Executive Officer of the Company and the Bank. As Chairman of the Board, Mr. Kim’s responsibilities include, among others, presiding at and calling board and stockholder meetings and preparing meeting schedules, agendas and materials in collaboration with our Lead Independent Director.

The Board believes the combined roles of the Chairman and Chief Executive Officer positions create good efficacy around business operations and board administration. For information about the compensation and performance of the Chairman for his role as President and Chief Executive Officer, see “Compensation Discussion & Analysis” under Proposal 3.

Lead Independent Director

Pursuant to our Lead Independent Director Guidelines, in the case where the Chairman of the Board is not deemed to be independent, we believe an independent director should be designated to serve in a lead capacity as a liaison between the independent directors and the Chairman. Since May 2019, a Lead Independent Director has been appointed to fill this role. Effective May 23, 2024, and upon recommendation by the Nomination Committee, the Board appointed Dale S. Zuehls who previously served as Deputy Lead Independent Director to serve as its Lead Independent Director, replacing Scott Yoon-Suk Whang. The Board wishes to thank Mr. Whang for his commitment and contributions to this role over the past few years.

The Lead Independent Director Guidelines outline the responsibilities of the Lead Independent Director, which include, among others, coordinating the evaluation process of, and providing feedback to, the Chairman related to his performance as Chairman of the Board in collaboration with the Chair of the Nomination Committee; presiding over executive sessions of independent directors, which may be held after a regularly scheduled Board meeting and at such other times as deemed necessary at the discretion of the Lead Independent Director; and preparing meeting agendas in collaboration with the Chairman of the Board.

Deputy Lead Independent Director

In conjunction with the annual review of the composition of the Board and its committees, the Board also approved the recommendation made by the Nomination Committee, to appoint Joon Kyung Kim to serve as its Deputy Lead Independent Director, replacing Dale S. Zuehls (now our Lead Independent Director) effective May 23, 2024.

2025 PROXY STATEMENT	20

Proposal 1

Board Composition Considerations and Director Nominee Independence

The Listing Rules of the Nasdaq Stock Market require that a majority of the members of a listed company’s Board qualify as “independent”, as affirmatively determined by the Board. Our Board consults with our legal counsel to ensure that the Board’s determinations of independence are consistent with all relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in pertinent Listing Rules of the Nasdaq Stock Market, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, the Company’s senior management and the Company’s independent registered accounting firm, the Board affirmatively has determined that all of our directors are independent within the meaning of the applicable Listing Rules of the Nasdaq Stock Market, other than Steven S. Koh (Honorary Chairman); and Kevin S. Kim (Chairman, President and Chief Executive Officer). In addition, with regards to the Audit Committee, the Board has also affirmatively determined that at least one or more members of the Audit Committee meet the definition of “financial expert” as defined by the SEC.

While our Nomination Committee carefully considers diversity of professional disciplines and backgrounds when evaluating director candidates, our Board does not have a formal written diversity policy. When reviewing the qualifications of candidates to the Board, our Nomination Committee considers the following factors, among others:

●	personal and professional ethics and integrity, including prominence and reputation, and ability to enhance the reputation of the Company;

●

the current composition of the Board, including size, diversity among the existing Board members, specific business experience and competence, including an assessment of whether the candidate has experience in, and possesses an understanding of, business issues applicable to the success of the banking industry;

●	financial acumen, including whether the candidate, through education or experience, has an understanding of financial matters and the preparation and analysis of financial statements;

●	professional accomplishments, ethical character, and reputation in the community;

●	educational background; and

●	whether the candidate has expressed a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to service on the Board.

As currently comprised, the members of our Board are drawn from various market sectors and industry groups with a presence in the Company’s niche markets, and collectively have a wealth of banking experience. Board members are individuals with knowledge and experience who serve and represent the communities in which we serve. Based on their professional acumen and experience, the current director nominees provide expertise in accounting, auditing, financial services, financial reporting, banking and regulatory compliance, corporate governance, executive and incentive compensation and benefits, executive leadership, finance and capital markets, human capital management and succession planning, M&A, strategic planning, business development and operations, among other skills and qualifications. The Nomination Committee believes that the backgrounds and qualifications of the director nominees, considered as a group, provide a significant composite mix of experience, knowledge and qualifications, as discussed above, which will allow the Board to effectively perform its duties.

For specific information about the diversity of our director nominees, see “Overview of Director Nominee Qualifications and Experience” under this Proposal 1.

21	2025 PROXY STATEMENT

Proposal 1

Meetings and Committees of the Board

Our Company’s Board has a total of five standing committees, consisting of three principal committees the: (i) Audit Committee, (ii) Nomination Committee, and (iii) Compensation Committee as well as two additional committees the: (iv) Board Risk Committee, and (v) Executive Committee. The Nomination Committee reviews the composition of the committees of the Board annually to determine that the committee assignments fit the current composition, the skills and experience of our directors and the Company’s strategic objectives. Subsequent to the 2024 annual meeting of stockholders, the Nomination Committee recommended, and the Board approved, the committee assignments of our directors effective May 23, 2024.

The chart below reflects the current composition of our Board and each of its standing committees including the number of meetings held during 2024:

Committees of the Board
Directors	Audit	Nomination	Compensation	Board Risk	Executive

Dale S. Zuehls Lead Independent Director, Director Nominee	● Financial Expert	●	Chair

Steven S. Koh Honorary Chairman, Director Nominee				●	●

Donald D. Byun Director Nominee		●			●

Jinho Doo Director Nominee		●	●	●

Daisy Y. Ha Director Nominee	●		●

Joon Kyung Kim Deputy Lead Independent Director, Director Nominee	Chair Financial Expert	●		●

Rachel H. Lee Director Nominee	● Financial Expert			●

William J. Lewis(1) Director	● Financial Expert		●

David P. Malone Director Nominee				Chair

Lisa K. Pai Director Nominee				●	●

Scott Yoon-Suk Whang Director Nominee		Chair	●		●

Executive Director(s)

Kevin S. Kim Chairman, Director Nominee					Chair

Meetings Held in 2024	15	6	8	8	6

(1)	As previously noted, and disclosed by the Company, Mr. Lewis has elected not to stand for re-election at the Annual Meeting.

During 2024, there was an aggregate total of 10 joint meetings held by the Boards of the Company and the Bank (consisting of seven regular meetings and three special meetings). The number of meetings held by each of the standing committees are listed in the table above. All the current directors attended at least 75% of the aggregate total number of meetings of the Board and the committees on which they served during their periods of service in 2024.

It is the Company’s policy to encourage its director nominees to attend each of the Company’s annual meetings of stockholders, and all the director nominees are expected to attend the Meeting, whether the Meeting is held in-person or virtually. All current directors attended the 2024 annual meeting of stockholders.

2025 PROXY STATEMENT	22

Proposal 1

The Board has standing Audit, Nomination, and Compensation Committees (collectively, “principal committees”) for which the Board has adopted written charters. The Board has also adopted charters for the Board Risk Committee and the Executive Committee. Below is more detailed information regarding the principal committees.

Audit Committee	Number of Meetings Held in 2024: 15
Joon Kyung Kim Chair Members: Daisy Y. Ha William J. Lewis Rachel H. Lee Dale S. Zuehls

The Audit Committee has been appointed by our Board to assist in fulfilling the Board’s oversight responsibilities related to auditing, accounting, and financial reporting. The Audit Committee is appointed by the Board to, among other responsibilities:

●   provide oversight of the Company’s accounting and financial reporting processes and the quality and integrity of the Company’s financial statements and reports, including the Company’s internal controls over financial reporting and disclosures,

●   appoint and approve the registered public accountants engaged as the Company’s independent external auditor,

●  oversee the engagement, qualifications, independence, compensation, and performance of the independent auditor,

●   preapprove all audit, audit-related, tax, or other services, if any, to be provided by the independent auditor,

●   prepare, or direct to be prepared, the audit committee report required by the Exchange Act, and the rules and regulations thereunder for inclusion in the Company’s annual proxy statement,

●   provide oversight and monitoring of the Company’s internal audit function,

●  be directly responsible for the hiring, annual performance evaluation, compensation, and oversight of the Company’s Chief Internal Audit Executive,

●   provide an avenue of communication among the independent auditors, management, the internal auditors, and the Board, and

●   assume any other duties as delegated by the Board.

The Board has determined that each member of the Audit Committee is independent, and the following members are audit committee financial experts:
Joon Kyung Kim, William J. Lewis, Rachel H. Lee, and Dale S. Zuehls.

Nomination Committee	Number of Meetings Held in 2024: 6
Scott Yoon-Suk Whang Chair Members: Donald D. Byun Jinho Doo Joon Kyung Kim Dale S. Zuehls

The Nomination & Governance Committee (“Nomination Committee”) has been appointed by our Board to assist in fulfilling the Board’s oversight of Board nominations and governance. The Nomination Committee is appointed by the Board to, among other responsibilities:

●   assist our Board in identifying qualified individuals to become board members, consistent with criteria approved by our Board,

●   determine the composition of the Board,

●   recommend to our Board the director nominees for each annual meeting,

●   review each director’s independence in accordance with the Listing Standards of the Nasdaq Stock Market and SEC standards and report such determination of independence to our Board, and

●  assure that an appropriate governance structure is established and maintained and conduct an annual assessment of our Board’s performance and effectiveness.

The Board has determined that each of the members of the Nomination Committee are independent.

23	2025 PROXY STATEMENT

Proposal 1

Compensation Committee	Number of Meetings Held in 2024: 8
Dale S. Zuehls Chair Members: Jinho Doo Daisy Y. Ha William J. Lewis Scott Yoon-Suk Whang

The Human Resources and Compensation Committee (“Compensation Committee”) has been appointed by our Board to assist in fulfilling the Board’s oversight of compensation matters and human resources. The Compensation Committee is appointed by the Board to:

●
 determine the compensation of our Chief Executive Officer and, where appropriate, recommend the compensation package to the Board for approval and ratification,

●
  determine the compensation of officers covered in Rule
16-1(f)
of the Exchange Act as well as considering recommendations of our Chief Executive Officer relating thereto,

●
  be responsible for considering and making recommendations to our Board concerning compensation, benefit plans, and implementation of sound personnel policies and practices,

●
   review and analyze risks arising from the Company’s compensation policies and practices for employees and whether such risks are reasonably likely to have a material adverse effect on the Company in accordance with Federal Deposit Insurance Corporation (“FDIC”) and SEC requirements,

●
   review and approve employment agreements and any severance plans or arrangements,

●
   review and recommend the frequency of
Say-on-Pay
votes included in the Company’s proxy statement, and

●
  monitor the performance of our Section 16 Officers in relation to applicable corporate goals and strategies and seek to ensure that compensation and benefits are at levels that enable us to attract and retain high quality employees, are consistent with our strategic goals, are internally equitable and are consistent with all regulatory requirements.

The Board has determined that each of the members of the Compensation Committee are independent.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (Dale S. Zuehls, Jinho Doo, Daisy Y. Ha, William J. Lewis and Scott Yoon-Suk Whang) have ever been an officer or employee of the Company or any of its subsidiaries. In addition, none of our executive officers serve or have served on the board of directors or compensation committee (or other board committee performing equivalent functions) of another company that also has an executive officer that serves on our Board or our Compensation Committee.

Insider Trading, Hedging and Pledging Prohibition
The Company has an Insider Trading and Disclosure Policy governing the purchase, sale, and/or other disposition of our Company stock by our directors, officers, employees, and other covered persons. The Company believes this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the exchange listing standards of the Nasdaq Stock Market.
The Insider Trading and Disclosure Policy explicitly prohibits directors and certain employees who are covered persons from engaging in hedging transactions involving the Company’s stock. Directors and certain employees who are covered persons are further prohibited from pledging their stock in the Company as collateral for a loan, and the Company’s stock may not be held in margin accounts. Exceptions to the pledging prohibition may be granted by the Company’s Legal Department in cases where the director or employee wishes to pledge Company stock as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities.
A copy of the Insider Trading and Disclosure Policy is filed as exhibit 19.1 to our 2024 Annual Report on Form
10-K.

2025 PROXY STATEMENT	24

Proposal 1

Board Communications

As described in our Corporate Governance Guidelines, stockholders interested in communicating with our Board may do so by contacting:

By Mail: Hope Bancorp, Inc. Attention: Lead Independent Director 3200 Wilshire Blvd., Suite 1400 Los Angeles, CA 90010	By Email: Dale.Zuehls@bankofhope.com

As set forth in our Corporate Governance Guidelines, all communications must state the number of shares owned by the security holder making the communication. The Lead Independent Director will review each communication and forward it to our Board or to any individual director to whom the communication is addressed unless the communication is frivolous in nature, unduly hostile or similarly inappropriate, in which case, the Lead Independent Director may disregard the communication. In addition, no response is required if a communication is determined to be invalid, including, but not limited to, a phishing incident or other malicious cybersecurity attempt. Every effort is made to ensure that the views of stockholders are heard by our Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.

A copy of our Corporate Governance Guidelines is posted to the Corporate Governance Documents section of the Company’s website at: www.ir-hopebancorp.com. By including the foregoing website address link, we do not intend to, and shall not be deemed to, incorporate by reference any material contained therein.

25	2025 PROXY STATEMENT

Proposal 1

Board’s Role in Risk Oversight

Our enterprise-wide approach to risk management is overseen by our Board and designed to support organizational objectives in the areas of strategy, operations, reporting and compliance to mitigate undue risk exposure to the organization. Our Board recognizes that such objectives are important to improve and sustain long-term organizational performance and stockholder value. A fundamental part of risk management is not only to identify the risks our Company faces and implement steps to manage those risks, but also determining what constitutes the appropriate level of risk based upon our Company’s activities.

2025 PROXY STATEMENT	26

Proposal 1

Technology Risk Governance and Corporate Responsibility

A key operational risk facing the Company is risk to its information security, which includes cybersecurity risks. Risks from cybersecurity threats represent, among other things, exposure to failures or interruptions of service and breaches of security, including as a result of malicious technological attacks, that impact the confidentiality, availability or integrity of our or third parties’ operations, systems or data. The Company seeks to mitigate information security risk and associated reputational and compliance risk by employing a multi-layered Information Security Program, which is focused on preparing for, preventing, detecting, mitigating, responding to and recovering from cybersecurity threats and cybersecurity incidents and ensuring the Company’s processes and information systems operate effectively and are reasonably designed to mitigate the aforementioned risks.

While our Board and the Board Risk Committee oversee our Information Security Program, management is responsible for implementing the program. Our Chief Information Security Officer, who reports to our Chief Risk Officer has the responsibility for maintaining and continuing to develop and implement our Information Security Program enterprise-wide, subject to oversight by and reporting to the Board Risk Committee, which in turn reports directly to the Board.

With regards to involvement and oversight of artificial intelligence, our Board and our Board Risk Committee are evaluating the risks of the Company’s use and implementation of artificial intelligence and are considering strategic and responsible use of artificial intelligence. The Board recently adopted a policy to define the acceptable use of artificial intelligence technology, which limits its use until any such technology proposed to be deployed at the Company is vetted by management and information security and approved through the appropriate channels.

Our Board and our Board Risk Committee also oversee the Company’s overall corporate responsibility goals, including approving a policy and framework governing corporate responsibility.

27	2025 PROXY STATEMENT

Proposal 1

Equity Ownership Guidelines for Non-Employee Directors

We believe the ownership of our Company’s stock by our directors ensures a strong alignment of the interests of our Board with that of our stockholders. As stated in the Company’s Corporate Governance Guidelines and Stock Ownership Policy, each non-employee director of the Board must own shares of the Common Stock of the Company that are of at least three times the value of his or her annual director retainer fee paid in cash (the non-employee director “equity ownership guidelines”); each director is given five years from his or her initial appointment or election to the Board to satisfy this requirement. The requirements of these provisions may be met by shares owned directly or indirectly and vested restricted stock, as well as unvested restricted stock units subject only to time-based vesting requirements as further described in the Company’s Stock Ownership Policy, which is overseen by the Compensation Committee.

The required amount of equity ownership of each participant is based on the closing price of the Company’s Common Stock and the annual director retainer fee in effect, both as of the last trading day of the applicable calendar year. If such requirements have not been met within the five-year period, such individuals must retain 100% of the net shares received pursuant to any equity incentive award, after shares are sold or withheld, as the case may be, to pay any exercise price or satisfy any tax obligations arising in connection with the exercise, vesting or payment of the award. The Compensation Committee in its discretion may extend the period for attainment of the ownership levels in appropriate circumstances.

Non-Employee Director Satisfaction of Equity Ownership Guidelines as of December 31, 2024

The following table presents information about compliance with our equity ownership guidelines. As set forth in the chart below, all non-employee directors comply with the Company’s equity ownership guidelines, except for Ms. Lee who has five years from the date of her appointment to the Board to comply.

Non-Employee Directors as of December 31, 2024(1)	Target number of shares to Satisfy Non-Employee Director Equity Ownership Guidelines(2)	Number of Shares Held Directly and Indirectly(3)	Guidelines Satisfied OR Target Date to Comply
Dale S. Zuehls	13,181	51,236	✓
Steven S. Koh	13,181	3,245,317	✓
Donald D. Byun	13,181	510,439	✓
Jinho Doo	13,181	17,241	✓
Daisy Y. Ha	13,181	588,233	✓
Joon Kyung Kim	13,181	29,067	✓
Rachel H. Lee(4)	13,181	5,137	5/23/2029
William J. Lewis	13,181	40,140	✓
David P. Malone	13,181	81,228	✓
Lisa K. Pai	13,181	49,464	✓
Scott Yoon-Suk Whang	13,181	104,868	✓

(1)	This table provides information about non-employee directors as of December 31, 2024.

(2)

The target number of shares were calculated by dividing $162,000 (which is 3x the director annual retainer of $54,000) by $12.29, the closing price per share of the Company’s Common Stock on December 31, 2024.

(3)

The number of shares held includes all shares of the Company’s Common Stock held as of December 31, 2024, either directly or indirectly, including vested restricted stock, as well as unvested restricted stock units subject only to time-based vesting requirements.

(4)	Ms. Lee was appointed to the Board on May 23, 2024, and has five years from the date of her appointment, or until May 23, 2029, to comply with the equity ownership guidelines.

2025 PROXY STATEMENT	28

Proposal 1

Director Compensation

The Company provides a mix of cash and equity compensation to its directors commensurate with their positions on the Board and committee assignments, which is intended to attract and retain qualified candidates to serve on our Board. The directors also receive reimbursement for expenses, including reasonable travel expenses to attend meetings, reasonable outside seminar expenses, and other Board service-related expenses.

The Company’s compensation and benefits are designed to pay directors fairly for work required for an organization of the size and scope of the Company, align the directors’ interest with the long-term interests of stockholders, and provide compensation that is transparent and straightforward for stockholders to understand. In setting the compensation for directors, the Company considers the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level and experience required by our Board. The Company also considers Board compensation practices at similarly situated banks, while keeping in mind the compensation philosophy of the Company and the stockholders’ interests.

Director Compensation Program

Each year the director compensation program is reviewed by the Nomination Committee. Upon review by the Nomination Committee in 2024, the recommendation was made to revise the director compensation program previously in place to provide compensation paid to non-employees in a manner that enables us to attract and retain outstanding director candidates and reflect the time commitment necessary to oversee the Company’s affairs. Per the recommendation of the Nomination Committee, the Board approved and adopted the revised director compensation program reflected below as of May 23, 2024.

The current compensation paid to non-employee directors remains a mix of cash and equity-based compensation. All directors receive the annual retainer. The Board designated that the Lead Independent Director, Honorary Chairman, and Deputy Lead Independent Director each receive additional compensation for their service in these roles. Finally, additional compensation is paid to each of the Committee Chairs for their service in these Board assigned roles. The schedules below reflect the current and prior director compensation programs wherein the revisions made to the director compensation program as of May 23, 2024, are 1) implementation of an additional fee paid to the Deputy Lead Independent Director; and 2) an increase to the additional fee paid to those serving as a Committee Chair.

Current Schedule of Director Fees Effective May 23, 2024
Description	Cash(1)	Equity(2)	Other Compensation(3)

Director Annual Retainer	$54,000	$54,000	$15,000

Lead Independent Director and Honorary Chairman Annual Retainer	$28,800	$28,800	—

Deputy Lead Independent Director Annual Retainer	$ 9,000	$ 9,000	—

Committee Chair Annual Retainer	$ 9,000	$ 9,000	—

(1)	In general, cash compensation is paid in monthly installments.

(2)

The equity awards are in the form of RSUs, whose value is determined on the date of grant, which is typically the date of the respective annual meeting of stockholders. Such RSUs will vest on the one-year anniversary of the date of grant or, if earlier, at the occurrence of the next year’s annual meeting.

(3)	Other compensation is the annual cost of health insurance coverage, or cash in lieu thereof.

29	2025 PROXY STATEMENT

Proposal 1

The previous schedule of director fees from June 2020 to May 22, 2024, is reflected below.

(Previous) Schedule of Director Fees
Description	Cash(1)	Equity(2)	Other Compensation(3)

Director Annual Retainer	$54,000	$54,000	$15,000

Lead Independent Director and Honorary Chairman Annual Retainer	$28,800	$28,800	—

Committee Chair Annual Retainer	$7,200	$7,200	—

(1)	In general, cash compensation is paid in monthly installments.

(2)

The equity awards are in the form of RSUs, whose value is determined on the date of grant, which is typically the date of the respective annual meeting of stockholders. Such RSUs will vest on the one-year anniversary of the date of grant or, if earlier, at the occurrence of the next year’s annual meeting.

(3)	Other compensation is the annual cost of health insurance coverage, or cash in lieu thereof.

2024 Director Compensation Summary

The following table presents information concerning the compensation of our non-employee directors during the fiscal year ended December 31, 2024.

Non-Employee Directors	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total

Dale S. Zuehls	$82,050	$94,800	—	—	$15,000	$191,850

Steven S. Koh	$82,800	$82,800	—	—	$15,000	$180,600

Donald D. Byun	$62,250	$63,000	—	—	$15,000	$140,250

Jinho Doo	$54,000	$54,000	—	—	$15,000	$123,000

Daisy Y. Ha	$54,000	$54,000	—	—	$15,000	$123,000

Joon Kyung Kim	$67,500	$72,000	—	—	$15,000	$154,500

Rachel H. Lee	$31,500	$54,000	—	—	$ 8,750	$94,250

William J. Lewis	$57,000	$54,000	—	—	$15,000	$126,000

David P. Malone	$62,250	$63,000	—	—	$15,000	$140,250

Lisa K. Pai	$54,000	$54,000	—	—	$15,000	$123,000

Scott Yoon-Suk Whang	$74,250	$63,000	—	—	$15,000	$152,250

(1)

Amounts shown include fees for the (i) annual director retainer for membership on the Board; and (ii) annual retainer for serving as the chair of a committee. For Messrs. Whang and Zuehls, the amounts include partial annual retainer fees paid as the Lead Independent Director (for Mr. Whang from January 1, 2024 to May 23, 2024; and for Mr. Zuehls from May 23, 2024 to December 31, 2024). For Messrs. Zuehls and Kim, the amounts include partial annual retainer fees paid as the Deputy Lead Independent Director (for Mr. Zuehls from February 2, 2024 to May 23, 2024; and for Mr. Kim from May 23, 2024 to December 31, 2024). For Ms. Lee, the amount represents the partial annual retainer fee from the date of her appointment, May 23, 2024 to December 31, 2024. Finally, for Mr. Koh, the amount includes the annual retainer fee paid as the Honorary Chairman.

(2)

The grant date fair value is based on the number of shares granted and the closing price of the Company’s stock on the grant date (which was July 3, 2024, for all RSUs listed). The closing price of the Company’s stock on July 3, 2024 was $10.51. The grant date fair values are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 718, Compensation-Stock Compensation. See the Company’s Annual Report on Form 10-K, Note 12 Stock Compensation Plans to the Company’s Consolidated Financial Statements for the year ended December 31, 2024 on the Company’s accounting for share-based compensation plans. The following table presents: (a) the aggregate number of restricted stock units (“RSUs”) granted to each current non-employee director during 2024, the grant date fair values of which are reflected in the table above; (b) the aggregate number of outstanding unvested RSUs held by the current non-employee directors at December 31, 2024; and (c) the aggregate number of outstanding options (both vested and unvested) held by the current non-employee directors at December 31, 2024. The unvested RSUs listed in the following table generally vest on the one-year anniversary of the grant date.

2025 PROXY STATEMENT	30

Proposal 1

Awards Reflected in the Table Above		Aggregate Awards Outstanding as of December 31, 2024

Non-Employee Directors as of December 31, 2024	RSUs Granted During the Year Ended December 31, 2024	Aggregate Number of Unvested RSUs Outstanding	Aggregate Number of Vested and Unvested Options Outstanding

Dale S. Zuehls(a)	9,019	9,019	20,000

Steven S. Koh(b)	7,878	7,878	36,167

Donald D. Byun(a)	5,994	5,994	20,000

Jinho Doo(a)	5,137	5,137	20,000

Daisy Y. Ha(c)	5,137	5,137	24,404

Joon Kyung Kim	6,850	6,850	—

Rachel H. Lee	5,137	5,137	—

William J. Lewis(a)	5,137	5,137	20,000

David P. Malone	5,994	5,994	20,000

Lisa K. Pai	5,137	5,137	—

Scott Yoon-Suk Whang(a)	5,994	5,994	20,000

(a)

For Messrs. Zuehls, Byun, Doo, Lewis and Whang, the stock options are awards with an exercise price of $17.18 per share that were initially granted on September 1, 2016, in connection with the completion of the merger of equals between BBCN Bancorp and Wilshire Bancorp on July 29, 2016, and thereafter became fully vested on September 1, 2018, and will expire on September 1, 2026.

(b)

For Mr. Koh, the stock options consist of (i) 6,167 stock options (exchanged from Wilshire Bancorp stock options to the Company’s stock options upon the completion of the July 29, 2016 merger) with an exercise price of $14.65 per share that were initially granted and fully vested on August 1, 2016, and will expire on August 25, 2025; and (ii) 30,000 stock options with an exercise price of $17.18 per share that were initially granted on September 1, 2016, which became fully vested on September 1, 2018, and will expire on September 1, 2026.

(c)

For Ms. Ha, the stock options consist of (i) 4,404 stock options (exchanged from Wilshire Bancorp stock options to the Company’s stock options upon the completion of the July 29, 2016 merger) with an exercise price of $14.65 per share that were initially granted and fully vested on August 1, 2016, and will expire on August 25, 2025; and (ii) 20,000 stock options with an exercise price of $17.18 per share that were initially granted on September 1, 2016, which became fully vested on September 1, 2018, and will expire on September 1, 2026.

(3)

Amounts include payments made to all directors for, or in lieu of, receiving health insurance coverage paid by the Company: $15,000, annually, but for Ms. Lee, the amount was prorated from the date of her appointment to the Board on May 23, 2024.

31	2025 PROXY STATEMENT

Proposal 1

This Proxy Statement and the Company’s 2024 Annual Report on Form 10-K are available electronically online at www.envisionreport.com/HOPE

2025 PROXY STATEMENT	32

PROPOSAL 2: RATIFICATION OF AUDITORS

Executive Summary

The Audit Committee reports to the Board and is responsible for overseeing and monitoring the Company’s financial accounting and reporting process, the system of internal controls established by management, the audit process, and the process for monitoring compliance with laws and regulations and our Code of Conduct.

Pursuant to its charter, the Audit Committee has the following responsibilities:

●	Review the quarterly and audited annual financial statements;

●	Review the adequacy of internal control systems and financial reporting procedures with management and the independent auditor; and

●	Review and approve the general scope of the annual audit and the fees charged by the independent auditor.

The Audit Committee of our Board has selected Crowe LLP (“Crowe”) as our independent registered public accounting firm for the year ending December 31, 2025. Crowe audited our consolidated financial statements for the fiscal years ended December 31, 2024 and 2023, and the effectiveness of our internal control over financial reporting at each of December 31, 2024 and 2023. The Company anticipates that a representative of Crowe will be present at the Annual Meeting and will be available to respond to your appropriate questions and make such statements as the representative may desire.

We are submitting the selection of Crowe to the stockholders for ratification to obtain our stockholders’ views. If the stockholders do not ratify the selection of Crowe, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.

Vote Required and Board Recommendation

An affirmative vote of the holders of a majority of shares present (in person or represented by proxy) at the Annual Meeting and entitled to vote on this matter, where a quorum is present, is required to ratify the appointment of Crowe as the Company’s independent registered public accounting firm for the year ending December 31, 2025. For purposes of the Annual Meeting, those who attend virtually will be considered in person. Please refer to the table under “Vote Required for Each Proposal and Treatment and Effect of Abstentions and Broker Non-Votes” for further details regarding the anticipated treatment and effect of abstentions and broker non-votes for this proposal.

The Board recommends a vote “FOR” the ratification of the appointment of Crowe LLP as the independent registered public accounting firm under Proposal 2.

33	2025 PROXY STATEMENT

Proposal 2

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures for the pre-approval of all audits and permitted non-audit services rendered by our independent registered public accounting firm. The policy requires advance approval of all services before an independent public accounting firm is engaged to provide such services. The advance approval of services may be delegated to the Chair of the Audit Committee and, if delegated, subsequently ratified at the next scheduled Audit Committee meeting. All fees described below were pre-approved by the Audit Committee under that policy.

Fees Paid to Crowe

Aggregate fees for professional services rendered by Crowe for the Company with respect to the years ended December 31, 2024 and 2023 were:

	2024	2023

Audit fees	$1,934,050	$1,903,108

Audit-related fees	30,500	12,552

Tax fees	—	—

All other fees	—	—

Total fees	$1,964,550	$1,915,660

Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual consolidated financial statements for fiscal years 2024 and 2023. Audit fees include the fees for the audit of the consolidated financial statements and internal control over financial reporting and review of our quarterly consolidated financial statements included in our quarterly Form 10-Q filings for 2024 and 2023.

Audit-Related Fees. Crowe provided consents to the Company in conjunction with filing a Registration Statement on Form S-8 during the year ended December 31, 2024 and another Registration Statement on Form S-8 during the year ended December 31, 2023.

Tax Fees. Crowe did not render any tax services to us during the years ended December 31, 2024 or 2023.

All Other Fees. No other services were provided to us by Crowe during the years ended December 31, 2024 or 2023.

2025 PROXY STATEMENT	34

Proposal 2

Audit Committee Report

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

In performing its functions, the Audit Committee met and held discussions with management of the Company and with Crowe, the independent registered public accounting firm for the Company for the year ended December 31, 2024. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has:

●	Reviewed and discussed the audited financial statements with management and the independent auditor;

●	Discussed with the independent auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”); and

●

Received the written disclosures and the letter from the independent auditor required by applicable requirements of PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has also discussed any relationships that may impact the objectivity and independence of Crowe and satisfied itself as to Crowe’s independence.

Based on these discussions and reviews, the Company’s Audit Committee recommended to our Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors:

Joon Kyung Kim, Chair

Daisy Y. Ha

Rachel H. Lee

William J. Lewis

Dale S. Zuehls

35	2025 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Executive Summary

We are asking our stockholders to vote, on a non-binding, advisory basis, to approve the compensation of our Named Executive Officers (also referred to as “NEOs”) as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act and the related rules of the SEC.

Your vote will be advisory, which means that it will not be binding upon our Board or our Compensation Committee. In the event this proposal is not approved by our stockholders, the vote will neither be construed as overruling any decision by our Board or our Compensation Committee, nor will it create or imply any additional fiduciary duty by our Board or our Compensation Committee. Notwithstanding the foregoing, our Board and our Compensation Committee will consider the non-binding, advisory vote of our stockholders on this proposal when reviewing compensation policies and practices in the future.

Advisory Resolution

We believe our executive compensation program, as described in this Proxy Statement, is designed to pay for performance and directly aligns the interests of our executive officers with the long-term interests of our stockholders.

Accordingly, the Company asks stockholders annually to vote on the following resolution:

“Resolved, that the stockholders of Hope Bancorp, Inc. hereby approve the compensation of the Named Executive Officers as reflected in this Proxy Statement for the Company’s 2025 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, the Summary Compensation Table, other executive compensation tables and the narrative discussion contained in this Proxy Statement.”

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section under this Proposal 3 within this Proxy Statement for a detailed discussion of the Company’s executive compensation program.

Our executive compensation policies and procedures are described under the “Compensation Discussion and Analysis” and the tabular disclosure regarding NEO compensation (together with the accompanying narrative disclosure) in this Proxy Statement. We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are aligned with the long-term interests of our stockholders, as described in the “Compensation Discussion and Analysis” section under this Proposal 3. The Compensation Committee, which is comprised entirely of independent directors, oversees our executive compensation program and monitors our policies to ensure they continue to emphasize programs that reward executives for results that are consistent with stockholder interests.

Frequency of the Vote

The Board will continue to ask stockholders to cast a non-binding, advisory vote on the compensation paid to our Named Executive Officers every year until the next stockholder vote on the frequency of such advisory vote, which is currently expected to be held no later than the Company’s 2030 annual meeting of stockholders.

Vote Required and Board Recommendation

An affirmative vote of the holders of a majority of shares present (in person or represented by proxy) at the Annual Meeting and entitled to vote on this matter, where a quorum is present, is required to approve this proposal. The Compensation Committee and our Board believe that our commitment to these responsible compensation practices justifies a non-binding, advisory vote by stockholders FOR the resolution approving the compensation of our NEOs as disclosed in this Proxy Statement. For purposes of the Annual Meeting, those who attend virtually will be considered in person. Please refer to the table under “Vote Required for Each Proposal and Treatment and Effect of Abstentions and Broker Non-Votes” for further details regarding the anticipated treatment and effect of abstentions and broker non-votes for this proposal.

The Board recommends stockholders vote “FOR” the (non-binding) advisory resolution approving the compensation of the Named Executive Officers under Proposal 3.

2025 PROXY STATEMENT	36

Proposal 3

Executive Officer Qualifications and Experience

The business experience and qualifications of each of our current executive officers, who are also our designated Section 16 officers, are presented in the following section. No executive officer has any family relationship with any other executive officer or any director, except that our Chief Operating Officer, Peter J. Koh, is related to director and Honorary Chairman, Steven S. Koh. There are no arrangements or understandings between any of the officers and any other person pursuant to which he or she was selected as an officer. None of our executive officers has been involved in any bankruptcy or criminal proceedings, nor have there been any judgments or injunctions brought against any of our executive officers during the last ten years that we consider material to the evaluation of the ability and integrity of any executive officer.

Name	Age(1)	Position

Kevin S. Kim	67	Chairman, President and Chief Executive Officer

Julianna Balicka	46	Chief Financial Officer

Angelee J. Harris	55	General Counsel and Corporate Secretary

Kyu S. Kim(2)	64	Chief Commercial Banking Officer

Peter J. Koh	48	Chief Operating Officer

Thomas P. Stenger	66	Chief Risk Officer

(1)	As of the Record Date.

(2)

Effective April 1, 2025, Ms. Kim’s title changed to Chief Relationship Banking Officer; however, unless otherwise indicated, this Proposal 3 reflects Ms. Kim’s position and title held through March 31, 2025.

In addition to the officers listed above, on April 1, 2025, the Bank hired a new Senior Executive Vice President and Chief Commercial Banking Officer Brent Williams, 57. Mr. Williams joins the Bank after more than 6 years at City National Bank where most recently he was the Executive Vice President and Division Head of Commercial Banking and National Corporate Banking, managing commercial and industrial relationships and lending groups that support clients with annual revenue from $40 million to $2 billion. With the hiring of Mr. Williams, Ms. Kim’s title changed to Senior Executive Vice President and Chief Relationship Banking Officer and she now has responsibilities commensurate with that position, however, this Proposal 3 reflects Ms. Kim’s position and title held through March 31, 2025.

37	2025 PROXY STATEMENT

Proposal 3

Executive Officer Biographies

Kevin S. Kim
Chairman & Director Nominee President & Chief Executive Officer

Kevin S. Kim is Chairman, President and Chief Executive Officer of Hope Bancorp, Inc. and Bank of Hope. Mr. Kim assumed the role of Chairman in 2019. Originally a director of Center Financial Corporation and Center Bank from 2008, Mr. Kim spearheaded the merger of equals with Nara Bancorp, Inc. and Nara Bank, creating BBCN Bancorp, Inc. and BBCN Bank (now Hope Bancorp, Inc. and Bank of Hope, respectively) on November 30, 2011. In March 2013, Mr. Kim was appointed President and Chief Executive Officer of BBCN Bancorp, and he took on the same titles for BBCN Bank in April 2014. Under Mr. Kim’s leadership, BBCN completed another merger of equals with Wilshire Bancorp, Inc. and Wilshire Bank on July 29, 2016, creating Hope Bancorp, Inc. and Bank of Hope. Today, Hope Bancorp has grown to more than $17.0 billion in assets as of December 31, 2024, up from $5.8 billion when Mr. Kim first became Chief Executive Officer. In April 2025, Hope completed its most recent acquisition of Territorial Savings Bank, expanding the Bank’s footprint to the strategically compelling market of Hawaii.

Prior to joining BBCN as the President and Chief Executive Officer, Mr. Kim practiced law for 18 years, focusing on corporate and business transactions, business acquisitions, tax planning, and real estate transactions. Mr. Kim began his professional career as a certified public accountant, working for approximately 10 years at two of the largest public accounting firms.

Mr. Kim received his B.A. with a major in English and a minor in International Trade from Hankuk University of Foreign Studies in Seoul, Korea, an M.B.A. from the Anderson School of Management, the University of California, Los Angeles, and a J.D. from Loyola Law School in Los Angeles, California. Mr. Kim is a graduate of the ABA Stonier Graduate School of Banking, University of Pennsylvania, and earned his Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

Director Nominee Qualifications and Expertise

●  Banking and regulatory compliance

●  Executive and incentive compensation and benefits

●  M&A, strategic planning and business development

Committee Membership: Executive Committee (Chair)

Julianna Balicka
Chief Financial Officer

Julianna Balicka was appointed as Executive Vice President and Chief Financial Officer of the Hope Bancorp, Inc. and Bank of Hope, effective April 17, 2023. Previously, she served as Senior Vice President, Director of Investor Relations and Corporate Finance at East West Bank, a wholly owned company of East West Bancorp, Inc. (NASDAQ: EWBC). In addition to overseeing the investor relations function and corporate finance/M&A strategy, Ms. Balicka was responsible for the consolidated financial statement enterprise forecast and actively contributed to balance sheet management strategy, preparation of SEC filings and evaluation of asset/liability model assumptions, including interest rate sensitivity. Prior to joining East West in 2016, Ms. Balicka was with Keefe, Bruyette & Woods from 2005 to 2016, most recently as Managing Director, Equity Research, where she served as the lead research analyst for California SMID-cap banks, Asian American banks, and marketplace lenders.

Ms. Balicka began her professional career as an investment banking analyst in the Financial Institutions Group at Donaldson, Lufkin & Jenrette, which was acquired by Credit Suisse in 2000. She is a graduate of the Huntsman Program in International Studies & Business at the University of Pennsylvania, where she earned her B.S. in Economics, with dual concentrations in Finance and Management, from the Wharton School, as well as a B.A. in International Studies and German from the College of Arts & Sciences.

2025 PROXY STATEMENT	38

Proposal 3

Angelee J. Harris
General Counsel & Corporate Secretary

Angelee J. Harris was appointed Executive Vice President, General Counsel and Corporate Secretary of the Hope Bancorp, Inc. and Bank of Hope effective October 13, 2020, and provides expert and strategic advice to management on all legal and regulatory matters affecting bank activities. Prior to joining Hope Bancorp, Inc., Ms. Harris served as Executive Vice President and General Counsel at Opus Bank (NASDAQ: OPB) from June 2019 until the merger of Opus Bank and Pacific Premier Bank effective June 1, 2020. From April 2018 to May 2019, she served as General Counsel of Banc of California, Inc. (NYSE: BANC) and its wholly owned subsidiary, Banc of California, N.A. and as Executive Vice President and Deputy General Counsel from 2013 to 2018. Previously, Ms. Harris was a Partner at Manatt, Phelps & Phillips, LLP, from 2008 to 2012 where she focused on corporate securities law. From 2005 until 2007, Ms. Harris served as Executive Vice President and General Counsel of Placer Sierra Bancshares (NASDAQ: PLSB), the publicly traded holding company of Placer Sierra Bank, a California commercial bank until it was acquired by Wells Fargo & Company in 2007. Ms. Harris joined Manatt as an Associate in 1999 and was appointed Partner of the firm in 2004. During this period, Ms. Harris focused on mergers and acquisitions, capital markets transactions, and securities law compliance.

Ms. Harris is a member of the American Bar Association and is licensed to practice in California and Utah. She holds a B.A. from Brigham Young University and J.D. from the University of Utah College of Law.

Kyu S. Kim
Chief Commercial Banking Officer

Kyu S. Kim was named Senior Executive Vice President and Chief Relationship Banking Officer, effective April 1, 2025, responsible for oversight of legacy commercial lending and the Bank’s Korean subsidiary business. Previously, she served as Senior Executive Vice President and Chief Commercial Banking Officer of Bank of Hope from October 2023 through March 2025, responsible for oversight of commercial lending functions across Bank of Hope’s footprint; this Proposal 3 reflects Ms. Kim’s title and position held through March 31, 2025. Previously, she served as Senior Executive Vice President and Eastern Regional President of Bank of Hope effective May 1, 2017, and was responsible for oversight of commercial lending functions and retail branches in New York, New Jersey, Virginia, Georgia and Alabama. Before that, she was Senior Executive Vice President and Head of Community Banking of Bank of Hope effective July 29, 2016, responsible for leading the business operating units of legacy commercial lending teams and the retail branch network following the merger of BBCN Bank and Wilshire Bank. A 25-plus year veteran of Bank of Hope and its predecessors, Ms. Kim was promoted to Senior Executive Vice President in May 2013 and served as Chief Operating Officer from August 2013 through July 2016. Previously, she served as Executive Vice President and Chief Commercial Banking Officer of BBCN Bank following the merger of Nara Bank and Center Bank, which was completed on November 30, 2011. Ms. Kim joined the former Nara Bank in 1998 and is credited with building the Bank’s eastern region presence from the ground up, most recently serving as Executive Vice President and Eastern Regional Manager from April 2008 through November 2011. Prior to joining Nara Bank, she was Vice President and Chief Credit Officer at the former Chicago-based Foster Bank from March 1990 to September 1997

Ms. Kim received her B.B.A. in Finance from the University of Wisconsin, Oshkosh. She completed the Graduate School of Banking at the University of Wisconsin, Madison and the ABA Stonier Graduate School of Banking at the University of Pennsylvania. Ms. Kim also earned her Wharton Leadership Certificate from The Wharton School Aresty Institute of Executive Education.

39	2025 PROXY STATEMENT

Proposal 3

Peter J. Koh
Chief Operating Officer

Peter J. Koh was promoted to Senior Executive Vice President and Chief Operating Officer of Bank of Hope effective January 1, 2022, after holding the position of Executive Vice President and Deputy Chief Operating Officer effective May 1, 2021. As the Chief Operating Officer, Mr. Koh is responsible for overseeing strategy, operations, IT, human resources and credit administration. Previously, Mr. Koh served as Executive Vice President and Chief Credit Officer of Bank of Hope upon the merger of equals of BBCN Bank with Wilshire Bank effective July 29, 2016, and was responsible for oversight of all credit administration functions, as well as the appraisal, loan operations and special assets departments. Prior to the merger, Mr. Koh served in the same capacity for Wilshire Bank, a position he was promoted to in July 2014. He initially joined Wilshire Bank in 2001 and served in various credit-related positions through 2005. Mr. Koh then rejoined Wilshire Bank in June 2007 as Senior Loan Officer and held the position of Chief Credit Review Officer and then Deputy Chief Credit Officer before being appointed as Chief Credit Officer in July 2013. Mr. Koh’s father, Steven S Koh, is a director and Honorary Chairman of the Boards of the Company and the Bank.

Mr. Koh earned his B.A. from Columbia University in New York and M.B.A. from the Marshall School of Business, University of Southern California. He is also a graduate of the Pacific Coast Banking School.

Thomas P. Stenger
Chief Risk Officer

Thomas P. Stenger was promoted to Senior Executive Vice President and Chief Risk Officer of Bank of Hope effective October 1, 2022, after holding the position of Executive Vice President and Chief Risk Officer since February 2019. Mr. Stenger is responsible for all areas of risk, compliance and BSA management. Prior to joining Bank of Hope, he was a Managing Director at PricewaterhouseCoopers from 2011, where he provided strategic leadership assisting financial services clients in enhancing their platforms to be responsive to regulatory directives and guidance. He also advised clients on developing and assessing their enterprise risk framework, identifying structural, functional and conceptual operating gaps in multiple disciplines including market risk, credit risk and operational risk. Previously, Mr. Stenger was a founding partner of Mirror Lake Partners from 2008 to 2011 and was responsible for risk advisory, treasury/liquidity management and investment portfolio practices focused on providing services to financial services, private equity and mortgage banking firms, as well as regulatory agencies. Prior to this, Mr. Stenger was at GMAC Residential Mortgage Corporation from 2001 to 2007, most recently as Senior Vice President and Chief Risk Officer. Mr. Stenger joined BankBoston in 1997 as Managing Director, Global Asset Liability Strategy, and, following the acquisition of the firm by FleetBoston Financial Corporation in 1999, he served as Senior Risk Manager, Market Risk, through 2001. He began his career in the financial institutions industry in 1985 at Michigan National Bank as Vice President, Portfolio Management, before joining Chemical Bank in 1993 as First Vice President, Consumer Asset Management and then Chase Manhattan Mortgage Corp. in 1996 as Senior Vice President.

Mr. Stenger earned his B.S. in Finance from the Michigan State University and his M.B.A. in Finance and Financial Management Services from Wayne State University.

2025 PROXY STATEMENT	40

Proposal 3

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides information about our executive compensation program, the factors that were considered in making compensation decisions for our 2024 NEOs and how we have modified our programs to respond to our stockholders and continue to align with the Company’s business strategy.

2024 Named Executive Officers

The following table lists our 2024 NEOs.

Name	Title

Kevin S. Kim	Chairman, President & Chief Executive Officer

Julianna Balicka	Chief Financial Officer

Kyu S. Kim(1)	Chief Commercial Banking Officer

Peter J. Koh	Chief Operating Officer

Thomas P. Stenger	Chief Risk Officer

(1)

Effective April 1, 2025, Ms. Kim’s title changed to Chief Relationship Banking Officer; however, unless otherwise indicated, this Proposal 3 reflects Ms. Kim’s position and title held through March 31, 2025.

Executive Summary

2024 Say-on-Pay and Compensation Decisions

At our 2024 annual meeting of Stockholders, approximately 97% of the votes cast for say-on-pay approved our executive compensation decisions. Stockholders made it clear that they are pleased with the significant changes we made to our program, which were influenced by feedback we received from our stockholders in the fall of 2023 following a robust stockholder outreach campaign.

During that campaign, we proactively reached out to stockholders representing 67% of our outstanding shares and we conducted meetings with stockholders representing approximately 38% of our outstanding shares. The Chair of the Compensation Committee participated in all meetings and shared the feedback directly with the other Compensation Committee members, as well as the full Board.

As part of this process, the Compensation Committee also initiated an extensive internal review of the executive compensation program, with support from its independent compensation consultant to gain further insight on current pay practices to ensure that our approach going forward effectively balances competitive market practices, stockholder expectations, best-practice governance standards and our business strategy. We committed to executing on a proactive and thoughtful implementation timeline to respond to our stockholders’ priorities and adopted several changes to the program, which became effective at the start of fiscal year 2024.

The following summarizes the feedback we received from stockholders during our engagement activities, and the actions we took in 2024 to address their input on NEO compensation. We believe these changes create a stronger incentive structure that continues to incentivize the senior leadership team to execute strategies that drive our business results and reflect our investors’ preferences. We continue to maintain an open dialogue with our stockholders. In the fall of 2024, we again engaged with our stockholders, by reaching out to stockholders representing 69% our outstanding shares and held meetings with stockholders representing approximately 16% of our outstanding shares. Those with whom we met affirmed their support for our program.

41	2025 PROXY STATEMENT

Proposal 3

What We Heard from Stockholders	What We Did
Stockholders would prefer stronger alignment between the overall compensation structure for the CEO and other NEOs

●  Implemented a weighted scorecard under the Short-Term Incentive Plan (“STIP”) for all NEOs that places an emphasis on financial performance:

¡  80% based on achievement of pre-determined financial objectives

¡  20% is a discretionary payment based on achievement of individual objectives

Stockholders would like to see diverse use of performance metrics in the incentive plans	● Restructured the STIP and LTIP to remove overlapping performance metrics, and use a balanced mix of absolute and relative measures across the plans
Stockholders favor three-year performance measurement periods for all Long-Term Incentive Plan (“LTIP”) goals	● Eliminated the 12-month EPS goal under the LTIP — actual Performance Unit (“PSU”) awards earned will be based on results after the end of a three-year performance period

Based on our performance (please see “2024 Financial and Strategic Business Performance” under this Proposal 3 on page 43) and consistent with the design of our program based on the changes described above, the Compensation Committee made the following executive compensation decisions for fiscal year 2024 with respect to the three primary elements of our executive compensation program, which are: base salary, annual cash incentives (under our STIP), and long-term equity incentives (under our LTIP).

Base Salary

Base salary is an essential component to any market-competitive compensation program. We approved base salary increases for all NEOs for fiscal 2024, with larger increases approved for Peter J. Koh and Kyu S. Kim of 11.4% and 7.2%, respectively. Our CEO, Kevin S. Kim, received a base salary increase of 4.8% and Julianna Balicka and Thomas P. Stenger received increases of 4.4% and 4.1%. respectively. See ‘‘2024 Executive Compensation Program in Detail – Base Salary” under this Proposal 3.

Short-Term Incentive Program (“STIP”)

Annual incentives reward the achievement of short-term goals. Consistent with financial performance and strategic achievements of the Company, STIP awards to the NEOs were paid out below target. See “2024 Executive Compensation Program in Detail – Annual Incentive Awards” under this Proposal 3.

Long-Term Incentive Program (“LTIP”)

Long-term incentives drive our NEOs to focus on long-term sustainable stockholder value creation. The 2024 LTIP awards the Compensation Committee granted to our NEOs were 50% time-vested Restricted Stock Unites (“RSUs”) and 50% PSUs, each vesting over a three-year time frame. Consistent with the terms of the 2022 LTIP, the NEOs earned 70% of their target PSUs for the 2022-2024 performance cycle. See “2024 Executive Compensation Program in Detail – Long-Term Equity Incentive Awards” under this Proposal 3.

Best Compensation Practices & Policies

Our executive compensation program is reinforced by the following best-practice governance standards which encourage prudent decision-making and prevent excessive risk-taking behavior through the following processes, policies and practices:

●	Equity ownership guidelines;

●	Clawback policy;

●	No automatic “single trigger” vesting upon a change of control;

●	Independent compensation consultant retained and consulted, as needed; and

●	No excessive perquisites.

2025 PROXY STATEMENT	42

Proposal 3

2024 Financial and Strategic Business Performance

In 2024, we focused on strengthening our deposit base and expanding our capital ratios, positioning us to withstand emerging macroeconomic volatility and support prudent balance sheet growth. In the fourth quarter of 2023, the Company reorganized around lines of business and product delivery channels, moving away from a regionally-based approach to management. This opened, and continues to open, opportunities for operating efficiencies and expanded relationship banking. The implementation of the reorganization is ongoing.

On April 29, 2024, we announced a definitive merger agreement with Territorial Bancorp Inc., the stock holding company of Territorial Savings Bank. The merger was completed on April 2, 2025, and Territorial Savings became a division of Bank of Hope, adding a stable, low-cost core deposit base, accelerating the diversification of our loan mix with the addition of a residential mortgage portfolio with excellent asset quality, and opening up growth opportunities for the Bank in the strategically compelling Hawaiian market. The successful consummation of this strategic transaction positions Bank of Hope as the largest regional bank catering to multi-cultural customers across the continental United States and Hawaii.

As of December 31, 2024, Hope Bancorp’s total deposits amounted to $14.3 billion, compared with $14.8 billion as of December 31, 2023, reflecting a reduction in brokered deposits down to 7% of total deposits as of December 31, 2024, from 10% as of December 31, 2023. Total loans at the end of 2024 amounted to $13.6 billion, compared with $13.9 billion at December 31, 2023. Residential mortgage and SBA lending were strong throughout 2024, and commercial real estate and commercial lending growth stabilized in the second half of the year. We were pleased to see overall loan growth inflecting with loans receivable growing 1% on an annualized basis from June 30, 2024 to December 31, 2024.

Our net income was $99.6 million for 2024 compared with $133.7 million for 2023. Excluding notable items, net income for 2024(1) was $103.4 million compared with $144.6 million for 2023. Notable items in 2024 and 2023 consisted of merger-related costs, FDIC special assessment expense, and restructuring-related items. The decrease in net income for 2024 compared with 2023 was primarily due to decreases in net interest income, offset partially by decreases in provision for credit losses and noninterest expense.

Net interest income was $427.9 million for 2024, compared with $525.9 million for 2023. The year-over-year decrease in net interest income was driven by a higher cost of funds, which reflected changes in market interest rates, and a decrease in the average balance of interest earning assets, which reflected, in part, the loan growth in the second half of 2024. The upper range of the target federal funds rate decreased to 4.50% at December 31, 2024, down from 5.50% at December 31, 2023, but the cuts to the federal funds rate did not begin until September 18, 2024.

Offsetting the decreases to net interest income in 2024 were decreases in the provision for credit losses and in noninterest expense, and an increase in noninterest income. The provision for credit losses on loans was $17.3 million for 2024, a decrease of $10.7 million from $31.6 million for 2023. This reflected, in part, improvement in net charge offs. Net charge offs for the full year 2024 declined to 19 basis points of average loans, from 22 basis points for the full year 2023. Noninterest expense for 2024(1), excluding notable items, was $318.4 million, a decrease of $28.0 million, or 8%, from $346.4 million for 2023. The Bank continues to practice disciplined expense management and cost control.

All of the Company’s capital ratios are strong and all expanded year-over-year, which provides us with a robust cushion to manage risk and support growth. As of December 31, 2024, our total capital ratio was 14.78%, up from 13.92% a year ago; our common equity tier 1 ratio was 13.06%, up from 12.28% at year-end 2023; and our tangible common equity ratio was 10.05% as of December 31, 2024, up from 8.86% as of December 31, 2023.

As we integrate Territorial Savings into our organization, we look forward to strengthening our balance sheet, earnings and profitability, supported by a strengthened deposit mix, improved revenue growth and continued effective cost management.

(1)

Net income, excluding notable items, and noninterest expense, excluding notable items, are both non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are set forth in Appendix A.

43	2025 PROXY STATEMENT

Proposal 3

What Guides Our Executive Compensation Program

Compensation Philosophy and Objectives

We believe that the most effective executive compensation programs align the interests of NEOs with those of stockholders. A properly structured compensation program will reinforce and support the development of a strong performance-oriented culture within the Company to achieve specific short and long-term strategic objectives while taking into consideration potential risk implications, such as discouraging imprudent risk-taking that threatens the long-term value of the Company.

The Company’s executive compensation program is designed to provide:

●	levels of base salary that are competitive;

●	annual cash incentives that are tied to our financial results, achievement of our yearly strategic goals and achievement of individual performance objectives; and

●	long-term equity incentive awards that encourage NEOs to focus their efforts on building stockholder value by meeting longer-term financial goals.

The Compensation Committee believes that executive compensation should be closely tied to the financial and operational performance of the Company, individual performance and the officer’s level of responsibility, as well as risk management. The Compensation Committee believes that the equity-based portion of our executive compensation should also include meaningful retention features that encourage key employees to remain in the employment of the Company.

Roles and Responsibilities of the Compensation Committee

The Compensation Committee oversees the Company’s compensation structure, policies, and programs, subject to the Board’s overall authority. This includes assessing the risk profile of the Company’s compensation policies and practices and determining the Chief Executive Officer’s total compensation with recommendations to the Board for approval when appropriate. The Compensation Committee also sets the compensation for certain executive officers, considering recommendations from our Chief Executive Officer, as appropriate.

The Compensation Committee reviews the compensation recommendations made by the Chief Executive Officer for the Section 16 officers (other than the Chief Executive Officer) to determine whether the compensation paid to such employees is reasonable and competitive and whether such compensation serves the interests of the Company’s stockholders. The Chief Risk Officer reports to the Chief Executive Officer and to the Board Risk Committee. The Chair of the Board Risk Committee may provide input on compensation decisions for the Chief Risk Officer in conjunction with the Compensation Committee.

The Chair of the Compensation Committee regularly reports to the Board on the Compensation Committee’s actions and recommendations.

The Role of the Independent Compensation Consultant

The Compensation Committee at times retains the services of independent consultants to assist with its consideration of the Company’s compensation policies, programs and practices.

Pursuant to authority granted to it under its charter, the Compensation Committee continued its engagement with Pearl Meyer as its independent consultant for the fiscal year 2024. Pearl Meyer provides expertise on competitive pay practices and program design and serves as an objective third-party advisor in assessing the reasonableness of compensation levels and performance metrics, as needed.

During 2023, Pearl Meyer assisted the Compensation Committee with assessing the competitiveness of our compensation arrangements with our NEOs and informed the Compensation Committee’s decisions related to 2024. The Compensation Committee used information regarding our compensation arrangements as a benchmarking reference to ascertain whether we have competitive compensation levels with other comparable institutions, in setting compensation target levels, in deciding whether to make any changes in base salary, annual cash incentive awards and long-term equity awards, among other matters. Pearl Meyer reports directly to the Compensation Committee. The Compensation Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules and has determined that Pearl Meyer does not have any conflict of interest relating to the work it is performing for the Compensation Committee.

2025 PROXY STATEMENT	44

Proposal 3

The Role of Peer Groups

For purposes of setting compensation levels and further informing decision-making for fiscal 2024, the Compensation Committee established an updated compensation peer group in the fall of 2023. This compensation peer group was approved by the Compensation Committee based on an in-depth review by Pearl Meyer, which included an assessment of potential comparators including publicly traded commercial banks headquartered in the U.S., with similar size characteristics (assets and revenues within 0.5x to 2.0x of the Company’s assets and revenues) and business structure (e.g. loan mix and source of revenue). The following companies comprise the 2024 compensation peer group:

2024 Compensation Peer Group

●  Ameris Bancorp

●  Atlantic Union Bankshares Corporation

●  Banner Corporation

●  Cathay General Bancorp

●  CVB Financial Corp.

●  First Financial Bancorp.

●  First Interstate BancSystem, Inc.

●  Fulton Financial, Corporation

●  Glacier Bancorp, Inc

●  Heartland Financial USA, Inc.

●  Independent Bank Group, Inc.

●  Independent Bank Corp.

●  Pacific Premier Bancorp, Inc.

●  Renasant Corporation

●  Simmons First National Corporation

●  United Community Banks, Inc.

●  WesBanco, Inc.

●  WSFS Financial Corporation

In addition to peer group comparative data, our Compensation Committee may consider other factors that it deems prudent when determining executive compensation. While comparisons can be useful in identifying general compensation trends and overall pay levels, the Compensation Committee recognizes that there may be meaningful differences between our Company and our peers. The Compensation Committee uses the comparison data as a general indicator of market trends in executive compensation but does not use it exclusively to set compensation levels. For example, the Compensation Committee also reviews other information, such as individual and Company performance, the position, responsibilities within the Company, and other factors to determine total executive compensation.

With regards to measuring the relative performance metrics for the LTIP award granted in 2024, the Compensation Committee approved a performance peer group comprised of the companies in the KBW Nasdaq Regional Banking Index.

2024 Executive Compensation Program in Detail

Base Salary

Base salary is the fixed component of total direct compensation. The Compensation Committee considers a wide variety of factors in determining base salary levels, including individual performance, Company performance, the business or corporate function for which the executive is responsible, the nature and importance of the executive officer’s position and role within the Company, the scope of the executive officer’s responsibility or internal relationships and the current compensation package in place for the executive officer, including the executive officer’s current annual base salary. In setting base salaries, the Compensation Committee also takes into account that target opportunities under our STIP and LTIP programs generally are set as a percentage of base salary.

Following its annual review in 2024, the Compensation Committee increased the base salary of our Chief Executive Officer and, based on his recommendations, approved base salary increases for the other NEOs. The Compensation Committee approved larger base salary increases of:

●	11.4% for our Chief Operating Officer, Peter J. Koh, to improve his competitive pay positioning relative to the market based on his expanded role, and

●

7.2% for our Chief Commercial Banking Officer, Kyu S. Kim, due to the realignment of our organizational structure around lines of business and product delivery channels, resulting in an expanded role for Ms. Kim in 2024.

45	2025 PROXY STATEMENT

Proposal 3

The 2023 and 2024 base salaries for the currently employed NEOs were as follows:

	2023 Base Salary	2024 Base Salary	Year-over- Year % Change

Kevin S. Kim	$1,050,000	$1,100,000	4.8%

Julianna Balicka	$450,000	$470,000	4.4%

Kyu S. Kim	$438,229	$470,000	7.2%

Peter J. Koh	$440,000	$490,000	11.4%

Thomas P. Stenger	$480,365	$500,000	4.1%

Short Term Incentive Plan (“STIP”)

Our annual performance-based incentive compensation program is designed to align the interests of our NEOs with those of our stockholders and provides for cash awards driven by criteria primarily tied to the Bank’s performance.

To ensure stronger alignment between the Chief Executive Officer and NEO compensation programs, we implemented a weighted scorecard under the STIP for all NEOs starting in 2024 which places an emphasis on financial performance. The scorecard is 80% weighted based on achievement of pre-determined financial objectives and 20% weighted based on achievement of individual objectives. The Compensation Committee may use its discretion to increase or decrease the 20% portion based on individual objectives in light of considerations it deems relevant and appropriate. The target opportunity for all the NEOs is determined as a percent of base salary and corporate title (such as Senior Executive Vice President or Executive Vice President). The current targets are set forth in the table below, with threshold set at 50% of target and maximum at 150% of target, and performance in between threshold/target and maximum determined on a linear interpolation.

	Annual Target Incentive Opportunity (as a % of Salary)	Annual Target Incentive Opportunity ($)

Kevin S. Kim	100%	$1,100,000

Julianna Balicka	40%	$188,000

Kyu S. Kim	45%	$211,500

Peter Koh	45%	$220,500

Thomas P. Stenger	45%	$225,000

2024 Corporate Performance Metrics (80% of STIP)

In March 2024, the Compensation Committee reviewed and approved the 2024 corporate performance metrics and weightings for the year, aligning them with our Board-approved financial plan. This plan reflected our growth strategies, historical performance, and key economic assumptions for our industry. To determine the 2024 performance metrics and target goals, the Compensation Committee first assessed the financial measures most relevant to driving the Company’s strategic and operational priorities. The Committee refined the incentive structure by removing overlapping metrics between the STIP and LTIP and selecting those that best reflect the Company’s desired performance outcomes. It also determined the appropriate weightings and performance targets for each metric to ensure a rigorous and balanced incentive framework.

In finalizing the target goals, the Compensation Committee considered the broader macroeconomic landscape. At the beginning of 2024, expectations reflected a more conservative Federal Reserve policy, with multiple rate cuts anticipated amid inflation concerns. While economic forecasts projected continued growth, they also highlighted risks such as geopolitical tensions, energy supply disruptions, financial vulnerabilities, inflationary pressures and political gridlock.

The Compensation Committee also reviewed proposed targets and reviewed a goal calibration with the assistance of Pearl Meyer. After this review, the Compensation Committee set targets for the selected metrics as described below; the calculation of the selected metrics is also described below. The selected STIP metrics were (1) earnings per share (“EPS”) excluding notable items; (2) pre-provision net revenue (excluding notable items) as a percentage of average assets (“PPNR ROAA”); (3) criticized loan ratio, 4 quarter-end average; (4) total loan growth; and (5) average deposit growth, excluding brokered deposits.

2025 PROXY STATEMENT	46

Proposal 3

The STIP metrics targets were set by the Compensation Committee as follows:

●

EPS (excluding notable items) target at $1.00. The 2024 EPS target was lower than the $1.20, excluding notable items, that we earned per share in 2023. The year-over-year decrease in earnings primarily reflected lower net interest income, caused by continued net interest margin headwinds in a high interest rate environment as well as loan growth pressures.

●

PPNR ROAA (excluding notable items) target at 0.98%. The 2024 PPNR ROAA target was lower than the 1.12% (excluding notable items) earned in 2023, in line with the decrease in earnings due to net interest income pressures.

●	Criticized loan ratio (4 quarter-end average) target at 2.33%. The target was consistent with the Company’s criticized loan ratio of 2.33% at December 31, 2023.

●	Total loan growth target at 3.0%. For context, total loans decreased by 10% year-over-year between December 31, 2023, and December 31, 2022.

●

Average deposit change (excluding brokered deposits) target at -2.0%. The year-over-year targeted decrease in average deposits reflected the impact on average balances of deposit outflows in the first quarter of 2023, which reflected the impact of certain regional bank failures on the broader banking industry. For context, on an end-of-period basis, the Company anticipated that deposits (excluding brokered deposits) would grow 5% between December 31, 2024, and December 31, 2023.

The following definitions and calculations were used to determine the achievement of the 2024 performance measures for the annual incentive awards issued in 2024. In addition, with regards to certain of the financial metrics listed below (earnings per share and pre-provision net revenue return on average assets), the actual results calculated excluded notable items, after tax, as outlined in “What Guides Our Executive Compensation Program — Reconciliation of GAAP to Non-GAAP Financial Measures” under this Proposal 3. Notable items vary year-to-year, depending on circumstances, and are disclosed through reconciliation tables of GAAP to Non-GAAP Financial Measures in the Company’s financial statements.

●

Earnings per share (excluding notable items), or EPS: net income, excluding notable items, divided by weighted average diluted common shares. In 2024, notable items consisted of an FDIC special assessment that was approved by the FDIC Board of Directors on November 2023, restructuring-related costs and merger-related costs (referred to as “notable items”). EPS (excluding notable items) is a non-GAAP financial measure; quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are set forth below and in Appendix A.

●

Pre-Provision Net Revenue (excluding notable items) as a percentage of Average Assets (also referred to as pre-provision net revenue return on average assets, or PPNR ROAA): pre-provision net revenue (excluding notable items) divided by average assets. Pre-provision net revenue consists of net interest income plus noninterest income less noninterest expense. PPNR ROAA (excluding notable items) is a non-GAAP financial measure; quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are set forth below and in Appendix A.

●	Criticized loan ratio (4 quarter-end average): measured as the average of the four quarter-end ratios. The ratio is calculated as total criticized loans divided by total loans.

●	Total loan growth: the annual percentage growth in total loans, which consist of loans receivable and loans held-for-sale.

●	Average deposit change (excluding brokered deposits): the annual percentage change in average total deposits, excluding brokered deposits.

47	2025 PROXY STATEMENT

Proposal 3

Reconciliation of GAAP to Non-GAAP Financial Measures

EPS excluding notable items and PPNR ROAA excluding notable items are each non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are set forth in the following table as well as in Appendix A.

Reconciliation of EPS and PPNR ROAA (excluding notable items) (in Thousands except EPS, Diluted Common Shares, and ROAA)	2024

Net income	$99,630

Notable Items:

FDIC special assessment expense	$691

Restructuring costs, net of gain on Virginia branch sale	$17

Merger-related costs	$4,604

Total notable items	$5,312

Less: tax provision	$1,562

Less: Total notable items, net of tax provision	$3,750

Net Income excluding notable items	$103,380

Diluted common shares	121,108,594

EPS	$0.82

EPS excluding notable items	$0.85

Net income before tax	$132,964

Provision for credit losses	$17,280

Pre-Provision Net Revenue (“PPNR”)	$150,244

Add back: notable items	$5,312

PPNR excluding notable items	$155,556

Average Assets	$17,746,408

PPNR ROAA	0.85%

PPNR ROAA excluding notable items	0.88%

2024 Actual Results of Corporate Performance Measures

In early 2025, the Compensation Committee reviewed the Bank’s actual financial and regulatory performance relative to the approved goals to determine the annual incentive award payout for the NEOs. As summarized in the table below, the Company was below threshold for two metrics relating to financial performance, and between threshold and target for all other financial performance metrics. Total percent of achievement based on the corporate performance measures for 2024 was 40%.

The actual target goals for the corporate performance metrics for 2024, the respective weightings and performance levels are set forth below. Performance levels are commensurate with actual 2024 results for the given metric.

Performance Measures	Weight	2024 Performance Target Goals			Actual 2024 Results(1)	Performance Achieved as a % of Target
		Minimum	Target	Maximum

Financial Performance

Earnings Per Share (excluding notable items)(1)	25%	$0.80	$1.00	$1.20	$0.85	63%

Pre Provision Net Revenue (excluding notable items) as a percentage of Average Assets(1)	25%	0.88%	0.98%	1.41%	0.88%	50%

Criticized Loan Ratio (4 quarter-end average)	20%	2.66%	2.33%	2.06%	3.35%	0%

Total Loan Growth	15%	0.00%	3.00%	6.00%	(1.62)%	0%

Average Deposit Change (excluding brokered deposits)	15%	(4.00)%	(2.00)%	3.00%	(2.58)%	78%

TOTAL	100%

(1)

EPS (excluding notable items) and PPNR ROAA (excluding notable items) are each non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are set forth in Appendix A.

2025 PROXY STATEMENT	48

Proposal 3

Individual Performance (20% of STIP)

As was initially described above, twenty percent of each NEO’s STIP payout is tied to individual performance. With respect to each fiscal year, the Chief Executive Officer evaluates the individual performance of our other NEOs using an assessment model as determined by the Chief Executive Officer in consultation with the Chief Human Resources Officer. The Chief Executive Officer’s evaluation is then provided to the Compensation Committee to assist in determining the incentive award payment and achievement of individual goals for each of our other NEOs. The Compensation Committee evaluates the Chief Executive Officer’s annual performance, and receives input from the full Board. When evaluating performance for 2024, these assessments included the following areas of focus: strategic plan, risk management initiatives, financial/operating results and metrics, leadership, drivers of profitability enhancement, enabling a durable growth-oriented operating model, customer relationships and developing a high-performance culture.

Key highlights and assessments of individual goals are set forth below:

Individual Contributions

Kevin Kim

Mr. Kim led his management team through a building year in 2024, positioning the Bank’s balance sheet for future growth and overseeing and driving key strategic initiatives throughout the Bank. Mr. Kim also led our M&A execution strategy that resulted in the Company entering into a merger agreement to acquire Territorial Bancorp. All these factors resulted in an 86% bonus payout for the individual performance component of the STIP.

Julianna Balicka

Ms. Balicka spearheaded many strategic initiatives in 2024, including enhanced budgeting, strategic planning and profitability analysis. Ms. Balicka also led investments in renewable solar energy tax credits that generated income tax benefits, and she led her team in supporting the financial information required for the regulatory application process for the Territorial acquisition. All these factors resulted in a 106% bonus payout for the individual performance component of the STIP.

Kyu S. Kim

Ms. Kim led the commercial banking group during 2024, restructuring the business to better serve the Bank’s customers. 2024 was an important building year in which roles and responsibilities of relationship managers and supporting teams were streamlined and reorganized. Although financial performance fell short of achieving targets, Ms. Kim’s leadership helped further realignment in support of the Bank’s reorganization. As such, the Compensation Committee awarded Ms. Kim a 60% bonus payout for the individual performance component of the STIP.

Peter J. Koh

Mr. Koh oversaw several key initiatives in 2024, including the development and implementation measurement tools to foster a high-performance culture throughout the Bank, as well as the development of framework of clearly defined roles, responsibilities and core processes for our lines of business, product teams and other key areas of the Bank. Mr. Koh also oversees our credit function. Net charge offs decreased between 2023 and 2024; however, criticized loans increased during the same period in 2024, although net charge offs improved year-over-year. All these factors resulted in a 67% bonus payout for the individual performance component of the STIP.

Thomas P. Stenger

Mr. Stenger oversees the Company’s enterprise risk management function, which includes oversight of multiple areas of risk, including third party risk management, procurement, information security, compliance, model risk management, enterprise risk management and independent credit review. As a result of Mr. Stenger’s leadership the company continues to maintain a strong and balanced risk management program. Additionally, Mr. Stenger led his team in supporting risk management information required for the regulatory application process for the Territorial acquisition. The Compensation Committee approved a 40% bonus payout for the individual performance component of the STIP for Mr. Stenger, consistent with the Company’s achievement of the corporate performance measures in 2024, which was also 40%.

49	2025 PROXY STATEMENT

Proposal 3

2024 Actual STIP Earned

Below is the total 2024 STIP award earned by each NEO. The corporate performance component of the STIP is reported under the Non-Equity Incentive Compensation column of the Summary Compensation Table and the individual performance component is reported under the Bonus column.

	Corporate Performance Metrics	Individual Performance	Total Cash Incentive Earned	% of Target Award Earned

Kevin Kim	$351,560	$189,640	$541,200	49%

Julianna Balicka	$60,085	$39,915	$100,000	53%

Kyu S. Kim	$67,595	$25,405	$93,000	44%

Peter J. Koh	$70,472	$29,528	$100,000	45%

Thomas P. Stenger	$71,910	$18,090	$90,000	40%

Long-Term Equity Incentive Awards

The Compensation Committee believes that equity-based compensation ensures that the Company’s officers have a personal stake in the long-term success of the Company without encouraging such officers to take inappropriate or unnecessary risks.

Our LTIP has the following objectives:

●	Attract and retain the services of individuals who are likely to make significant contributions to the Company’s success;

●	Encourage ownership of the Company’s Common Stock by employees;

●	Align executives with stockholder interests; and

●	Ensure sound risk management by providing a balanced view of performance and aligning rewards with the longer-term time horizon of risk outcomes.

The LTIP provides for long-term incentive opportunities through a combination of time-based and performance-contingent equity grants. A select group of senior management and key executives who impact organization-wide results will be considered for participation by the Compensation Committee on an annual basis, with consideration of input from our Chief Executive Officer. The Compensation Committee determined that 50% of the 2024 Long-Term Incentive Program (“2024 LTIP”) award was subject to time-based vesting and 50% of the 2024 LTIP was subject to performance-based vesting for all recipients, including our NEOs. Unless determined otherwise by the Compensation Committee, LTIP awards are expected to be granted annually, with overlapping three-year performance cycles. All LTIP awards granted in 2024 were granted under our stockholder-approved 2024 Equity Incentive Compensation Plan (“2024 Plan”).

LTIP awards are typically granted on the date the Compensation Committee approves them, usually during its first-quarter meeting in March of each fiscal year. However, in 2024, the awards were granted later in the year to ensure they were issued under the newly stockholder-approved 2024 Plan. Since stockholders approved the plan in May 2024, the awards were granted in July instead of March. When awards are granted in March, it is typically after the Company files its Annual Report on Form 10-K for the prior fiscal year. If an event requires a public disclosure around that time, the Company may delay granting equity awards until the information is shared with the market. Details about the grant date for 2024 awards can be found in “Executive Compensation Tables — Grants of Plan-Based Award Table” under this Proposal 3.

With the exception of termination due to change in control, and in some cases death or disability, participants will generally forfeit all rights to any unvested portion of LTIP awards upon termination of employment. The LTIP is subject to the Company’s clawback policy, as it may be modified from time to time.

The time-vesting component of LTIP awards is granted as RSUs that vest one-third each on the first three anniversaries of the grant date.

For the 2024 LTIP grant, our Compensation Committee responded to stockholder feedback favoring three-year performance measurement for all LTIP goals. As a result, we eliminated the previous 12-month EPS goal and structured all 2024 performance share units (PSUs), to be earned based on the achievement of pre-established performance goals over a three-year performance

2025 PROXY STATEMENT	50

Proposal 3

period. These goals, designed to measure sustained business success, are set and overseen by the Compensation Committee with input from management. At the end of three years, the Company’s performance is assessed to determine the final award payout. After reviewing peer group practices and LTIP metrics, the Committee approved 2024 PSUs, the vesting of which was based on the return on average tangible common equity (ROTCE), excluding notable items, and relative total stockholder return (TSR), reinforcing our commitment to long-term value creation.

Performance Measure	Weighting	Measurement Perspective	Performance Goals
			Threshold	Target	Stretch

Return on Average Tangible Common Equity (excluding notable items)(1)	50%	Absolute	Threshold, target and maximum goals are based on the Company’s internal three-year forecast at the time of grant.

Total Stockholder Return(2)	50%	Relative	25th Percentile	50th Percentile	75th Percentile

Payout as % of Target			50%	100%	150%

(1)

ROTCE, excluding notable items, is measured on an absolute basis against the Company’s three-year forecast at the time of grant, taking the average of the ROTCE for the period from January 1, 2024, through December 31, 2026. Notable items are excluded from this calculation. Notable items vary year-to-year, depending on circumstances, and are disclosed through reconciliation tables of GAAP to Non-GAAP Financial Measures in the Company’s financial statements. ROTCE (excluding notable items) is a non-GAAP financial measure; it is calculated by taking net income (excluding notable items) and dividing it by average tangible common equity. Average tangible common equity is a non-GAAP financial measure and is calculated as average stockholders’ equity less goodwill and core deposit intangible assets, net.

(2)	TSR is measured on a relative basis against the KBW Nasdaq Regional Banking Index over the period of January 1, 2024 through December 31, 2026.

Performance below “Threshold” for a given performance measure will result in the forfeiture of that portion of the LTIP award. Performance at or above “Stretch” for a given performance measure will result in a payout equal to 150% of the respective target portion of the LTIP award. Performance between “Threshold—Target—Stretch” will be determined using a straight-line interpolation and rounded up to the nearest whole number of shares.

Each LTIP participant has a target award denominated as a percentage of his/her base salary in effect on the date of grant as determined by the Compensation Committee, taking into account recommendations from our Chief Executive Officer with respect to our other NEOs. The following table summarizes target award opportunities, expressed as grant date fair market value as a percentage of base salary, for each NEO under the LTIP:

Position	Total Target Award as % of Salary	LTIP: Time-Based Vesting RSUs	LTIP: Target Performance- Contingent PSUs

Chairman, President & Chief Executive Officer	150%	75%	75%

Other NEOs	40% - 60%	20% - 30%	20% - 30%

The Compensation Committee approved the following number of units underlying LTIP equity awards granted to the NEOs in 2024.

	Grant Date	LTIP: Time-Based Vesting RSUs (#)	LTIP: PSUs ROTCE (at target) (#)	LTIP: PSUs TSR (at target) (#)

Kevin S. Kim	7/19/2024	65,011	32,506	32,506

Julianna Balicka	7/19/2024	9,259	4,629	4,630

Kyu S. Kim	7/19/2024	10,185	5,092	5,093

Peter J. Koh	7/19/2024	11,583	5,792	5,792

Thomas P. Stenger	7/19/2024	8,865	4,432	4,433

51	2025 PROXY STATEMENT

Proposal 3

For the PSUs that were granted in 2024, below is the grant date of each award and the value assuming the most probable outcome is achieved and the grant date fair value assuming achievement of the target and maximum levels of performance:

	Grant Date	Description of PSU Granted	Grant Date Fair Value
			Assuming Most Probable Outcome is Achieved(1)	Assuming Target Outcome is Achieved(2)	Assuming Maximum Value is Achieved(3)

Kevin S. Kim	7/19/2024	LTIP (Performance-Based Absolute ROTCE)	$412,501	$412,501	$618,752
	7/19/2024	LTIP (Performance-Based Relative TSR)	$366,668	$412,501	$618,752

Julianna Balicka	7/19/2024	LTIP (Performance-Based Absolute ROTCE)	$58,742	$58,742	$88,113
	7/19/2024	LTIP (Performance-Based Relative TSR)	$52,226	$58,755	$88,132

Kyu S. Kim	7/19/2024	LTIP (Performance-Based Absolute ROTCE)	$64,617	$64,617	$96,926
	7/19/2024	LTIP (Performance-Based Relative TSR)	$57,449	$64,630	$96,945

Peter J. Koh	7/19/2024	LTIP (Performance-Based Absolute ROTCE)	$73,500	$73,500	$110,251
	7/19/2024	LTIP (Performance-Based Relative TSR)	$65,334	$75,500	$110,251

Thomas P. Stenger	7/19/2024	LTIP (Performance-Based Absolute ROTCE)	$56,242	$56,242	$84,363
	7/19/2024	LTIP (Performance-Based Relative TSR)	$50,004	$56,255	$84,382

(1)

Amounts reported represent most probable outcome achieved in accordance with FASB ASC Topic 718. For each LTIP performance-based relative TSR award, the value of the shares and probable vesting was determined assuming the most probable outcome achieved is calculated using the Monte Carlo simulation model. See Note 12 of the Company’s consolidated financial statements in our 2024 Annual Report on Form 10-K, incorporated by reference herein, for information regarding assumptions underlying valuation of equity awards.

(2)

Assumes achievement of the target level of performance conditions, which is calculated as the target number of shares multiplied by $12.69, the closing price per share of the Company’s Common Stock on July 19, 2024, the date of grant.

(3)

Assumes achievement of the maximum level of performance conditions, which is calculated as the maximum number of shares multiplied by $12.69, the closing price per share of the Company’s Common Stock on July 19, 2024, the date of grant.

2022 LTIP Grants – Partial Achievement of Performance Goals Determined During the First Quarter of 2025

For the 2022 LTIP grant, our Compensation Committee approved PSUs based on absolute EPS for a 12-month performance period, and relative ROTCE and relative TSR contingent on the achievement of pre-established three-year performance goals as shown in the table below. Results for EPS are linearly interpolated for performance between threshold and target and target and stretch levels. For relative ROTCE and TSR, adjustments for levels achieved between the 25th, 50th, and 75th percentiles are also linearly interpolated. The table below also shows actual performance results achieved.

Performance Measure	Weighting	Measurement Perspective	2022-2024 Performance Goals			Results
			Threshold	Target	Stretch	Actual Performance	Percentage of Target Achieved

Earnings Per Share(1)	40%	Absolute	$1.47	$1.63	$1.79	$1.81	150%

Return on Average Tangible Common Equity(2)	40%	Relative	25th Percentile	50th Percentile	75th Percentile	8th Percentile	—

Total Stockholder Return(3)	20%	Relative	25th Percentile	50th Percentile	75th Percentile	26th Percentile	52%

Payout as % of Target			50%	100%	150%

(1)	EPS is measured on an absolute basis against the Company’s budget/forecast over the period January 1, 2022 through December 31, 2022.

(2)

ROTCE is measured on a relative basis against a defined group of peer banks over the period January 1, 2022 through December 31, 2024. ROTCE is a non-GAAP financial measure; it is calculated by taking net income and dividing it by average tangible common equity. Average tangible common equity is a non-GAAP financial measure and is calculated as average stockholders’ equity less goodwill and core deposit intangible assets, net.

(3)

TSR is measured on a relative basis against a defined group of peer banks over the period January 1, 2022 through December 31, 2024 (calculated assuming that dividends during the period are reinvested in company shares on the date paid).

2025 PROXY STATEMENT	52

Proposal 3

The target shares for the 2022 LTIP awards, as well as the number of shares earned based on actual performance of EPS, ROTCE and TSR, is set forth below. The actual award earned was calculated based on the target shares multiplied by the percentage payout.

	Grant Date	Target Shares	Performance Achieved	% Payout	Shares Vested on March 7, 2025

Kevin S. Kim	3/23/2022	48,853	Between Threshold and Target	70%	34,393

Julianna Balicka	—	—	—	—	—

Kyu S. Kim	3/23/2022	4,653	Between Threshold and Target	70%	3,276

Peter J. Koh	3/23/2022	4,273	Between Threshold and Target	70%	3,713

Thomas P. Stenger	3/23/2022	4,808	Between Threshold and Target	70%	3,385

Other Practices, Policies and Guidelines

Stock Ownership Guidelines

Our executive compensation program includes a Stock Ownership Policy that sets forth stock ownership guidelines for our Chief Executive Officer and non-employee directors. For information about the Stock Ownership Policy see “Equity Ownership Guidelines for Non-Employee Directors” under Proposal 1. The equity ownership guidelines for the Chief Executive Officer is five times his base salary. We do not have any stock ownership guideline or requirement for any of our NEOs other than our Chief Executive Officer. Our Chief Executive Officer and the NEOs are subject to the policy prohibiting hedging and pledging of our stock, which is discussed under “Insider Trading, Hedging and Pledging Prohibition” under Proposal 1.

CEO Satisfaction of Equity Ownership Guidelines as of December 31, 2024

The following table presents information about the equity ownership of our Chief Executive Officer as of December 31, 2024, based on the equity ownership guidelines, which requires that he own shares of Common Stock of the Company that are at least five times his base salary in effect as of December 31, 2024.

	Target number of shares to Satisfy CEO Equity Ownership Guidelines(1)	Number of Shares Held Directly and Indirectly(2)	Guidelines Satisfied

Kevin S. Kim	447,518	909,703	✓

(1)	The target number of shares was calculated by dividing $5,500,000 (which is 5x the base salary of $1,100,000) by $12.29, the closing price per share of the Company’s Common Stock on December 31, 2024.

(2)

The number of shares held includes all shares of the Company’s Common Stock held as of December 31, 2024, either directly or indirectly, including vested restricted stock, as well as unvested restricted stock units subject only to time-based vesting requirements.

53	2025 PROXY STATEMENT

Proposal 3

Clawback Policy
The Company believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance
compensation philosophy. Accordingly, in October 2023, the Company adopted a clawback policy (“Clawback Policy”), which is administered by the Compensation Committee and provides for the recovery of erroneously awarded incentive compensation awarded to any covered executive (as determined by the Compensation Committee in accordance with applicable listing standards). Incentive compensation is subject to recoupment if received within any of the three completed fiscal years (together with any interim stub fiscal year period(s) of less than nine months resulting from our transition to different fiscal year measuring dates) immediately prior to the determination that a material error in our financial statements has occurred requiring an accounting restatement. The amount of incentive compensation subject to recovery is equal to the excess of the incentive compensation received by a covered executive over the amount of compensation which would have been received by such covered executive had the amount thereof been calculated based on the restated amounts. Incentive compensation covered under the Clawback Policy includes, without limitation, annual bonuses and other short-and
long-term cash incentives, stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, and performance units.
The Clawback Policy is intended to comply with Section 10D of the Exchange Act, Rule
10-D-1
of the Exchange Act, Nasdaq Listing Rule 5608 and other regulations, rules and guidance of the SEC. The description of the Clawback Policy above is qualified in its entirety by the text of the Clawback Policy, which can be found as Exhibit 97 to our 2023 Annual Report on Form
10-K.
Other Benefits
The NEOs are entitled to participate in the same benefits programs that are available to all full-time employees. These benefits include health, dental, vision, and life insurance, paid vacation and the Company contributions to the 401(k) Plan, if any. The Company provides limited perquisites to its NEOs, such as auto allowances and club dues, where the club enhances opportunities to meet and network with prospective customers and other business leaders. Please see the footnotes to the “Summary Compensation Table” under this Proposal 3 for further information.
Compensation Risk Considerations
Pursuant to the Company’s Risk Compensation Policy, the Compensation Committee reviews on an annual basis the incentive compensation of our Chief Executive Officer and the other NEOs as well as individual employees whose activities may expose the organization to material amounts of risk and groups of employees participating in similar incentive programs who in the aggregate may expose the organization to material amounts of risk based on risk categories that include credit, market, liquidity, operational, legal, compliance and reputational risk based on a facts-and-circumstances
determination. For purposes of the assessment, the Risk Compensation Policy defines incentive compensation as that portion of an employee’s current or potential compensation that is tied to achievement of one or more specific metrics, but does not include compensation awarded solely for, and tied to, continued employment (such as salary).
After conducting this review during 2024, the Compensation Committee had concluded that the Company’s compensation arrangements do not encourage employees to take unnecessary and excessive risks after considering, among other items, the Company’s clawback policy, the mix of cash and equity incentives, as well as the mix of time-based vesting awards and performance-contingent awards. Additionally, we do not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.
Tax, Accounting and Regulatory Considerations
We take tax, accounting and regulatory requirements into consideration when we choose our compensation elements and when we establish the procedures to set and pay those elements. We seek to pay compensation in the most tax-effective
manner where reasonably possible. However, we will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible.

2025 PROXY STATEMENT	54

Proposal 3

COMPENSATION COMMITTEE REPORT

The following report does not constitute soliciting material and should not be deemed incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent we may specifically incorporate the information contained in this report by reference thereto.

The Human Resources and Compensation Committee (“Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) included in this Proxy Statement with management and, based on such reviews and discussions, has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Dale S. Zuehls, Chair

Jinhoo Doo

Daisy Y. Ha

William J. Lewis

Scott Yoon-Suk Whang

55	2025 PROXY STATEMENT

Proposal 3

Executive Compensation Tables

Summary Compensation Table

The “Summary Compensation Table” and related narratives present the compensation paid to or earned by our NEOs for the years ended December 31, 2024, 2023 and 2022.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Options Awards	Non-Equity Incentive Plan Compen- sation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compen- sation(5)	Total
Kevin S. Kim Chairman, President & Chief Executive Officer	2024	$1,086,538	$189,700	$1,604,158	—	$351,560	$6,699	$76,113	$3,314,768
	2023	$1,050,000	$1,050	$1,234,428	—	$654,980	$6,295	$60,712	$3,007,465
	2022	$1,037,077	$1,050	$1,428,155	—	$1,030,730	$5,914	$57,399	$3,560,325
Julianna Balicka(6) Chief Financial Officer	2024	$464,615	$39,975	$228,465	—	$60,085	—	—	$793,140
	2023	$311,538	$145,050	$228,750	—	—	—	—	$685,338
Kyu S. Kim Chief Commercial Banking Officer	2024	$461,446	$25,465	$251,314	—	$67,595	$2,537	$47,196	$855,553
	2023	$434,239	$130,050	$228,506	—	—	$2,384	$47,106	$842,285
	2022	$417,981	$79,286	$218,514	—	—	$2,240	$43,771	$761,792
Peter J. Koh Chief Operating Officer	2024	$476,539	$29,588	$285,823	—	$70,472	—	$31,050	$893,472
	2023	$429,231	$160,050	$253,876	—	—	—	$30,675	$873,832
	2022	$399,145	$83,333	$238,152	—	—	—	$29,410	$750,040
Thomas P. Stenger Chief Risk Officer	2024	$494,714	$18,150	$218,743	—	$71,910	—	$139,408	$942,925
	2023	$475,991	$105,050	$213,313	—	—	—	$155,513	$949,867
	2022	$442,276	$81,905	$217,548	—	—	—	$127,986	$869,715

(1)

Includes the amount earned from the 20% discretionary bonus opportunity based on achievement of individual performance objectives under the 2024 STIP (as was further described in the CD&A under this Proposal 3), the cash portion of awards under the 2023 and 2024 STIP, and a holiday bonus paid during the fourth quarter of 2024, 2023 and 2022.

(2)

Amounts reported represent the aggregate grant date fair value for RSUs and PSUs granted in each respective year in accordance with FASB ASC Topic 718, excluding the effect of forfeitures. See “Stock Based Compensation” in Note 12 of the Company’s consolidated financial statements included in our 2024 Annual Report on Form 10-K, incorporated by reference herein, for more information regarding the Company’s accounting for stock-based compensation. Amounts reported herein include (i) time-based RSUs issued under our 2024 LTIP and (ii) PSUs issued under our 2024 LTIP. The amounts shown in the “Summary Compensation Table” above do not represent the actual value realized by each NEO.

2025 PROXY STATEMENT	56

Proposal 3

The following table sets forth the grant date fair value for each award granted to the NEOs during the year ended December 31, 2024. For PSUs, the table presents both the grant date fair value assuming achievement of the most probable outcome of the performance conditions (which is the amount set forth in column of the “Summary Compensation Table” titled Stock Awards), and the grant date fair value assuming the maximum award amount is achieved (which is calculated as the maximum number of shares that could be achieved multiplied by $12.69, the closing price per share of the Company’s Common Stock on July 19, 2024, the date of grant). However, for the PSUs that are LTIP performance-based relative TSR awards, the value reflects the most probable outcome achieved which is calculated using the Monte Carlo simulation model). See “Executive Compensation Tables — Grants of Plan Based Awards Table” under this Proposal 3 and the CD&A for additional details regarding the awards.

			Grant Date Fair Value
	Grant Date	Type of Award Granted	Assuming Most Probable Outcome is Achieved	Assuming Maximum Value is Achieved
Kevin S. Kim	7/19/2024	LTIP (Time-Based)	$824,990	$824,990
	7/19/2024	LTIP (Performance-Based Relative ROTCE)	$412,501	$618,752
	7/19/2024	LTIP (Performance-Based Relative TSR)	$366,668	$618,752

Julianna Balicka	7/19/2024	LTIP (Time-Based)	$117,497	$117,497
	7/19/2024	LTIP (Performance-Based Relative ROTCE)	$ 58,742	$ 88,113
	7/19/2024	LTIP (Performance-Based Relative TSR)	$ 52,226	$ 88,132

Kyu S. Kim	7/19/2024	LTIP (Time-Based)	$129,248	$129,248
	7/19/2024	LTIP (Performance-Based Relative ROTCE)	$ 64,617	$ 96,926
	7/19/2024	LTIP (Performance-Based Relative TSR)	$ 57,449	$ 96,945

Peter J. Koh	7/19/2024	LTIP (Time-Based)	$146,988	$146,988
	7/19/2024	LTIP (Performance-Based Relative ROTCE)	$ 73,500	$110,251
	7/19/2024	LTIP (Performance-Based Relative TSR)	$ 65,334	$110,251

Thomas P. Stenger	7/19/2024	LTIP (Time-Based)	$112,497	$112,497
	7/19/2024	LTIP (Time-Based)	$ 56,242	$ 84,363
	7/19/2024	LTIP (Performance-Based Relative ROTCE)	$ 50,004	$ 84,382

(3)

Reflects the 80% portion of the annual 2024 STIP based on achievement of the financial metrics (as was further described in the CD&A under this Proposal 3), and reflects amounts earned under the 2023 STIP and 2022 STIP.

(4)

Amounts shown are above-market interest on long-term incentive agreement deferred accounts, based on the difference between the 6.25% annual interest rate provided on the long-term incentive agreement accounts and 120% of the applicable federal long-term rate (compounded monthly) in effect at the time the respective long-term incentive agreement was established, which was 3.06% for Kevin S. Kim and 4.60% for Kyu S. Kim.

(5)	For 2024, all other compensation for each NEO includes the following:

	Year	401(k) Match	Auto Allowance	Perquisites(a)	Other	Total

Kevin S. Kim	2024	$20,700	—	$ 55,413	—	$ 76,113

Julianna Balicka	2024	—	—	—	—	—

Kyu S. Kim	2024	$18,391	$13,800	$ 15,005	—	$ 47,196

Peter J. Koh	2024	$17,250	$13,800	—	—	$ 31,050

Thomas P. Stenger	2024	$14,223	$13,800	$111,385	—	$139,408

(a)

Perquisites in 2024 for Kevin S. Kim includes monthly membership fees at a social club and a country club, aggregating $43,041, auto-related expense reimbursements of $6,372, and executive medical program reimbursement of $6,000; for Kyu S. Kim it includes the estimated value of the BOLI benefit of $6,702 based on the cost of coverage specified by the IRS group-term life insurance premium table, and parking fringe benefits of $8,303; for Thomas P. Stenger it includes relocation and travel expenses of $111,385.

(6)	Julianna Balicka was appointed Chief Financial Officer of the Company and the Bank effective April 17, 2023.

57	2025 PROXY STATEMENT

Proposal 3

Grants of Plan-Based Awards Table

The following summarizes non-equity and equity incentive awards granted to the NEOs during the fiscal year ended December 31, 2024, under our 2024 Plan. There were no other plan-based awards granted to NEOs during the year.

Name	Grant Date		Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Under- lying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
			Threshold	Target	Maximum	Threshold	Target	Maximum

Kevin S. Kim Chairman, President & Chief Executive Officer	3/21/2024	(3)	$440,000	$880,000	$1,320,000	—	—	—	—		—	—	—
	7/19/2024		—	—	—	—	—	—	65,011	(4)	—	—	$824,990
	7/19/2024		—	—	—	16,253	32,506	48,759	—		—	—	$412,501
	7/19/2024		—	—	—	16,253	32,506	48,759	—		—	—	$366,668

Julianna Balicka Chief Financial Officer	3/21/2024	(3)	$75,200	$150,440	$225,600	—	—	—	—		—	—	—
	7/19/2024		—	—	—	—	—	—	9,259	(4)	—	—	$117,497
	7/19/2024					2,315	4,629	6,944	—				$58,724
	7/19/2024					2,315	4,630	6,945	—				$52,226

Kyu S. Kim Chief Commercial Banking Officer	3/21/2024	(3)	$84,600	$169,200	$253,800	—	—	—	—		—	—	—
	7/19/2024		—	—	—	—	—	—	10,185	(4)	—	—	$129,248
	7/19/2024		—	—	—	2,546	5,092	7,638	—		—	—	$64,617
	7/19/2024		—	—	—	2,547	5,093	7,640	—		—	—	$57,449

Peter J. Koh Chief Operating Officer	3/21/2024	(3)	$88,200	$176,400	$264,600	—	—	—	—		—	—	—
	7/19/2024		—	—	—	—	—	—	11,583	(4)	—	—	$146,988
	7/19/2024		—	—	—	2,896	5,792	8,688	—		—	—	$73,500
	7/19/2024		—	—	—	2,896	5,792	8,688	—		—	—	$65,334

Thomas P. Stenger Chief Risk Officer	3/21/2024	(3)	$90,000	$180,000	$270,000	—	—	—	—		—	—	—
	7/19/2024		—	—	—	—	—	—	8,865	(6)	—	—	$112,497
	7/19/2024		—	—	—	2,216	4,432	6,648	—		—	—	$56,242
	7/19/2024		—	—	—	2,217	4,433	6,650	—		—	—	$50,004

(1)	Represents PSUs issued in accordance with the objectives of the 2024 LTIP, which PSUs will vest in full no later than March 14, 2027 (or an earlier date) if the performance criteria are met.

(2)

The grant date fair value (with respect to performance-based awards, based on the probable outcome of the applicable performance conditions), is computed in accordance with FASB ASC Topic 718. See Note 12 of the Company’s consolidated financial statements in our 2024 Annual Report on Form 10-K, incorporated by reference herein, for information regarding assumptions underlying valuation of equity awards.

(3)	Reflects the 80% portion of the annual STIP for all NEOs, which is earned based on achievement of pre-determined financial objectives.

(4)	Amounts reflect 2024 LTIP grants of time-vested restricted stock units under our 2024 Plan, which vest ratably on each of the first three anniversaries of the grant date.

2025 PROXY STATEMENT	58

Proposal 3

This Proxy Statement and the Company’s 2024 Annual Report on Form 10-K are available electronically online at www.envisionreport.com/HOPE

59	2025 PROXY STATEMENT

Proposal 3

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents information concerning the value of all unexercised options and unvested stock awards awarded to the NEOs and remaining outstanding as of December 31, 2024. This includes options and unvested restricted stock and restricted stock units granted under the 2024 Plan, the 2019 Plan and the 2016 Plan.

Name			Option Awards				Stock Awards
	Option/Stock Award Grant Date		Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)

Kevin S. Kim Chairman, President & Chief Executive Officer	5/26/2016		30,660	—	$16.12	5/26/2026	—	—	—	—
	9/1/2016		60,000	—	$17.18	9/1/2026	—	—	—	—
	3/23/2022		—	—	—	—	16,284	$200,130	—	—
	3/23/2022	(4)	—	—	—	—	29,312	$360,238	—	—
	3/23/2022	(5)	—	—	—	—	—	—	19,541	$240,159
	3/23/2022	(5)	—	—	—	—	—	—	9,771	$120,086
	3/22/2023		—	—	—	—	45,415	$558,150	—	—
	3/22/2023	(6)	—	—	—	—	—	—	—	—
	3/22/2023	(7)	—	—	—	—	—	—	27,249	$334,890
	3/22/2023	(7)	—	—	—	—	—	—	13,625	$167,451
	7/19/2024		—	—	—	—	65,011	$798,985	—	—
	7/19/2024	(8)	—	—	—	—	—	—	32,506	$399,499

	7/19/2024	(8)	—	—	—	—	—	—	32,506	$399,499

Julianna Balicka Chief Financial Officer	4/27/2023		—	—	—	—	20,000	$245,800	—	—
	7/19/2024		—	—	—	—	9,259	$113,793	—	—
	7/19/2024	(8)	—	—	—	—	—	—	4,629	$56,890
	7/19/2024	(8)	—	—	—	—	—	—	4,630	$56,903

Kyu S. Kim Chief Commercial Banking Officer	9/1/2016		30,000	—	$17.18	9/1/2026	—	—	—	—
	3/23/2022		—	—	—	—	1,551	$19,062	—	—
	3/23/2022	(4)	—	—	—	—	2,792	$34,308	—	—
	3/23/2022	(5)	—	—	—	—	—	—	1,861	$22,872
	3/23/2022	(5)	—	—	—	—	—	—	931	$11,442
	3/22/2023		—	—	—	—	3,772	$46,358	—	—
	3/22/2023		—	—	—	—	5,334	$65,555	—	—
	3/22/2023	(6)	—	—	—	—	—	—	—	—
	3/22/2023	(7)	—	—	—	—	—	—	3,200	$39,328
	3/22/2023	(7)	—	—	—	—	—	—	1,602	$19,689
	7/19/2024		—	—	—	—	10,185	$125,174	—	—
	7/19/2024	(8)	—	—	—	—	—	—	5,092	$62,581
	7/19/2024	(8)	—	—	—	—	—	—	5,093	$62,593

2025 PROXY STATEMENT	60

Proposal 3

Name			Option Awards				Stock Awards
	Option/Stock Award Grant Date		Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)

Peter J. Koh Chief Operating Officer	9/1/2016		20,000	—	$17.18	9/1/2026	—	—	—	—
	3/23/2022		—	—	—	—	1,758	$21,606	—	—
	3/23/2022	(4)	—	—	—	—	3,164	$38,879	—	—
	3/23/2022	(5)	—	—	—	—	—	—	2,109	$25,920
	3/23/2022	(5)	—	—	—	—	—	—	1,055	$12,966
	3/22/2023		—	—	—	—	3,965	$48,730	—	—
	3/22/2023		—	—	—	—	6,344	$77,968	—	—

	3/22/2023	(6)	—	—	—	—	—	—	—	—

	3/22/2023	(7)	—	—	—	—	—	—	3,806	$46,776

	3/22/2023	(7)	—	—	—	—	—	—	1,904	$23,400

	7/19/2024		—	—	—	—	11,583	$142,355	—	—

	7/19/2024	(8)	—	—	—	—	—	—	5,792	$71,184

	7/19/2024	(8)	—	—	—	—	—	—	5,792	$71,184

Thomas P. Stenger Chief Risk Officer	3/23/2022		—	—	—	—	1,603	$19,701	—	—
	3/23/2022	(4)	—	—	—	—	2,885	$35,451	—	—
	3/23/2022	(5)	—	—	—	—	—	—	1,923	$23,634
	3/23/2022	(5)	—	—	—	—	—	—	962	$11,823
	3/22/2023		—	—	—	—	3,897	$47,894	—	—
	3/22/2023		—	—	—	—	4,902	$60,246	—	—
	3/22/2023	(6)	—	—	—	—	—	—	—	—
	3/22/2023	(7)	—	—	—	—	—	—	2,941	$36,145
	3/22/2023	(7)	—	—	—	—	—	—	1,471	$18,079
	7/19/2024		—	—	—	—	8,865	$108,951	—	—
	7/19/2024	(8)	—	—	—	—	—	—	4,432	$54,469
	7/19/2024	(8)	—	—	—	—	—	—	4,433	$54,482

61	2025 PROXY STATEMENT

Proposal 3

(1)	Vesting information about RSUs outstanding at December 31, 2024, are set forth in the table below; RSUs are time-vested only:

	Grant Date	Program RSUs Granted Under	Shares Granted	Vesting Period	Vesting Portion	Vesting Begins /Occurs

Kevin S. Kim	3/23/2022	2022 LTIP	48,852	3 years	Substantially equal vesting	First anniversary of grant date
	3/22/2023	2023 LTIP	68,122	3 years
	7/19/2024	2024 LTIP	65,011	3 years
Julianna Balicka	4/27/2023	New Hire Grant	25,000	5 years
	7/19/2024	2024 LTIP	9,259	3 years
Kyu S. Kim	3/23/2022	2022 LTIP	4,652	3 years
	3/22/2023	2022 STIP	7,544	2 years
	3/23/2023	2023 LTIP	8,001	3 years
	7/19/2024	2024 LTIP	10,185	3 years
Peter J. Koh	3/23/2022	2022 LTIP	5,273	3 years
	3/22/2023	2022 STIP	7,929	2 years
	3/22/2023	2023 LTIP	9,515	3 years
	7/19/2024	2024 LTIP	11,583	3 years
Thomas P. Stenger	3/23/2022	2022 LTIP	4,807	3 years
	3/22/2023	2022 STIP	7,793	2 years
	3/22/2023	2023 LTIP	7,352	3 years
	7/19/2024	2024 LTIP	8,865	3 years

(2)	Value based on $12.29, the closing price per share of the Company’s Common Stock on December 31, 2024.

(3)	Represents the number of shares issuable, assuming achievement of the target level performance conditions associated with each PSU.

(4)

Represents a PSU that is being reported in the respective columns due to determination as of December 31, 2022 of achievement of the maximum level of performance condition based on a 12-month EPS goal, and, thereafter, the award was, in effect, a time-based award with the shares vesting in full on March 7, 2025. See “2024 Executive Compensation Program in Detail — Long-Term Equity Incentive Awards” under this Proposal 3.

(5)

Represents PSUs that vested in part on March 7, 2025, based on satisfaction of the associated performance criteria, in each case as described above in “2024 Executive Compensation Program in Detail — 2022 LTIP Grants — Partial Achievement of Performance Goals Determined During Q1 2025” under this Proposal 3. The value was calculated based on achievement of target performance.

(6)

Represents a PSU that is being reported at $0 value due to the determination as of December 31, 2023 of failure to achieve the threshold performance condition based on a 12-month EPS goal and, thereafter, the award was, in effect, a time-based award with the shares forfeiting in full on March 7, 2026.

(7)	Represents PSUs that are scheduled to vest in March 2026, assuming the performance criteria are met. The value was calculated based on achievement of target level performance conditions.

(8)

Represents PSUs that are scheduled to vest in March 2027, assuming the performance criteria are met as described in “2024 Executive Compensation Program in Detail — Long-Term Equity Incentive Awards” under this Proposal 3. The value was calculated based on achievement of target level performance conditions.

2025 PROXY STATEMENT	62

Proposal 3

Option Exercises and Stock Vested Table

The following table presents information concerning the number of shares acquired and the value realized during 2024 upon the exercise of stock options and the vesting of restricted stock and restricted stock units previously granted to each of the NEOs:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)	Date Vested	Closing Price on Date Vested

Kevin S. Kim Chairman, President & Chief Executive Officer	—	—	25,047	$269,756	3/15/2024	$10.77
	—	—	9,354	$100,743	3/15/2024	$10.77
	—	—	22,707	$250,458	3/22/2024	$11.03
	—	—	16,284	$179,613	3/23/2024	$11.03
	—	—	13,916	$152,102	5/19/2024	$10.93

Julianna Balicka Chief Financial Officer	—	—	5,000	$54,800	4/27/2024	$10.96

Kyu S. Kim Chief Commercial Banking Officer	—	—	980	$10,555	3/15/2024	$10.77
	—	—	2,627	$28,293	3/15/2024	$10.77
	—	—	2,667	$29,417	3/22/2024	$11.03
	—	—	3,772	$41,605	3/22/2024	$11.03
	—	—	1,551	$17,108	3/23/2024	$11.03
	—	—	2,559	$28,226	3/23/2024	$11.03
	—	—	1,460	$15,958	5/19/2024	$10.93

Peter J. Koh Chief Operating Officer	—	—	2,820	$30,371	3/15/2024	$10.77
	—	—	1,054	$11,352	3/15/2024	$10.77
	—	—	3,964	$43,723	3/22/2024	$11.03
	—	—	3,171	$34,976	3/22/2024	$11.03
	—	—	2,559	$28,226	3/23/2024	$11.03
	—	—	1,758	$19,391	3/23/2024	$11.03
	—	—	1,568	$17,138	5/19/2024	$10.93

Thomas P. Stenger Chief Risk Officer	—	—	1,140	$12,198	2/28/2024	$10.70
	—	—	2,724	$29,337	3/15/2024	$10.77
	—	—	1,016	$10,942	3/15/2024	$10.77
	—	—	2,450	$27,024	3/22/2024	$11.03
	—	—	3,896	$42,973	3/22/2024	$11.03
	—	—	1,602	$17,670	3/23/2024	$11.03
	—	—	2,389	$26,351	3/23/2024	$11.03
	—	—	1,514	$16,548	5/19/2024	$10.93

(1)

Values were determined by multiplying the number of stock options exercised by the difference between the closing market price per share of the Company’s Common Stock on the date of exercise and the stock option exercise price.

(2)	Values were determined by multiplying the number of shares or units, as applicable, that vested by the closing market price per share of the Company’s Common Stock on the vesting date.

63	2025 PROXY STATEMENT

Proposal 3

Non-Qualified Deferred Compensation Table

The following table presents information concerning deferred compensation during the fiscal year ended December 31, 2024. Kevin S. Kim and Kyu S. Kim currently are the only NEOs employed with the Company who participated in the Company’s legacy Long-Term Cash Incentive Plan (“Legacy LTIP”).

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End

Kevin S. Kim(2) Chairman, President & Chief Executive Officer	—	—	$16,242	—	$268,749

Kyu S. Kim(3) Chief Commercial Banking Officer	—	—	$21,724	—	$359,464

(1)

The earnings on the employee deferred compensation plans are calculated based on the total amount of interest accrued on account balances during 2024. The above-market portion of these interest amounts in 2024, which amounted to $6,699 for Kevin S. Kim and $2,537 for Kyu S. Kim are reported in the “Executive Compensation Tables — Summary Compensation Table” under this Proposal 3.

(2)

Kevin S. Kim became a Legacy LTIP participant in 2014. According to the terms of his individual Legacy LTIP agreement, Mr. Kim was entitled to have up to $50,000 per year, for a five-year period beginning in 2014 through 2018, credited to a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when he reaches 65 years of age. The agreement had a three-year vesting cliff of 50% of his total potential contribution amount plus accrued interest in his deferred compensation account, with an additional 25% of the total contributions plus accrued interest vesting in each of years four and five.

(3)

Kyu S. Kim became a Legacy LTIP participant in 2008. According to the terms of her individual Legacy LTIP agreement, Ms. Kim was entitled to have up to $30,000 per year, for a ten-year period beginning in 2008 through 2017, credited to a deferred compensation account which accrues interest at an annual rate of 6.25%, to be paid out starting when she reaches 65 years of age. The agreement had a five-year vesting cliff of 50% of her total contribution amounts plus accrued interest in her deferred compensation account, with an additional 10% of the total contributions plus accrued interest vesting in each of years six through ten.

Employment Agreements

We do not have employment agreements in place for any of our NEOs, other than our Chief Executive Officer. We entered into a revised employment agreement with Mr. Kim (“CEO Employment Agreement”) on April 22, 2022, effective March 28, 2022. The material terms of the Employment Agreement are summarized below.

Any capitalized terms used below that are not otherwise defined will have the meanings ascribed to them in the CEO Employment Agreement, a copy of which is available as an exhibit to our 2023 Annual Report on Form 10-K and/or other reports periodically filed by the Company from time to time with the SEC.

CEO Employment Agreement

At the recommendation of the Compensation Committee and authorization of the Board, the Company and Mr. Kim entered into the CEO Employment Agreement in 2022, which was in effect as of December 31, 2023. We believe the CEO Employment Agreement reflects current emerging market trends and practices and is generally aligned with compensation arrangements of chief executive officers of similarly performing banks.

In making its recommendations as to the terms of the CEO Employment Agreement to the Company’s Board, the Chair of the Compensation Committee reviewed comparative compensation information from a group of peer companies, as well as certain market information provided by Pearl Meyer, the Company’s independent compensation consultant.

2025 PROXY STATEMENT	64

Proposal 3

The following summarizes the terms of the CEO Employment Agreement:

Employment Agreement

Term of Agreement

	Annual Base Salary	Start Date	End Date	Renewal Option

Kevin S. Kim	$1,100,000, subject to annual adjustments at the discretion of the Company’s Board (most recently adjusted at the start of 2024).	3/28/2022	3/31/2027

Automatic renewal for one year period beginning April 1, 2027 and on each anniversary of that date, unless notice of non-renewal is provided by either party. Agreement may not be extended beyond March 31, 2029.

In addition, the Company may terminate Mr. Kim’s employment at any time for Cause or without Cause upon 30 day’s written notice.

Further, Mr. Kim may elect to terminate his employment at any time upon 90- day’s written notice to the Company.

Bonus	Non-Solicitation and Confidentiality Restriction
Annual Cash Bonus and Annual Equity Incentive		Payments Upon Termination

Cash Bonus. Eligible for annual bonus opportunity, with an initial target amount equal to 100% of Mr. Kim’s annual base salary in effect at the applicable time. Actual cash bonus payments will be determined in good faith by the Compensation Committee and are subject to achievement of certain annual performance criteria.

Equity Incentive. Eligible for annual equity award with a grant date fair value of up to 150% of base salary, of which 50% of such annual equity awards will have service-based vesting conditions and the other 50% will have performance-based vesting conditions. The specific terms of any such equity award are determined at the discretion of the Compensation Committee.

Agreement provides for a non-solicitation restriction for a period of one-year following termination. In addition, Agreement requires certain information to remain confidential for an indefinite term.

Termination by the Company for Cause or by Mr. Kim without Good Reason. Entitled to receive all salary and other benefits earned or accrued, but unpaid through the date of termination (“Accrued Benefits”).

In the event Mr. Kim’s employment is terminated due to death or disability, then all unvested awards granted to Mr. Kim will vest; provided that if any award is subject to performance vesting conditions that have not been met, then the awards shall automatically become fully vested at the target number of shares.

Termination by the Company without Cause or by Mr. Kim with Good Reason. Entitled to receive:

i.  all Accrued Benefits;

ii.  severance of 150% of base salary (increases to 250% if termination occurs within one-year following a Change of Control); and

iii. accelerated vesting of any previously issued equity awards (provided that any performance-based awards will only vest to the extent any applicable performance conditions of such award are satisfied).

Bank Owned Life Insurance Relating to CEO

The Company has purchased life insurance policies on certain key executives and directors known as BOLI, with the bank owning the policy and also being a policy beneficiary. The Bank records BOLI at the amount that can be realized under the insurance contract at the balance sheet date, which is the cash surrender value adjusted for other charges or other amounts due that are probable at settlement.

65	2025 PROXY STATEMENT

Proposal 3

During 2022, our Compensation Committee and the Board of Directors approved the purchase of a BOLI policy on our Chairman, President & Chief Executive Officer, Kevin S. Kim. On May 5, 2023, Mr. Kim entered into an election to participate in the Wilshire State Bank Executive Survivor Income Plan dated July 1, 2005, as amended (the “Plan”, with Wilshire State Bank being the predecessor to Bank of Hope), with the eligibility for a death benefit of $3 million under the Plan if he dies while employed by the Bank.

Mr. Kim has the ability to convert this death benefit to a split dollar arrangement with the Bank at the maximum death benefit amount of $3 million if his employment is terminated by the Bank without Cause, or by him with Good Reason, or he is terminated as a result of his Disability (as such terms are defined in the CEO Employment Agreement). Otherwise, if there is a Termination of Employment (as defined in the Plan), then the maximum death benefit provided under such arrangement shall be determined as follows based on the year the Termination of Employment occurs: (a) $750 thousand if the year is 2023, (b) $1.5 million if the year is 2024, (c) $2.25 million if the year is 2025, and (d) $3 million if the year is 2026 or later.

Potential Payments Upon Termination of Employment or Change in Control

The following table presents the estimated payments and benefits that each NEO would have been entitled to receive if his or her employment had terminated on December 31, 2024, for the various reasons specified in the table. Unless otherwise indicated, all amounts are payable in lump sums.

	Cash Severance Arrangements/ Compensation	Acceleration of Unvested Options and Stock Awards(1)	Total Termination Benefits

Kevin S. Kim(2)
Voluntary Termination or Retirement	—	—	—
Involuntary Termination (other than For Cause)	$1,650,000	$3,755,038	$5,405,038
Involuntary Termination (For Cause)	—	—	—
Termination in Connection with Change in Control	$2,750,000	$3,755,038	$6,505,038
Death	—	$3,755,038	$3,755,038
Disability	—	$3,755,038	$3,755,038

Julianna Balicka
Voluntary Termination or Retirement	—	—	—
Involuntary Termination (other than For Cause)	—	—	—
Involuntary Termination (For Cause)	—	—	—
Termination in Connection with Change in Control	—	$ 458,200	$ 458,200
Death	—	$ 458,200	$ 458,200
Disability	—	$ 458,200	$ 458,200

Kyu S. Kim
Voluntary Termination or Retirement	—	—	—
Involuntary Termination (other than For Cause)	—	—	—
Involuntary Termination (For Cause)	—	—	—
Termination in Connection with Change in Control	—	$ 525,431	$ 525,431
Death	—	$ 525,431	$ 525,431
Disability	—	$ 525,431	$ 525,431

Peter J. Koh
Voluntary Termination or Retirement	—	—	—
Involuntary Termination (other than For Cause)	—	—	—
Involuntary Termination (For Cause)	—	—	—
Termination in Connection with Change in Control	—	$ 601,433	$ 601,433
Death	—	$ 601,433	$ 601,433
Disability	—	$ 601,433	$ 601,433

2025 PROXY STATEMENT	66

Proposal 3

	Cash Severance Arrangements/ Compensation	Acceleration of Unvested Options and Stock Awards(1)	Total Termination Benefits

Thomas P. Stenger
Voluntary Termination or Retirement	—	—	—
Involuntary Termination (other than For Cause)	—	—	—
Involuntary Termination (For Cause)	—	—	—
Termination in Connection with Change in Control	—	$486,829	$486,829
Death	—	$486,829	$486,829
Disability	—	$486,829	$486,829

(1)

As of December 31, 2024, awards granted to the NEOs under the 2016 Plan, 2019 Plan and the 2024 Plan (collectively, “Plans”) allow for accelerated vesting of all stock options, restricted stock and performance units only upon a Change in Control (as such term is defined in the Plans). This calculation assumes that each NEO’s restricted stock, restricted stock units and performance-based restricted stock units were paid out in stock (with respect to performance-based restricted stock units, assuming target-level performance) at the closing price on December 31, 2024, of $12.29 per share, and that unvested stock options were paid out in the amount of the difference between the stock closing price on December 31, 2024, of $12.29 per share, and the option exercise price. All stock options held by the NEOs at December 31, 2024, have exercise prices that are higher than $12.29, so no value is attributable to those stock options for purposes of this table.

(2)

Pursuant to the terms of the CEO Employment Agreement, which is more fully described above, cash severance is payable to Kevin S. Kim if termination occurs within one year following a Change of Control, as such term is defined in the CEO Employment Agreement. In addition, the CEO Employment Agreement provides for accelerated vesting of awards upon death or disability.

Other Information About Compensation

CEO to Median Employee Pay Ratio

Below is (i) the 2024 total annualized compensation of Kevin S. Kim, our Chairman, President and Chief Executive Officer, as reported in this Proxy Statement; (ii) the 2024 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our Chief Executive Officer to that of our median employee; and (iv) the methodology we used to calculate our Chief Executive Officer pay ratio:

CEO Total Compensation	$3,314,768

Median Employee Annual Total Compensation	$73,454

CEO to Median Employee Pay Ratio	45:1

Our Chief Executive Officer pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process is explained below:

●

Determination of Employee Population. We determined that, as of December 31, 2024, our total employee population consisted of 1,264 individuals, consisting of full-time, part-time, and/or temporary workers, employed by the Company and the Bank.

●

Identification of the Median Employee. We identified our median employee using the federal taxable income reported for that measurement period in Box 1 of Form W-2 for each employee. We chose Form W-2 because our employee population consisted solely of U.S. employees, and this compensation measure applies to all U.S. employees, allowing for accessibility and broad comparability. No full-time equivalent adjustments were made for part-time employees.

●

Calculation of Chief Executive Officer Pay Ratio. We calculated our median employee’s annual total compensation for 2024 according to the SEC’s instructions for preparing the “Summary Compensation Table”. We then calculated Mr. Kim’s total compensation for 2024 using the same approach to determine the pay ratio shown above.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

67	2025 PROXY STATEMENT

Proposal 3

Pay Versus Performance Disclosure
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding
SEC-defined
executive “compensation actually paid” (“CAP”) for the fiscal years listed below in a pay versus performance (“PVP”) table. The PVP table shows CAP for Kevin S. Kim, our President & Chief Executive Officer, who has been identified the principal executive officer (“PEO”) and the average CAP for our other NEOs. Also as required by the SEC, this section compares CAP to various measures used to gauge performance at the Company. You should refer to our CD&A for a complete description of how executive compensation relates to Company performance and how the Compensation Committee makes its decisions. Compensation decisions are made independently of disclosure requirements.
Pay Versus Performance Table – Compensation Definitions
Salary, Bonus,
Non-Equity
Incentive Plan Compensation and All Other Compensation are each calculated in the same manner for purposes of both CAP and “Summary Compensation Table” (“SCT”) values. The primary difference between the calculation of CAP and SCT total compensation is the calculation of the value of “Stock Awards” and “Option Awards,” with the differences in how these awards are valued for purposes of SCT total and CAP described in the footnotes below.
Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based on:
Year (1)	Summary Compensation Table total for PEO	Compensation actually paid to PEO (2)(3)	Average summary compensation table total for non-PEO NEOs (2)	Average compensation actually paid to non-PEO NEOs (2)	Total Stockholder Return	Peer Group Total Stockholder Return (3)	Net Income (in millions)	EPS

2024	$3,314,768	$2,790,672	$871,273	$801,150	$106	$131	$100	$0.82

2023	$3,007,465	$2,127,017	$725,042	$664,419	$99	$116	$134	$1.11

2022	$3,560,324	$3,098,642	$776,244	$710,168	$99	$116	$218	$1.81

2021	$3,356,442	$3,886,346	$872,446	$996,037	$110	$125	$205	$1.66

2020	$2,823,802	$2,122,078	$822,295	$670,951	$78	$91	$112	$0.90

(1)	The PEO and non-PEO NEOs are each indicated in the table below for each fiscal year.

Year	PEO	Non-PEO NEOs

2024	Kevin S. Kim	Julianna Balicka, Kyu S. Kim, Peter Koh, Thomas P. Stenger

2023	Kevin S. Kim	Julianna Balicka, Kyu S. Kim, Peter Koh, Thomas P. Stenger. David P. Malone, Alex Ko

2022	Kevin S. Kim	Kyu S. Kim, Peter J. Koh, Thomas P. Stenger, Alex Ko

2021	Kevin S. Kim	Kyu S. Kim, Thomas P. Stenger, David P. Malone, Alex Ko

2020	Kevin S. Kim	Kyu S. Kim, Thomas P. Stenger, David P. Malone, Alex Ko

2025 PROXY STATEMENT	68

Proposal 3

(2)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below). The CAP was calculated beginning with the PEO’s “Summary Compensation Table”
total, and the average of the
Non-PEO
NEOs “Summary Compensation Table”
total, with the following amounts being added or deducted from the applicable total compensation:

Adjustments from Summary Compensation Table		Deduction for amounts reported under the “Stock Awards” column in the “Summary Compensation Table” (a)	Increase based on fair value of awards granted during the covered fiscal year that remain unvested as of year-end, determined as of year- end (b)	Increase based on fair value of awards granted during the covered fiscal year that vested during the year, determined as of the vesting date (b)	Increase (deduction) for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end of covered fiscal year (b)	Increase (deduction) for change in fair value from prior-year end to vesting date of awards granted prior to covered fiscal year that vested during the covered fiscal year (b)	Total Adjustments

PEO	2024	$(1,604,158)	$1,291,614	—	$(109,553)	$(101,999)	$(524,096)

	2023	$(1,234,428)	$967,339	$1,003	$(297,917)	$(316,445)	$(880,448)

	2022	$(1,428,155)	$1,224,340	—	$(287,720)	$29,852	$(461,683)

	2021	$(1,293,088)	$1,359,961	—	$207,858	$255,172	$529,903

	2020	$(1,134,628)	$1,447,187	—	$(748,484)	$(265,799)	$(701,724)

Non-PEO NEOs	2024	$(246,086)	$198,142	—	$(6,917)	$(15,260)	$(70,121)

	2023	$(164,274)	$170,363	$1,001	$(22,404)	$(45,308)	$(60,622)

	2022	$(232,490)	$193,821	$374	$(37,420)	$9,639	$(66,076)

	2021	$(265,504)	$270,365	—	$48,129	$70,600	$123,590

	2020	$(239,245)	$279,249	—	$(136,321)	$(55,027)	$(151,344)

(a)
Reflects the deduction of the aggregate grant date fair value of equity-based awards granted each year as reported in the Stock Awards column of the SCT for the applicable year, calculated in accordance with FASB ASC Topic 718. We did not grant any option awards during these years, so no deductions were made under the Stock Option column of the SCT. In addition, we do not sponsor or maintain any defined benefit pension plans and, therefore, no deduction was made related to pension value. Finally, certain performance awards granted in prior fiscal years failed to meet applicable vesting conditions during the applicable fiscal years, which is reflected in the adjustments.

(b)
The fair value of stock awards was based on the closing price of the Company’s Common Stock at the relevant year-end
or vesting dates and projected payout amounts based on expected performance ranging from 0%, threshold, target or maximum amounts of 150%. The closing price of the Company’s Common Stock on December 31, 2024, 2023, 2022, 2021 and 2020, was $12.29, $12.08, $12.81, $14.71 and $10.91, respectively. With regards to the fair value of each LTIP performance based relative TSR award, the value of the shares and probable vesting was determined assuming the most probable outcome achieved using the Monte-Carlo simulation model, as well as projected payout amounts based on expected performance ranging from 0%, threshold, target or maximum amount of 150%. The below chart shows the fair value at December 31, 2024, 2023, 2022, 2021 and 2020, based on the Monte Carlo simulation model, as well as the grant date fair values based on the model:

	Fair Value as of December 31					Fair Value as of Grant Date
Description of Award	2024	2023	2022	2021	2020

2024 LTIP (Performance-Based Relative TSR)	$9.01	N/A	N/A	N/A	N/A	$11.28

2023 LTIP (Performance-Based Relative TSR)	$8.45	$10.60	N/A	N/A	N/A	$8.21

2022 LTIP (Performance-Based Relative TSR)	$12.29	$10.17	$10.02	N/A	N/A	$17.21

2021 LTIP (Performance-Based Relative TSR)	N/A	$12.08	$12.77	$15.78	N/A	$16.09

2020 LTIP (Performance-Based Relative TSR)	N/A	N/A	$12.81	$11.60	$7.86	$5.77

(3)
The total stockholder return was determined using a $100 investment on December 31, 2019 and includes stock price appreciation, plus reinvested dividends as of December 31, 2020, and valued again on each of December 31, 2021, 2022, 2023 and 2024. The peer group total stockholder return was calculated in the same manner (which includes stock price appreciation, plus reinvested dividends) based on the cumulative total return of the KBW Nasdaq Regional Banking Index.

69	2025 PROXY STATEMENT

Proposal 3

Tabular List of Financial Performance Measures
In our assessment, the most important financial performance measures used to link CAP (as calculated in accordance with the SEC rules), to our NEOs in 2024 to our performance were as listed below. We determined EPS to be one of the most important such financial performance measure.

Financial Performance Measures

● EPS (excluding notable items)

● Pre Provision Net Revenue (excluding notable items) as a percentage of Average Assets

● Criticized Loan Ratio (average of the 4 quarter-end ratios)

● Total Loan Growth

● Average Deposit Growth, excluding brokered deposits

● Total Stockholder Return
Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:

●	the Company’s cumulative TSR and the Peer Group’s cumulative TSR;

●	the Company’s Net Income; and

●	the Company Selected Measure, which for the Company is EPS

Compensation Actually Paid (CAP) vs. Total Stockholder Return
$91
$78
$125
$110
$116
$99
$116
$99
$131
$106
$2,122
$671
$3,886
$996
$3,099
$710
$2,127
$664
$2,791
$801
2020
2021
2022
2023
2024
PEO CAP ($000)
AVG Other NEO CAP ($000)
HOPE TSR
Peer Group TSR

2025 PROXY STATEMENT	70

Proposal 3

Compensation Actually Paid (CAP) vs. Net Income

$112MM
$205MM
$218MM
$134MM
$100MM
$2,122
$671
$3,886
$996
$3,099
$710
$2,127
$664
$2,791
$801
2020
2021
2022
2023
2024
PEO CAP ($000)
AVG Other NEO CAP ($000)
Net Income ($Mil.)

Compensation Actually Paid (CAP) vs. Earnings Per Share
$0.90
$1.66
$1.81
$1.11
$0.82
$2,122
$671
$3,886
$996
$3,099
$710
$2,127
$664
$2,791
$801
2020
2021
2022
2023
2024
PEO CAP ($000)
AVG Other NEO CAP ($000)
EPS

71	2025 PROXY STATEMENT

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND CERTAIN BENEFICIAL OWNERS

Beneficial Ownership of Directors and Executive Officers

The following presents information concerning the beneficial ownership of our Common Stock as of the Record Date for (i) each of our current directors, (ii) each of our Section 16 officers, and (iii) all current directors and Section 16 officers as a group:

Name and Address(1) of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)	Options exercisable within 60 days(3)	RSUs to Vest within 60 days(4)	Total Beneficial Ownership	Percentage of Shares Beneficially Owned(5)

Non-Executive Directors

Steven S. Koh	3,237,439	36,167	7,878	3,281,484	2.71%

Dale S. Zuehls	42,217	20,000	9,019	71,236	< 1%

Donald D. Byun	504,445	20,000	5,994	530,439	< 1%

Jinho Doo	12,104	20,000	5,137	37,241	< 1%

Daisy Y. Ha	583,096	24,404	5,137	612,637	< 1%

Joon Kyung Kim	22,217	—	6,850	29,067	< 1%

Rachel H. Lee	—	—	5,137	5,137	< 1%

William J. Lewis	35,003	20,000	5,137	60,140	< 1%

David P. Malone	75,234	20,000	5,994	101,228	< 1%

Lisa K. Pai	44,327	—	5,137	49,464	< 1%

Scott Yoon-Suk Whang	98,874	20,000	5,994	124,868	< 1%

Section 16 Officers

Kevin S. Kim	825,840	260,660	—	1,086,500	< 1%

Julianna Balicka	3,216	—	5,000	8,216	< 1%

Angelee J. Harris	9,318	—	—	9,318	< 1%

Kyu S. Kim	70,011	30,000	—	100,011	< 1%

Peter J. Koh	108,629	20,000	—	128,629	< 1%

Thomas P. Stenger	5,967	—	—	5,967	< 1%

All Directors and Section 16 Officers as a Group (17 Individuals)	5,677,937	491,231	72,414	6,241,582	5.16%

(1)	The address for each holder is the Company headquarters: 3200 Wilshire Boulevard, Suite 1400, Los Angeles, California, 90010.

(2)

Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated or if stock is held as separate property) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person (and/or such person’s spouse) is the sole beneficiary and has pass-through voting rights and investment power. Additionally, based on information provided, all owners have direct, sole voting power over the respective shares except for Donald D. Byun who holds 477,728 shares indirectly in a trust; Daisy Y. Ha who owns 141,427 shares indirectly in a trust; Steven S. Koh who holds 3,167,023 shares indirectly in various trusts; and Scott Yoon-Suk Whang, who holds 61,702 shares indirectly in various trusts.

(3)	Includes shares which the named individual has the right to acquire through the exercise of vested stock options within 60 days of the Record Date.

(4)	Includes shares which the named individual has the right to acquire through the vesting of restricted stock units within 60 days of the Record Date.

(5)	The Percentage of Shares Beneficially Owned is based on the total number of shares of the Company’s Common Stock outstanding as of the Record Date, March 24, 2025, which was 121,074,988.

2025 PROXY STATEMENT	72

Security Ownership

Beneficial Owners of More Than 5% of Our Stock

The following table presents information known to the Company pursuant to the most recent SEC filings required by Section 13(d) and Section 13(g) of the Exchange Act as of the Record Date concerning the beneficial owners of more than five percent of the outstanding shares of the Company’s Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Shares Beneficially Owned(2)

BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	17,572,493(3)	14.51%

The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	13,730,473(4)	11.34%

Fuller & Thaler Asset Management, Inc. 411 Borel Avenue, Suite 300, San Mateo, CA 94402	6,944,286(5)	5.74%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One, Austin, TX 78746	6,770,120(6)	5.59%

State Street Corporation One Congress Street, Suite 1, Boston, MA 02114	6,152,656(7)	5.08%

(1)

We have relied on the most recent filings with the SEC on Schedule 13G of each of the listed stockholders in determining how many shares each stockholder owns. The public filings on Schedule 13G, including any amendments thereto, by these stockholders reflect ownership information as of the date of the public filing.

(2)	The percentage of shares beneficially owned is calculated based upon 121,074,988 shares of Common Stock outstanding as of our Record Date.

(3)

Based solely upon information contained in the most recent Schedule 13G/A filed with the SEC on January 23, 2024, BlackRock, Inc. has sole power to vote 17,341,963 shares; and sole power to dispose or direct the disposition of 17,572,493 shares.

(4)

Based solely upon information contained in the most recent Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has sole power to vote or direct the vote of zero shares; shared power to vote or direct the vote of 153,127 shares; sole power to dispose or direct the disposition of 13,449,859 shares; and shared power to dispose or direct the disposition of 280,614 shares.

(5)

Based solely upon information contained in the most recent Schedule 13G/A filed with the SEC on November 12, 2024, Fuller & Thaler Asset Management, Inc. has sole power to vote or direct the vote of 6,826,993 shares; and sole power to dispose or direct the disposition of 6,944,286 shares.

(6)

Based solely upon information contained in the most recent Schedule 13G/A filed with the SEC on February 9, 2024, Dimensional Fund Advisors LP has sole power to vote or direct the vote of 6,639,193 shares; and sole power to dispose or direct the disposition of 6,770,120 shares.

(7)

Based solely upon information contained in the most recent Schedule 13G/A filed with the SEC on October 16, 2024, State Street Corporation has sole power to vote or direct the vote of zero shares; shared power to vote or to direct the vote of 729,343 shares; sole power to dispose or direct the disposition of zero shares; and shared power to dispose or to direct the disposition of 6,152,656 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Company’s securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely upon a review of the copies of the forms furnished to our Company and information involving securities transactions of which the Company is aware, all of our officers, directors and holders of more than 10% of the outstanding securities of the Company complied with the filing requirements pursuant to Section 16(a) of the Exchange Act.

73	2025 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

We may engage in transactions with our directors and executive officers, beneficial owners of more than five percent of the outstanding shares of the Company’s voting Common Stock and certain persons related to them.

General Policies and Procedures

As set forth in our Corporate Governance Guidelines, except for loans by the Bank, those transactions that constitute transactions with related persons under Item 404 of the SEC’s Regulation S-K are subject to the review, oversight and approval by the Audit Committee of our Board, which is comprised solely of independent directors. Loans by the Bank made in the ordinary course must be reviewed and approved by the independent directors of the full Board. In reviewing and approving these transactions, the Audit Committee or the independent directors of the full Board, review the material facts concerning the relationship and financial interest of the relevant individuals in the transaction and whether the terms and conditions of the transaction are more or less favorable to the Company than those offered by unrelated third parties.

In addition, we review or monitor potential conflict of interest situations as described in more detail below. A potential conflict is considered to exist whenever an individual has an outside interest, direct or indirect, which could conflict with the individual’s duty to the Company or adversely affect the individual’s judgment in the discharge of his or her responsibilities at the Company.

●

To identify related party transactions, each year we require our directors and executive officers to complete director and officer questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest. Directors and executive officers are required to notify the Legal Department of any updates to the information supplied in the questionnaire occurring after the date of its completion.

●

Our Employee Code of Ethics and Business Conduct requires employees who may have a potential or apparent conflict of interest to notify their supervisor or the Ethics Officer. Our Director Code of Ethics and Business Conduct requires directors to notify the chair of the Nomination Committee of any potential or apparent conflict of interest.

●

As required under its charter, the Nomination Committee is responsible for reviewing each director’s independence (according to the Listing Rules of the Nasdaq Stock Market, SEC standards and any other relevant guidelines) and for making recommendations to the Board based on its findings.

Transactions Considered

There are no existing or proposed material transactions between the Company or the Bank and any of our officers, directors, nominees or principal stockholders or the immediate family or associates of the foregoing persons, except as indicated below.

All the transactions reported below were approved by our Audit Committee or the independent directors of the Board in accordance with these policies and procedures, and we believe that the terms of the loans were not less favorable to us as those we could have obtained from unrelated third parties.

Some of the directors and officers of the Company and/or the Bank and the immediate families and the business organizations with which they are associated, are customers of, and have had banking transactions with, the Bank in the ordinary course of our business, and we expect to have banking transactions with such persons in the future. All loans made to such persons have been made in the ordinary course of business; on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans to persons not related to the Bank; and do not involve more than a normal risk of collectability or present other unfavorable features.

2025 PROXY STATEMENT	74

GENERAL INFORMATION ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

You have received proxy materials because you are a Hope Bancorp, Inc. stockholder, and our Board is soliciting your authority, or proxy, to vote your shares at the 2025 Annual Meeting. Our Board sent proxy notice materials to our stockholders as of March 24, 2025, the Record Date. On that date, 121,074,988 shares of our Common Stock were outstanding, which is our only class of voting stock.

The proxy materials are available at www.envisionreports.com/HOPE. This Proxy Statement summarizes the information we believe you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card by mail. You may also vote by Internet or telephone, as instructed on the proxy card.

Internet Availability of Materials

The Company’s Notice of the Annual Meeting, this Proxy Statement and 2024 Annual Report on Form 10-K are available online at www.envisionreports.com/HOPE. In accordance with SEC rules, we are making our proxy materials available over the internet. On or about April 11, 2025, we mailed the Notice (“Notice”) of internet availability of proxy materials and a proxy card to our stockholders. The Notice contains instructions on how to access this Proxy Statement and our 2024 Annual Report on Form 10-K and submit a proxy over the internet. If you receive the Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained in the Notice or in this Proxy Statement.

The Company’s Proxy Statement and 2024 Annual Report on Form 10-K are also available on our website at: www.ir-hopebancorp.com. The information provided on the Company’s website is referenced for informational purposes only. The information on the Company’s website shall be deemed to be part of, or incorporated by reference into, this Proxy Statement or any other filings with the SEC.

Attending the Virtual Annual Meeting

We believe conducting a virtual Annual Meeting this year is in the best interests of our stockholders. The virtual format utilized over the past few years will continue to allow stockholder attendance and participation from any location around the world.

Accordingly, the Annual Meeting will be a completely virtual meeting of stockholders, to be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company, otherwise known as a holder of record, as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the virtual Annual Meeting online and submit your questions during the Annual Meeting by visiting www.meetnow.global/HOPE2025. You also will be able to vote your shares online by attending the virtual Annual Meeting by webcast and by following the procedures set forth in this Proxy Statement. To participate in the virtual Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

Registering to Attend the Virtual Annual Meeting

Set forth below is a description of how to register to attend the virtual Annual Meeting:

●

If you are a registered stockholder (i.e., you hold your shares directly through our transfer agent, Computershare), you do not need to separately register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received; or

●	If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

75	2025 PROXY STATEMENT

General Information

To register to attend the Annual Meeting online by webcast, you must submit proof of your proxy power (legal proxy) reflecting your Hope Bancorp, Inc. holdings along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 PM Eastern Time, on May 19, 2024.

You will receive confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By Mail: Computershare Hope Bancorp Legal Proxy P.O. Box 43001 Providence, RI 02940-3001	By Email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

Delivery of Materials

The SEC has adopted rules that permit companies, brokers and other intermediaries to satisfy the solicitation material delivery requirements for annual meetings when there are two or more stockholders sharing the same address by delivering a single notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” our proxy materials. A single notice of internet availability of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate notice of internet availability of proxy materials, please notify your broker and direct your written request to Hope Bancorp, Inc., Attention: Investor Relations, 3200 Wilshire Blvd., Suite 1400, Los Angeles, CA 90010 or at (213) 251-2219. We will undertake to furnish any stockholder so requesting, a separate copy of the relevant proxy materials. Stockholders who currently receive multiple copies of the materials at their address and would like to request “householding” of their communications should contact their broker.

If you hold shares registered in more than one account, you may receive multiple sets of materials. In order to vote all of your shares, please sign and return each proxy card you received, or if you vote via the internet or telephone, vote one for each proxy card you receive.

Number of Shares Required to be Present at the Annual Meeting

The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the outstanding shares of the Company’s Common Stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business.

Who Can Vote at the Annual Meeting

The Record Date for the Annual Meeting is March 24, 2025. Only holders of record of the Company’s Common Stock as of the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock that you own entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

At the close of business on the Record Date, 121,074,988 shares of Common Stock were outstanding and entitled to vote.

2025 PROXY STATEMENT	76

General Information

Voting Shares Held in “Street Name” by a Broker

If at the close of business on March 24, 2025 (the Record Date for the Annual Meeting) your shares were held in an account at a brokerage firm, bank, dealer or other similar organization or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you will have the right to direct the brokerage firm, bank, dealer or other similar organization or other nominee on how to vote shares in your account. If that organization is not given specific direction, your shares held in the name of that organization may not be voted, which is sometimes referred to as a “broker non-vote,” and they will not be considered as present and entitled to vote on certain subject matter to be considered at the Annual Meeting. NYSE Rule 452.11, generally speaking, prohibits brokers and other organizations holding shares on your behalf from voting on Proposal 1 (election of directors) and Proposal 3 (non-binding, advisory vote on executive compensation) on your behalf without your direction. These proposals are considered “non-routine”. We also understand that the NYSE considers Proposal 2 (ratification of the Company’s independent auditor) to be a “routine” proposal and, therefore, brokers and other organizations may vote your shares for this proposal, including in the event that they do not receive instructions from you as to how to vote on this proposal. Whether a proposal is considered routine or non-routine is ultimately subject to final determination by the NYSE. Brokers may reach conclusions regarding the ability to vote shares on a given proposal that differ from our expectations expressed in this Proxy Statement. As a result, we urge you to direct your broker, fiduciary or custodian how to vote your shares on all proposals to ensure that your vote is counted.

You should instruct your bank, broker or other nominee as to how to vote your shares, by following the directions your bank, broker or other nominee provides to you. Please check the voting form used by your bank, broker or other nominee to receive instructions about how to vote via the internet or by telephone. In addition, you may request paper copies of this Proxy Statement and proxy card by following the instructions on the notice provided by your broker, bank or other nominee.

How to Vote Your Shares

Whether you plan to attend the virtual Annual Meeting or not, we urge you to vote by one of the methods described below (please also see the information provided above concerning the difference between holding shares as a holder of record and holding shares beneficially through a bank, broker or other nominee; beneficial holders should follow the voting instructions provided by such nominee). Each of these voting methods are also described on the enclosed proxy card.

1.

You can vote by mail. If you properly complete, sign and return the proxy card, it will be voted in accordance with your instructions. If your shares are held through a bank, broker or other nominee, then you may need to complete the voting instruction card to vote your shares.

2.

You can vote by telephone. If you are a registered stockholder, that is, if your shares are held in your own name, you can vote by telephone by calling the toll-free number 1-800-652-VOTE (8683) in the United States, Puerto Rico or Canada and following the recorded instructions. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can vote by telephone.

3.

You can vote via the internet. If you are a registered stockholder, you can vote via the internet by visiting www.envisionreports.com/HOPE and clicking on Cast Your Vote and then following the instructions provided. If your shares are held through a bank, broker or other nominee, check your proxy card to see if you can also vote via the internet.

4.

You can vote at the Annual Meeting. If you plan to virtually attend the Annual Meeting and wish to vote in person, you may vote your shares at the Annual Meeting. Note, however, that if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a legal proxy from the holder of your shares indicating that you were the beneficial owner of those shares on March 24, 2025 (the Record Date for voting at the Meeting) and that you are authorized to vote such shares. You are encouraged to vote by proxy prior to the Annual Meeting even if you plan to virtually attend the Annual Meeting.

77	2025 PROXY STATEMENT

General Information

Revoking your Proxy

If you are a registered stockholder of the Company’s Common Stock, you may change your vote or revoke your proxy at any time before it is voted by:

●	signing and returning a proxy card with a later date;

●	delivering a written revocation letter to the Company’s Corporate Secretary;

●	attending the virtual Annual Meeting, and voting by ballot at the virtual Annual Meeting (attendance at the virtual Annual Meeting alone will not revoke your proxy); or

●	voting by Internet or telephone.

A revocation letter or later-dated proxy first received by the Company’s Corporate Secretary after the vote will not affect the vote. The mailing address is Hope Bancorp, Inc., Attention: Corporate Secretary, 3200 Wilshire Blvd. Suite 1400, Los Angeles, California 90010.

If you hold shares of the Company’s Common Stock in “street name” through a bank or broker or other nominee, you should contact your bank or broker or other nominee to change your vote or revoke your proxy.

Board of Director Voting Recommendations

The voting recommendations from the Board are as follows for each of the matters presented to stockholders at the Annual Meeting:

Proposal	Description	Board Recommendation
1.	Election of Directors. Election of the 11 director nominees as named in this Proxy Statement, each for a one-year term expiring at the 2026 annual meeting of stockholders.	FOR ALL
2.	Ratification of Auditor. Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.	FOR
3.	Advisory Vote to Approve Executive Compensation. Approval, on an advisory and non-binding basis, to approve the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement.	FOR

How Shares are Treated When No Voting Instructions are Provided

If no voting instructions are provided, your shares shall be treated as described below depending on whether you are a registered stockholder or a “beneficial owner”:

●

Registered Stockholders. If you are a registered stockholder, that is, if your shares are held in your own name, and you submit a proxy but do not indicate any voting instructions, your shares will be voted according to the Board’s recommendations as reflected in the chart above.

●

Holders of Shares in “Street” Name. If you hold your shares in “street” name through a broker and do not provide your broker with voting instructions, we expect that your broker will be able to vote your shares on Proposal 2, the ratification of the appointment of the independent registered public accounting firm.

2025 PROXY STATEMENT	78

General Information

Vote Required for Each Proposal and Treatment and Effect of Abstentions and Broker Non-Votes

The vote required for each proposal and the treatment and effect of abstentions and broker non-votes with respect to each of the other proposals is as follows:

Proposal	Description	Vote Required for Approval	Withhold / Abstentions	Broker Non-Votes
1.

Election of the 11 director nominees identified in this Proxy Statement to serve as members of the Board of the Company until the 2026 annual meeting of stockholders and until their successors are elected and qualified.

		Plurality of votes cast	No Effect(1)	Not voted; No effect on voting results

2.	Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.	Majority of the shares present and entitled to vote on the matter	Against	Not expected, discretionary voting permitted

3.	Approval, on an advisory and non-binding basis, of the compensation of the Company’s Named Executive Officers as described in this Proxy Statement.	Majority of shares present and entitled to vote on the matter	Against	Not voted; No effect on voting results

(1)

See “Actions Required if any Director Nominee Does Not Receive the Required Majority Vote” below. When determining whether a director failed to receive at least a majority of the votes cast under the mandatory resignation policy, broker non-votes are deemed not voted and have no effect on the voting results, and votes withheld have the effect of a vote against.

If you withhold or abstain from any proposal, your shares will still be included for purposes of determining whether a quorum is present. Shares treated as broker non-votes on one or more items also will be included for purposes of calculating the presence of a quorum.

Actions Required if any Director Nominee Does Not Receive the Required Majority Vote

Our directors are elected by a plurality-plus voting standard coupled with a mandatory resignation policy for director nominees who fail to achieve an affirmative majority of votes cast for election. Under this policy, if a director nominee for election (or re-election) as director in an uncontested election does not receive at least a majority of the votes cast at any meeting called for, among other things, the election of directors, at which a quorum has been confirmed, the director, duly elected in accordance with the requirements of the DGCL, shall promptly (and in any event within two business days following the election) tender his or her resignation from the Board (conditioned upon acceptance by the Board) to the Chair of the Nomination Committee with a copy to the Chairman of the Board. In the event that any director does not tender his or her conditional resignation in accordance with this policy, he or she will not be re-nominated by the Board for re-election at the next annual meeting.

79	2025 PROXY STATEMENT

General Information

Inspector of Election

The Board has appointed Ms. Angie Yang, or a successor appointed by the Chairman and CEO, if Ms. Yang is not available, to act as Inspector of Election at the Annual Meeting to tabulate the votes cast.

Requesting Printed Copies of Materials and Selecting Delivery Preferences

Current and future delivery requests may be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. You may request materials as follows:

By Internet: Go to www.envisionreports.com/HOPE and click on Request Materials

By Email:

investorvote@computershare.com

●  The subject line should include: “Proxy Materials HOPE BANCORP”, and

●  The following:

—   your full name,

—   your address,

—   the number located in the shaded bar of the Notice, and

—   state that you want a paper copy of the Meeting materials.

By Telephone: 1-866-641-4276

Our 2024 Annual Report on Form 10-K, as filed with the SEC pursuant to the Exchange Act, without exhibits, is included online www.envisionreports.com/HOPE and on the Company’s website at: www.ir-hopebancorp.com. The SEC also maintains a website at: www.sec.gov, which contains information we file with them, including the 2024 Annual Report on Form 10-K and the exhibits.

Proxy Solicitor and Proxy Solicitation Costs

We have engaged MacKenzie Partners, Inc. to assist with the Annual Meeting, including the distribution of proxy materials and the solicitation of votes for a fee of approximately $15,000, plus reimbursement of expenses to be paid by the Company as well as indemnifying MacKenzie Partners for claims, expenses, losses, damages, liabilities and judgments in connection with their services.

The Company will bear the cost of solicitation of proxies, including the expense of preparing, assembling, printing and mailing the notice of internet availability of proxy materials, the proxy card, this Proxy Statement and any additional materials used in this solicitation of proxies. The proxies will be solicited principally by mail, but our directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable and documented expenses in connection therewith. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

2025 PROXY STATEMENT	80

General Information

Stockholder Proposals for the Annual Meeting of Stockholders to be Held in 2026

For a stockholder proposal regarding new business or a director nominee to be considered for inclusion in our proxy statement for our 2026 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, notice of such proposal must be received at the Company’s principal executive offices, with attention to our Legal Department, no later than December 12, 2025, which is one hundred twenty (120) days prior to the anniversary date that we released this Proxy Statement to our stockholders for the Annual Meeting. However, if the Company does not hold an annual meeting this year, or if the date of next year’s annual meeting changes by more than 30 days from the date of this year’s meeting, then the deadline for such proposal is a reasonable time before the Company begins to print and send its proxy materials.

Our Bylaws govern the submission of proposals regarding new business or nominations for director that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in our proxy statement for that meeting. Under the “advance notice” provisions of our Bylaws, nominations for director or other business proposals to be addressed at our next annual meeting of stockholders may be made by a stockholder entitled to vote who has delivered a notice to the Company’s principal executive offices, with attention to our Legal Department no later than one hundred (100) days and no earlier than one hundred twenty (120) days prior to the anniversary of our Annual Meeting (which, for the 2026 annual meeting, is not earlier than January 22, 2026, and not later than February 11, 2026). If the date of the 2026 annual meeting of stockholders is more than 30 days before or after such anniversary date, notice must be received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the annual meeting of stockholders was first given or made by the Company. Our Bylaws additionally require the proposing stockholder to provide certain information, including:

●	a brief description of the business desired to be brought before the annual meeting of stockholders;

●

the text of the proposal (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment);

●	the reasons for conducting such business at the annual meeting of stockholders;

●	any material interest of the proposing stockholder and beneficial owner, if any, in such business; and

●

a description of all agreements, arrangement and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by the proposing stockholder.

Stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees pursuant to the universal proxy rules under Rule 14a-19 of the Exchange Act‘ must provide notice to our Legal Department at our principal executive offices on the timeline set forth in the advance notice provisions of our Bylaws noted above. Such notice must include the information required by Rule 14a-19 under the Exchange Act and such other information required by our Bylaws.

More detailed instructions for stockholder proposals regarding director nominees, please see “Director Nomination Process — Stockholder Recommended Candidate” under Proposal 1.

The Company will not consider stockholder proposals that do not comply with our “advance notice” bylaws and applicable law.

81	2025 PROXY STATEMENT

OTHER MATTERS

The Board knows of no other matters that will be brought before the 2025 Annual Meeting, but if such matters are properly presented at the meeting (or any adjournment or postponement thereof), proxies solicited hereby will be voted in accordance with the direction of the Board, or, if no direction is given, in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the 2025 Annual Meeting (or any adjournment or postponement thereof) in accordance with the terms of such proxies.

2025 PROXY STATEMENT	82

APPENDIX A: RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL

         MEASURES

Reconciliation of EPS and PPNR ROAA (excluding notable items) (in thousands except EPS, Diluted Common Shares, and ROAA)	2024

Net income	$99,630

Notable Items:

FDIC special assessment expense	$691

Restructuring costs, net of gain on Virginia branch sale	$17

Merger-related costs	$4,604

Total notable items	$5,312

Less: tax provision	$1,562

Less: Total notable items, net of tax provision	$3,750

Net Income excluding notable items	$103,380

Diluted common shares	121,108,594

EPS	$0.82

EPS excluding notable items	$0.85

Net income before tax	$132,964

Provision for credit losses	$17,280

Pre-Provision Net Revenue (“PPNR”)	$150,244

Add back: notable items	$5,312

PPNR excluding notable items	$155,556

Average Assets	$17,746,408

PPNR ROAA	0.85%

PPNR ROAA excluding notable items	0.88%

Reconciliation of Net Income (excluding notable items) (in thousands)	2024	2023

Net Income	$99,630	$133,673

Notable Items:

FDIC special assessment expense	$691	$3,971

Restructuring costs, net of gain on Virginia branch sale	$17	$11,576

Merger-related costs	$4,604	$—

Total notable items	$5,312	$15,547

Less: tax provision	$1,562	$4,574

Total notable items, net of tax provision	$3,750	$10,973

Net Income excluding notable items	$103,380	$144,646

Reconciliation of Noninterest Expense (excluding notable items) (in thousands)	2024	2023

Noninterest Expense	$324,684	$361,959

Notable Items:

FDIC special assessment expense	$691	$3,971

Restructuring costs	$1,023	$11,576

Merger-related costs	$4,604	$—

Total notable items	$6,318	$15,547

Noninterest Expense excluding notable items	$318,366	$346,412

A-1	2025 PROXY STATEMENT

Hope Bancorp VOTE Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/HOPE or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/HOPE Hope Bancorp, Inc. 2025 Annual Meeting of Stockholders — Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors of Hope Bancorp, Inc. (“Company”) recommends a vote “FOR” all director nominees identified in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3. + 1. To elect the 11 director nominees as named in this Proxy Statement to serve on our Board of Directors until the 2026 annual meeting of stockholders: 01 - Kevin S. Kim 02 - Dale S. Zuehls 03 - Steven S. Koh 04 - Donald D. Byun 05 - Jinho Doo 06 - Daisy Y. Ha 07 - Joon Kyung Kim 08 - Rachel H. Lee 09 - David P. Malone 10 - Lisa K. Pai 11 - Scott Yoon-Suk Whang Mark here to vote FOR all director nominees Mark here to WITHHOLD vote from all director nominees For All EXCEPT - To withhold authority to vote for any director nominee(s), write the name(s) of such director nominee(s) below. 2. To ratify the appointment of Crowe LLP as our independent auditor for 2025. For Against Abstain 3. To provide an advisory vote for approval of the 2024 compensation paid to our Named Executive Officers, as disclosed in this Proxy Statement. For Against Abstain NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. 044XHE 1 U P X +

The Hope Bancorp, Inc. 2025 Annual Meeting of Stockholders (“Annual Meeting”) will be held on Thursday, May 22, 2025, at 10:30 AM Pacific Time, via the Internet at www.meetnow.global/HOPE2025. To access the virtual Annual Meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — HOPE BANCORP, INC. + 2025 ANNUAL MEETING OF STOCKHOLDERS — Thursday, May 22, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOPE BANCORP, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE. The undersigned stockholder(s) of Hope Bancorp, Inc. (“Company”) hereby nominates, constitutes and appoints Kevin S. Kim and Angelee J. Harris and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting to be held on Thursday, May 22, 2025, at 10:30 AM Pacific Time, and at any adjournment or postponement thereof, as fully and with the same force and effect as the undersigned might or could do if personally present at the Annual Meeting, as stated on the reverse side. THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3. IF NO OTHER INDICATION IS MADE, THIS PROXY SHALL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY’S BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side) B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. / / C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +